Exhibit 99.3

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of LIN Media LLC:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of LIN Media LLC and its subsidiaries at December 31, 2013 and December 31, 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013 based on criteria established in Internal Control - Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Report on Internal Control over Financial Reporting (not presented herein) appearing under Item 9A. Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company's internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As described in Management's Report on Internal Control over Financial Reporting, management has excluded Dedicated Media, Inc. (“Dedicated Media”) and HYFN, Inc. (“HYFN”) from its assessment of internal control over financial reporting as of December 31, 2013 because they were acquired by the Company in purchase business combinations in April 2013. We have also excluded Dedicated Media and HYFN from our audit of internal control over financial reporting. Dedicated Media and HYFN’s assets each represent 1% of consolidated total assets as of December 31, 2013 and net revenues from Dedicated Media and HYFN represent 3% and less than 1%, respectively, of consolidated net revenue for the year ended December 31, 2013.

/s/PricewaterhouseCoopers LLP

Hartford, Connecticut
March 3, 2014, except for Note 21, as to which the date is June 5, 2014

Part I. Financial Information
Item 1.    Consolidated Financial Statements
Note: The information contained in this Item has been updated for the change to reportable segments as of January 1, 2014. Specifically, the following notes to our consolidated financial statements have been updated to reflect this change: Note 1 - "Basis of Presentation and Summary of Significant Accounting Policies," Note 6 - "Intangible Assets," and Note 21 (Note 19 for LIN Television Corporation) - "Segment Reporting." This Item has not been updated for any other changes since the filing of the 2013 Annual Report on Form 10-K (the "10-K”). For significant developments since the filing of the 10-K, refer to LIN Media LLC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, Current Reports on Form 8-K and any other subsequent filings with the Securities Exchange Commission.

LIN Media LLC
Consolidated Balance Sheets

	December 31,
	2013	2012
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$12,525	$46,307
Accounts receivable, less allowance for doubtful accounts (2013—$3,188; 2012—$3,599)	145,309	126,150
Deferred income tax assets	6,898	—
Other current assets	15,201	6,863
Total current assets	179,933	179,320
Property and equipment, net	221,078	241,491
Deferred financing costs	16,448	19,135
Goodwill	203,528	192,514
Broadcast licenses	536,515	536,515
Other intangible assets, net	47,049	59,554
Other assets	12,299	12,885
Total assets (a)	$1,216,850	$1,241,414
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$17,364	$10,756
Accounts payable	14,002	18,955
Income taxes payable	1,420	766
Accrued expenses	51,696	153,246
Deferred income tax liabilities	—	168,219
Program obligations	7,027	10,770
Total current liabilities	91,509	362,712
Long-term debt, excluding current portion	927,328	879,471
Deferred income tax liabilities	64,686	40,556
Program obligations	4,146	4,281
Other liabilities	27,209	42,716
Total liabilities (a)	1,114,878	1,329,736
Commitments and Contingencies (Note 13)
Redeemable noncontrolling interest	12,845	3,242
LIN Media LLC shareholders' equity (deficit):
Class A common shares, 100,000,000 shares authorized, Issued: 39,013,005 and 35,672,528 shares as of December 31, 2013 and 2012, respectively, Outstanding: 34,065,346 and 30,724,869 shares as of December 31, 2013 and 2012, respectively (b)	624,564	313
Class B common shares, 50,000,000 shares authorized, 20,901,726 and 23,401,726 shares as of December 31, 2013 and 2012, respectively, issued and outstanding; convertible into an equal number of shares of class A or class C common shares (b)	518,395	235
Class C common shares, 50,000,000 shares authorized, 2 shares as of December 31, 2013 and 2012, issued and outstanding; convertible into an equal number of shares of class A common shares	—	—
Treasury shares, 4,947,659 of class A common shares as of December 31, 2013 and 2012, at cost (b)	(21,984)	(21,984)
Additional paid-in capital (b)	—	1,129,691
Accumulated deficit	(1,006,322)	(1,164,435)
Accumulated other comprehensive loss	(25,526)	(35,384)
Total shareholders' equity (deficit)	89,127	(91,564)
Total liabilities, redeemable noncontrolling interest and shareholders' equity (deficit)	$1,216,850	$1,241,414
_____________________________________________________________________

(a)
Our consolidated assets as of December 31, 2013 and 2012 include total assets of $56,056 and $60,380, respectively, of variable interest entities ("VIEs") that can only be used to settle the obligations of the VIEs. These assets include broadcast licenses and other intangible assets of $44,677 and $46,604 and program rights of $2,186 and $2,060 as of December 31, 2013 and 2012, respectively. Our consolidated liabilities as of December 31, 2013 and 2012 include $4,126 and $4,577, respectively, of total liabilities of the VIEs for which the VIE's creditors have no recourse to the Company, including $2,727 and $4,152, respectively, of program obligations. See further description in Note 1—"Basis of Presentation and Summary of Significant Accounting Policies."

(b)
In conjunction with the Merger of LIN TV with and into LIN LLC on July 30, 2013, LIN LLC was deemed the successor reporting entity to LIN TV. As such, the additional paid-in capital amount within LIN LLC's shareholders' equity as of December 31, 2013 has been allocated to the Class A and B share balances to conform to LIN LLC's basis of presentation as a limited liability company. For purposes of LIN TV's shareholders' deficit balance as of December 31, 2012, LIN TV's class A, B and C common shares had a par value of $0.01 per share that is not reflected as of December 31, 2013, as each share represents a limited liability interest in LIN LLC.

The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC
Consolidated Statements of Operations

	Year Ended December 31,
	2013	2012	2011
	(in thousands, except per share data)
Net revenues	$652,363	$553,462	$400,003
Operating expenses:
Direct operating	251,078	160,222	130,618
Selling, general and administrative	162,550	125,267	103,770
Amortization of program rights	29,242	23,048	21,406
Corporate	41,377	34,246	26,481
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Restructuring	3,895	1,009	707
Contract termination costs (Note 12)	3,887	—	—
Loss from asset dispositions	710	96	472
Operating income	89,944	171,061	89,104
Other expense:
Interest expense, net	56,607	46,683	50,706
Share of loss in equity investments	56	98,309	4,957
Gain on derivative instruments	—	—	(1,960)
Loss on extinguishment of debt	—	3,341	1,694
Other expense, net	2,100	237	51
Total other expense, net	58,763	148,570	55,448
Income before (benefit from) provision for income taxes	31,181	22,491	33,656
(Benefit from) provision for income taxes	(125,420)	40,463	(16,045)
Income (loss) from continuing operations	156,601	(17,972)	49,701
Discontinued operations:
Loss from discontinued operations, net of a benefit from income taxes of $541 and $595 for the years ended December 31, 2012 and 2011, respectively	—	(1,018)	(920)
Gain on sale of discontinued operations, net of a provision for income taxes of $6,223 for the year ended December 31, 2012	—	11,389	—
Net income (loss)	156,601	(7,601)	48,781
Net (loss) income attributable to noncontrolling interests	(1,512)	(556)	204
Net income (loss) attributable to LIN Media LLC	$158,113	$(7,045)	$48,577
Basic income (loss) per common share attributable to LIN Media LLC:
Income (loss) from continuing operations attributable to LIN Media LLC	$3.02	$(0.32)	$0.89
Loss from discontinued operations, net of tax	—	(0.02)	(0.02)
Gain on sale of discontinued operations, net of tax	—	0.21	—
Net income (loss) attributable to LIN Media LLC	$3.02	$(0.13)	$0.87
Weighted-average number of common shares outstanding used in calculating basic income (loss) per common share	52,439	54,130	55,768
Diluted income (loss) per common share attributable to LIN Media LLC:
Income (loss) from continuing operations attributable to LIN Media LLC	$2.84	$(0.32)	$0.87
Loss from discontinued operations, net of tax	—	(0.02)	(0.02)
Gain on sale of discontinued operations, net of tax	—	0.21	—
Net income (loss) attributable to LIN Media LLC	$2.84	$(0.13)	$0.85
Weighted-average number of common shares outstanding used in calculating diluted income (loss) per common share	55,639	54,130	57,079
The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC
Consolidated Statements of Comprehensive Income (Loss)

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Net income (loss)	$156,601	$(7,601)	$48,781
Pension net gain (loss), net of tax of $5,705, $1,523 and $(7,291) for the years ended December 31, 2013, 2012 and 2011, respectively	8,738	2,424	(11,212)
Amortization of pension net losses, net of tax of $734, $609 and $379 for the years ended December 31, 2013, 2012 and 2011, respectively, reclassified	1,120	969	374
Comprehensive income (loss)	166,459	(4,208)	37,943
Comprehensive (loss) income attributable to noncontrolling interest	(1,512)	(556)	204
Comprehensive income (loss) attributable to LIN Media LLC	$167,971	$(3,652)	$37,739
The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC
Consolidated Statement of Shareholders' Equity
(in thousands, except share data)

	Common Stock
	Class A		Class B		Class C		Treasury Shares (at cost)	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2012	35,672,528	$313	23,401,726	$235	2	$—	$(21,984)	$1,129,691	$(1,164,435)	$(35,384)	$(91,564)
Pension liability adjustment, net of tax of $6,439	—	—	—	—	—	—	—	—	—	9,858	9,858
Issuance of class A common shares	840,477	395	—	—	—	—	—	1,450	—	—	1,845
Conversion of class B common shares to class A common shares	2,500,000	25	(2,500,000)	(25)	—	—	—		—	—	—
Tax benefit from exercise of share options	—	—	—	—	—	—	—	1,591	—	—	1,591
Share-based compensation	—	2,593	—	—	—	—	—	6,691	—	—	9,284
Net income	—	—	—	—	—	—	—	—	158,113	—	158,113
Effect of the Merger	—	621,238	—	518,185	—	—	—	(1,139,423)	—	—	—
Balance at December 31, 2013	39,013,005	$624,564	20,901,726	$518,395	2	$—	$(21,984)	$—	$(1,006,322)	$(25,526)	$89,127
The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC
Consolidated Statement of Stockholders' Deficit
(in thousands, except share data)

	Common Shares
	Class A		Class B		Class C		Treasury Shares (at cost)	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2011	34,650,169	$309	23,401,726	$235	2	$—	$(10,598)	$1,121,589	$(1,157,390)	$(38,777)	$(84,632)
Pension liability adjustment, net of tax of $2,132	—	—	—	—	—	—	—	—	—	3,393	3,393
Issuance of class A common stock	1,022,359	4	—	—	—	—	—	1,310	—	—	1,314
Stock-based compensation	—	—	—	—	—	—	—	6,792	—	—	6,792
Purchase of LIN TV class A common stock	—	—	—	—	—	—	(11,386)	—	—	—	(11,386)
Net loss	—	—	—	—	—	—	—	—	(7,045)	—	(7,045)
Balance at December 31, 2012	35,672,528	$313	23,401,726	$235	2	$—	$(21,984)	$1,129,691	$(1,164,435)	$(35,384)	$(91,564)
The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC
Consolidated Statement of Stockholders' Deficit
(in thousands, except share data)

	Common Stock
	Class A		Class B		Class C		Treasury Stock (at cost)	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2010	32,509,759	$294	23,502,059	$235	2	$—	$(7,869)	$1,109,814	$(1,205,967)	$(27,939)	$(131,432)
Pension liability adjustment, net of tax of $(6,912)	—	—	—	—	—	—	—	—	—	(10,838)	(10,838)
Issuance of LIN TV Corp. class A common stock	1,150,000	12	—	—	—	—	—	4,761	—	—	4,773
Purchase of LIN TV Corp. class A common stock							(2,729)				(2,729)
Stock-based compensation	890,077	3	—	—	—	—	—	7,014	—	—	7,017
Conversion of class B common stock to class A common stock	100,333	—	(100,333)
Net income	—	—	—	—	—	—	—	—	48,577	—	48,577
Balance at December 31, 2011	34,650,169	$309	23,401,726	$235	2	$—	$(10,598)	$1,121,589	$(1,157,390)	$(38,777)	$(84,632)
The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC
Consolidated Statements of Cash Flows

	Year ended December 31,
	2013	2012	2011
	(in thousands)
OPERATING ACTIVITIES:
Net income (loss)	$156,601	$(7,601)	$48,781
Loss from discontinued operations	—	1,018	920
Gain on sale of discontinued operations	—	(11,389)	—
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Amortization of financing costs and note discounts	3,638	2,589	3,755
Amortization of program rights	29,242	23,048	21,406
Cash payments for programming	(31,677)	(24,258)	(24,622)
Loss on extinguishment of debt	—	1,830	1,694
Gain on derivative instruments	—	—	(1,960)
Share of loss in equity investments	56	98,309	4,957
Deferred income taxes, net	(27,222)	38,263	(16,586)
Extinguishment of income tax liability related to the Merger	(131,481)	—	—
Share-based compensation	9,374	6,857	6,176
Loss from asset dispositions	710	96	472
Other, net	(1,155)	1,724	754
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(10,958)	(33,403)	(8,825)
Other assets	(4,254)	(2,146)	(138)
Accounts payable	(8,679)	7,983	3,318
Income taxes payable	654	—	—
Accrued interest expense	4,327	1,746	(851)
Other liabilities and accrued expenses	(9,889)	6,256	(3,634)
Net cash provided by operating activities, continuing operations	48,967	149,435	63,062
Net cash used in operating activities, discontinued operations	—	(2,736)	(402)
Net cash provided by operating activities	48,967	146,699	62,660
INVESTING ACTIVITIES:
Capital expenditures	(29,374)	(28,230)	(20,069)
Change in restricted cash	—	255,159	(255,159)
Payments for business combinations, net of cash acquired	(10,082)	(358,495)	(9,033)
Proceeds from the sale of assets	86	79	74
Payments on derivative instruments	—	—	(2,020)
Shortfall loans to joint venture with NBCUniversal	—	(2,292)	(2,483)
Capital contribution to joint venture with NBCUniversal	(100,000)	—	—
Other investments, net	—	—	(375)
Net cash used in investing activities, continuing operations	(139,370)	(133,779)	(289,065)
Net cash provided by (used in) investing activities, discontinued operations	—	29,520	(115)
Net cash used in investing activities	(139,370)	(104,259)	(289,180)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director share-based compensation	1,845	1,314	841
Tax benefit from exercises of share options	1,591	—	—
Proceeds from borrowings on long-term debt	139,000	328,333	417,695
Principal payments on long-term debt	(85,160)	(322,179)	(175,216)
Payment of long-term debt issue costs	(655)	(10,272)	(7,662)
Treasury shares purchased	—	(11,386)	(2,729)
Net cash provided by (used in) financing activities	56,621	(14,190)	232,929
Net (decrease) increase in cash and cash equivalents	(33,782)	28,250	6,409
Cash and cash equivalents at the beginning of the period	46,307	18,057	11,648
Cash and cash equivalents at the end of the period	$12,525	$46,307	$18,057
   The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC
Notes to Consolidated Financial Statements
Note 1—Basis of Presentation and Summary of Significant Accounting Policies
Principles of Consolidation
LIN Media LLC ("LIN LLC"), together with its subsidiaries, including LIN Television Corporation ("LIN Television"), is a local multimedia company operating in the United States. LIN LLC and its subsidiaries are affiliates of Hicks, Muse & Co. Partners, L.P. ("HMC"). In these notes, the terms "Company," "we," "us" or "our" mean LIN LLC and all subsidiaries included in our consolidated financial statements.
On July 30, 2013, LIN TV Corp., a Delaware corporation (“LIN TV”), completed its merger with and into LIN LLC, a Delaware limited liability company and wholly owned subsidiary of LIN TV, with LIN LLC as the surviving entity (the “Merger”) pursuant to the Agreement and Plan of Merger, dated February 12, 2013, by and between LIN TV and LIN LLC (the “Merger Agreement”). Entry into the Merger Agreement had previously been announced by LIN TV on its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 15, 2013.
LIN LLC filed a Current Report on Form 8-K on July 31, 2013 (the “Form 8-K”) for the purpose of establishing LIN LLC as the successor registrant to LIN TV pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters, including the consummation of the Merger. Pursuant to Rule 12g-3(a) under the Exchange Act and in accordance with the filing of the Form 8-K, the class A common shares representing limited liability interests in LIN LLC, as the successor registrant to LIN TV, were deemed registered under Section 12(b) of the Exchange Act. References to "LIN LLC," "we," "us," or the "Company" in this Annual Report on Form 10-K that include any period at and before the effectiveness of the Merger shall be deemed to refer to LIN TV as the predecessor registrant to LIN LLC. For more information concerning the effects of the Merger and the succession of LIN LLC to LIN TV upon its effectiveness, please see the Form 8-K.
We conduct our business through LIN Television and its subsidiaries. Prior to the Merger, LIN TV had no operations or assets other than its investments in its subsidiaries. Subsequent to the Merger and consistent with its classification as a partnership for federal income tax purposes, LIN LLC has separate operations relating to the administration of the partnership. The consolidated financial statements of LIN LLC represent its own operations and the consolidated operations of LIN Television, which remains a corporation after the Merger.
We guarantee all of LIN Television's debt. All of the consolidated wholly-owned subsidiaries of LIN Television fully and unconditionally guarantee LIN Television's Senior Secured Credit Facility, 8 3/8% Senior Notes due 2018 (the "8 3/8% Senior Notes") and 6 3/8% Senior Notes due 2021 (the "6 3/8% Senior Notes") on a joint-and-several basis, subject to customary release provisions.
Our consolidated financial statements reflect the operations of WWHO-TV in Columbus, OH and WUPW-TV in Toledo, OH as discontinued for all periods presented. See Note 3—"Discontinued Operations" for further discussion of our discontinued operations.
The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Certain changes in classifications have been made to the prior period financial statements to conform to the current financial statement presentation. Our significant accounting policies are described below.
The accompanying consolidated financial statements include the accounts of our Company, our wholly-owned and majority-owned and controlled subsidiaries, and variable interest entities ("VIEs") for which we are the primary beneficiary. We review all local marketing agreements ("LMAs"), shared services agreements ("SSAs") or joint sales agreements ("JSAs"), to evaluate whether consolidation of entities party to such arrangements is required. All intercompany accounts and transactions have been eliminated. We conduct our business through our subsidiaries and have no operations or assets other than our investment in our subsidiaries and equity-method investments.
As of January 1, 2014, we began operating under two segments, which also represent our reportable segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites. Our Digital segment includes the operating results of our digital companies: LIN Digital LLC ("LIN Digital"), LIN Mobile, LLC ("LIN Mobile"), Nami Media, Inc. ("Nami Media"), HYFN, Inc. ("HYFN"), Dedicated Media, Inc. ("Dedicated Media"), and Federated Media Publishing LLC (acquired in February 2014) ("Federated Media"). Corporate and unallocated expenses primarily include our costs to operate as a public company and to operate our corporate locations. Corporate is not a reportable

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

segment. We have retrospectively recast prior period disclosures to reflect this change in our reportable segments. See Note 21 - “Segment Reporting” for further discussion. Prior to January 1, 2014, we had one reportable segment.
Joint Venture Sale Transaction
On February 12, 2013, we, along with our wholly-owned subsidiaries LIN Television and LIN Television of Texas, L.P., a Delaware limited partnership (“LIN Texas”), entered into and closed the transactions contemplated by a transaction agreement (the “Transaction Agreement”) with NBC Telemundo License LLC, a Delaware limited liability company (“NBC”), NBCU New LLC I, a Delaware limited liability company, NBCU New LLC II, a Delaware limited liability company, General Electric Company, a New York corporation (“GE”), General Electric Capital Corporation, a Delaware corporation (“GECC” and together with GE, the “GE Parties”), National Broadcasting Company Holding, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation (“Comcast”), NBCUniversal Media, LLC, a Delaware limited liability company (“NBCUniversal”), Lone Star SPV, LLC, a Delaware limited liability company and Station Venture Holdings, LLC, a Delaware limited liability company (“SVH”). SVH held a 99.75% interest in Station Venture Operations, LP (“SVO”), which is the operating company that managed KXAS-TV and KNSD-TV, the television stations that comprised the joint venture. The Transaction Agreement effected a series of transactions related to the ownership and sale of LIN Texas's 20.38% equity interest in SVH, a joint venture in which NBC, an affiliate of NBCUniversal, held the remaining 79.62% equity interest (collectively, the “JV Sale Transaction”).
SVH was a limited partner in a business that operated an NBC affiliate in Dallas and an NBC affiliate in San Diego pursuant to a management agreement. At the time of LIN Texas’s acquisition of its interest in SVH in 1998, GECC provided secured debt financing to SVH in the form of a $815.5 million non-amortizing senior secured note due 2023 to GECC (the “GECC Note”), and, in connection with SVH’s assumption of the GECC Note, LIN TV guaranteed the payment of the full amount of principal and interest on the GECC Note (the “GECC Guarantee”).
In addition, during 2009, 2010, 2011 and 2012, LIN Television entered into agreements with SVH, the GE Parties and NBCUniversal pursuant to which LIN Television, the GE Parties and NBCUniversal caused to be provided to SVH certain unsecured shortfall funding loans (the “Shortfall Funding Loans”) on the basis of each party’s percentage of equity interest in SVH in order to fund interest payments on the GECC Note.
Pursuant to the JV Sale Transaction, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00. As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.
We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the GECC Guarantee and recorded the related tax effects of the JV Sale Transaction and the capital contribution in our consolidated financial statements as of December 31, 2012 because it represented a probable and estimable obligation of the Company. In February 2013, we entered into a $60 million incremental term loan facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million capital contribution. As a result of the JV Sale Transaction, after utilizing all of our available federal net operating loss carryforwards to offset the taxable gain recognized in such transaction, we had a $162.8 million income tax payable associated with this transaction remaining, $131.5 million of which was extinguished as a result of the closing of the transactions contemplated by the Merger Agreement further described below.
Concurrent with the closing of the JV Sale Transaction, LIN TV entered into the Merger Agreement with LIN LLC as described above. The Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes and the change in classification was treated as a liquidation of LIN TV for federal income tax purposes, and LIN TV realized a capital loss in its 100% equity interest in LIN Television.
Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss in the amount of approximately $343 million, which represented the difference between its tax basis in the stock of LIN Television, and the fair market value of such stock as of July 30, 2013. The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and, we realized cash savings of $131.5 million, resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Variable Interest Entities
In determining whether we are the primary beneficiary of a VIE for financial reporting purposes, we consider whether we have the power to direct the activities of the VIE that most significantly impact the economic performance of the VIE and whether we have the obligation to absorb losses or the right to receive returns that would be significant to the VIE. We consolidate VIEs when we are the primary beneficiary.
We have a JSA and an SSA with WBDT Television, LLC (“WBDT”), a third party licensee, for WBDT-TV in the Dayton, OH market. We also have JSAs and SSAs with affiliates of Vaughan Acquisition LLC (“Vaughan”), a third party licensee, for WTGS-TV in the Savannah, GA market, WYTV-TV in the Youngstown, OH market and KTKA-TV in the Topeka, KS market and SSAs with KASY-TV Licensee, LLC (“KASY”), a third-party licensee, for KWBQ-TV in the Santa Fe, NM market, KRWB-TV in the Roswell, NM market and KASY-TV in the Albuquerque, NM market. Under these agreements, we provide administrative services to these stations, have an obligation to reimburse certain of the stations' expenses, and we are compensated through a performance-based fee structure that provides us the benefit of certain returns from the operation of these stations.
We determined that WBDT, Vaughan and KASY are VIEs and as a result of the JSAs and/or SSAs, we have variable interests in these entities. We are the primary beneficiary of these entities, and therefore, we consolidate these entities within our consolidated financial statements.
The carrying amounts and classifications of the assets and liabilities of the variable interest entities described above, which have been included in our consolidating balance sheets as of December 31, 2013 and 2012 were as follows (in thousands):

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$278	$418
Accounts receivable, net	6,345	6,021
Other assets	927	2,092
Total current assets	7,550	8,531
Property and equipment, net	2,469	3,190
Broadcast licenses and other intangible assets, net	44,677	46,604
Other assets	1,360	2,055
Total assets	$56,056	$60,380
LIABILITIES
Current liabilities:
Current portion of long-term debt	$1,162	$1,451
Accounts payable	63	—
Accrued expenses	1,336	425
Program obligations	1,303	2,185
Total current liabilities	3,864	4,061
Long-term debt, excluding current portion	3,005	3,950
Program obligations	1,424	1,967
Other liabilities	47,763	50,402
Total liabilities	$56,056	$60,380
The assets of our consolidated VIEs can only be used to settle the obligations of the VIEs, and may not be sold, or otherwise disposed of, except for assets sold or replaced with others of like kind or value. Other liabilities of $47.8 million and $50.4 million as of December 31, 2013 and 2012, respectively, serve to reduce the carrying value of the entities, and are eliminated in our consolidated financial statements. This reflects the fact that as of December 31, 2013 and 2012, LIN Television has an option that it may exercise if the Federal Communications Commission ("FCC") attribution rules change. The option would allow LIN Television to acquire the assets or member's interest of the VIE entities for a nominal exercise price, which is significantly less than the carrying value of their tangible and intangible net assets.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Use of estimates
The preparation of financial statements in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the notes thereto. Our actual results could differ from these estimates. Estimates are used for the allowance for doubtful accounts in receivables, valuation of goodwill and intangible assets, assumptions used to determine fair value of financial instruments, amortization and impairment of program rights and intangible assets, share-based compensation and other long-term incentive compensation arrangements, pension costs, barter transactions, income taxes, employee medical insurance claims, useful lives of property and equipment, contingencies, litigation and net assets of businesses acquired.
Cash and cash equivalents
Cash equivalents consist of highly liquid, short-term investments that have an original maturity of three months or less when purchased. All of our available cash is on deposit with banking institutions that we believe to be financially sound. We had no material losses on our cash or cash equivalents during 2013.
Property and equipment
Property and equipment is recorded at cost and is depreciated using the straight-line method over the estimated useful lives of the assets, which are an average of 30 to 40 years for buildings and fixtures, and 3 to 15 years for broadcast and other equipment. Upon retirement or other disposition, the cost and related accumulated depreciation of the assets are removed from the accounts and the resulting gain or loss is included in consolidated net income or loss. Expenditures for maintenance and repairs, including expenditures for planned major maintenance activities, are expensed as incurred. We review our property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.
Equity investments
Equity investments that we do not have a controlling interest in are accounted for using the equity method. Our share of the net income or loss for these investments, including any equity investment impairments or payments under related guarantees, is included in share of loss from equity investments on our consolidated statement of operations. We review our interest in our equity investments for impairment if there is a series of operating losses or other factors that may indicate that there is a decrease in the value of our investment that is other than temporary.
Revenue recognition
We recognize local, national and political advertising sales, net of agency commissions, during the period in which the advertisements or programs are aired on our television stations, and when payment is reasonably assured. Internet and mobile advertisement sales are recognized when the advertisement is displayed on our websites or the websites of our advertising network. We recognize retransmission consent fees in the period in which our service is delivered. Revenue generated by our digital companies is recognized over the service delivery period when necessary provisions of the contracts have been met. In addition, for the sale of third-party products and services by our digital companies, we evaluate whether it is appropriate to recognize revenue based on the gross amount billed to the customer or the net amount retained by us.
Barter transactions
We account for barter transactions at the fair value of the goods or services we receive from our customers, or the advertising time provided, whichever is more clearly indicative of fair value based on the judgment of our management. We record barter advertising revenue at the time the advertisement is aired and barter expense at the time the goods or services are used. We account for barter programs at fair value based on a calculation using the actual cash advertisements we sell within barter programs multiplied by one minus the program profit margin for similar syndicated programs where we pay cash to acquire the program rights. We record barter program revenue and expense when we air the barter program. We do not record barter revenue or expenses related to network programs. Barter revenue and expense included in the consolidated statements of operations are as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Barter revenue	$5,552	$4,220	$4,071
Barter expense	(5,455)	(4,176)	(3,967)

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Advertising expense
Advertising costs are expensed as incurred. We incurred advertising costs in the amounts of $3.9 million, $3.1 million and $2.6 million for the years ended December 31, 2013, 2012 and 2011, respectively.
Intangible assets
Intangible assets primarily include broadcast licenses, network affiliations, customer relationships, completed technology, non-compete agreements and goodwill.
We consider our broadcast licenses to be indefinite-lived intangible assets and as a result, we test the impairment of our broadcast licenses annually or whenever events or changes in circumstances indicate that such assets might be impaired. The use of an indefinite life for our broadcast licenses is based on our ability to renew the licenses and that such renewals generally may be obtained indefinitely and at little cost and that the technology used in broadcasting is not expected to be replaced in the foreseeable future. Therefore, cash flows derived from the broadcast licenses are expected to continue indefinitely. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. The impairment test consists of a comparison of the fair value of broadcast licenses with their carrying amount on a station-by-station basis using a discounted cash-flow valuation method, assuming a hypothetical start-up scenario. The future value of our broadcast licenses could be significantly impaired by the loss of the corresponding network affiliation agreements. Accordingly, such an event could trigger an assessment of the carrying value of a broadcast license.
We test the impairment of goodwill annually or whenever events or changes in circumstances indicate that goodwill might be impaired. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. Our reporting units are comprised of each of the markets in which our television stations operate, LIN Digital, Nami Media, Dedicated Media, Inc. ("Dedicated Media") and HYFN, Inc. ("HYFN"). The first step of the goodwill impairment test compares the fair value of a reporting unit with its carrying amount, including goodwill. The fair value of a reporting unit is determined through the use of a discounted cash flow analysis. The valuation assumptions used in the discounted cash flow model reflect historical and projected performance of the reporting unit and prevailing values in the markets for similar assets. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered impaired. If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by performing a hypothetical purchase price allocation, using the reporting unit's fair value (as determined in step one) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment charge is recognized in an amount equal to that excess, but not more than the carrying value of the goodwill. An impairment assessment could be triggered by a significant reduction, or a forecast of such reductions, in operating results or cash flows at one or more of our reporting units, a significant adverse change in the national or local advertising marketplaces in which our television stations operate, or by adverse changes to FCC ownership rules, among other factors. We recorded an impairment charge during 2011, which is more fully described in Note 6—"Intangible Assets."
Long-lived assets
We periodically evaluate the net realizable value of long-lived assets, including tangible and intangible assets, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. When evaluating assets for potential impairment, we first compare the carrying amount of the asset group to the estimated future cash flows associated with the asset group (undiscounted and without interest charges). If the estimated future cash flows used in this analysis are less than the carrying amount of the asset group, an impairment loss calculation is prepared. The impairment loss calculation compares the carrying amount of the asset group to the asset group's estimated future cash flows (discounted and with interest charges). If required, an impairment loss is recorded for the portion of the asset group's carrying value that exceeds the asset group's estimated future cash flows.
Program rights
Program rights are recorded as assets when the license period begins and the programs are delivered to our stations for broadcasting, at the gross amount of the related obligations. Costs incurred in connection with the purchase of programs to be broadcast within one year are classified as other current assets, while costs of those programs to be broadcast subsequently are considered non-current. Program costs are charged to operations over their estimated broadcast periods in a manner consistent with actual usage.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

If the estimated net realizable value of acquired programming rights is less than unamortized cost (i.e. due to poor ratings), we would recognize an impairment charge to reduce the carrying value of the program rights to their net realizable value.
Program obligations are classified as current or non-current in accordance with the payment terms of the license agreement.
Share-based compensation
As of December 31, 2013, we have several share-based employee compensation plans, which are described more fully in Note 9—"Share-Based Compensation." We estimate the fair value of share option awards using a Black-Scholes valuation model. The Black-Scholes valuation model requires us to make assumptions and judgments about the variables used in the calculation, including the option's expected term, the expected volatility of the underlying shares and the number of share option awards that are expected to be forfeited. The expected term represents the weighted-average period of time that options granted are expected to be outstanding giving consideration to vesting schedules and our historical exercise patterns. Expected volatility is based on historical trends for our class A common shares over the expected term. Expected forfeitures are estimated using our historical experience. If future changes in estimates differ significantly from our current estimates, our future share-based compensation expense and results of operations could be materially impacted.
The following table presents the share-based compensation expense included in our consolidated statements of operations (in thousands):

	Year Ended December 31,
	2013	2012	2011
Direct operating	$320	$270	$256
Selling, general and administrative	1,460	1,019	1,266
Corporate	7,594	5,568	4,654
Total share-based compensation	$9,374	$6,857	$6,176
Our accounting policy is to follow the tax law ordering approach regarding net operating losses and determining when tax benefits are realized related to excess share option deductions and credited to equity.
Income taxes
Deferred income taxes are recognized based on temporary differences between the financial statement and the tax basis of assets and liabilities using statutory tax rates in effect in the years in which the temporary differences are expected to reverse. We consider future taxable income and feasible tax planning strategies in assessing the need for establishing or removing a valuation allowance. We record or subsequently remove a valuation allowance to reflect our deferred tax assets to an amount that is more likely than not to be realized. In the event that our determination changes regarding the realization of all or part of our deferred tax assets in the future, an adjustment to the deferred tax asset is recorded to our consolidated statement of operations in the period in which such a determination is made. Due to the change in tax structure as a result of the Merger, we reversed an $18.2 million valuation allowance and recognized a corresponding tax benefit during 2013. For further discussion regarding this reversal, see Note 14 - "Income Taxes."
When accounting for uncertainty in income taxes, we follow the prescribed recognition threshold and measurement methodology for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. We recognize interest and penalties related to uncertain tax positions as a component of income tax expense.
Concentration of credit risk
Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. Concentration of credit risk with respect to cash and cash equivalents and investments are limited as we maintain primary banking relationships with only large nationally recognized institutions. We evaluated the viability of these institutions as of December 31, 2013 and we believe our risk is minimal. Credit risk with respect to trade receivables is limited, as our trade receivables are primarily related to advertising revenues generated from a large diversified group of local and nationally recognized advertisers and advertising agencies. We do not require collateral or other security against trade receivable balances, however, we do maintain reserves for potential bad debt losses, which are based on historical bad debt experience and an assessment of specific risks, and such reserves and bad debts have been within management's expectations for all years presented.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Earnings per share
Basic earnings per share ("EPS") is computed by dividing income attributable to common shareholders by the number of weighted-average outstanding common shares. Diluted EPS reflects the effect of the assumed exercise of share options and vesting of restricted shares only in the periods in which such effect would have been dilutive.
The following is a reconciliation of the weighted-average common shares outstanding for purposes of calculating basic and diluted income (loss) per common share (in thousands):

	Year Ended December 31,
	2013	2012	2011
Numerator for earnings per common share calculation:
Income (loss) from continuing operations	$156,601	$(17,972)	$49,701
Net (loss) income attributable to noncontrolling interest included in continuing operations	(1,512)	(556)	204
Income (loss) from continuing operations attributable to LIN LLC	158,113	(17,416)	49,497
Income (loss) from discontinued operations, including gain on sale	—	10,371	(920)
Net income (loss) attributable to LIN LLC	$158,113	$(7,045)	$48,577
Denominator for earnings per common share calculation:
Weighted-average common shares, basic	52,439	54,130	55,768
Effect of dilutive securities:
Share options and restricted shares	3,200	—	1,311
Weighted-average common shares, diluted	55,639	54,130	57,079

We apply the treasury stock method to measure the dilutive effect of our outstanding share options and restricted share awards and include the respective common share equivalents in the denominator of our diluted income per common share calculation. Potentially dilutive securities representing 0.1 million, 1.2 million, and 0.4 million weighted shares of common shares issuable for share options and restricted shares for the years ended December 31, 2013, 2012 and 2011, respectively, were excluded from the computation of diluted income (loss) per common share for these periods because their effect would have been anti-dilutive. The net income (loss) per share amounts are the same for our class A, class B and class C common shares because the holders of each class are legally entitled to equal per share amounts whether through distributions or in liquidation.
Fair value of financial instruments
Certain financial instruments, including cash and cash equivalents, investments, accounts receivable and accounts payable are carried in the consolidated financial statements at amounts that approximate fair value. For certain financial assets and liabilities recorded at fair value on a recurring basis we maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.
Derivative financial instruments
Derivatives are required to be recorded as assets or liabilities and measured at fair value. Gains or losses resulting from changes in the fair values of derivatives are recognized immediately or deferred, depending on the use of the derivative and whether or not it qualifies as a hedge. We have historically used derivative financial instruments in the management of our interest rate exposure for our long-term debt. In accordance with our interest rate risk management policy, we do not enter into derivative financial instruments unless there is an underlying exposure, and we do not enter into derivative financial instruments for speculative trading purposes.
Retirement plans
We have a defined benefit retirement plan covering certain of our employees. Our pension benefit obligations and related costs are calculated using prescribed actuarial concepts. Additionally, we record the unfunded status of our plan on our consolidated balance sheets. Effective April 1, 2009, this plan was frozen and we do not expect to make additional benefit accruals to this plan, however, we continue to fund our existing vested obligations.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Redeemable noncontrolling interest
The following table presents the activity of the redeemable noncontrolling interest included in our consolidated balance sheets related to Nami Media, HYFN and Dedicated Media, which represents third parties’ proportionate share of our consolidated net assets (in thousands):

Redeemable Noncontrolling Interest
Acquisition of redeemable noncontrolling interest	$3,503
Net loss	(556)
Share-based compensation	295
Balance as of December 31, 2012	3,242
Acquisition of redeemable noncontrolling interest	11,025
Net loss	(1,512)
Share-based compensation	90
Balance as of December 31, 2013	$12,845
Recently issued accounting pronouncements
In July 2013 the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” to eliminate diversity in practice. This ASU requires that companies net their unrecognized tax benefits against all same-jurisdiction net operating losses or tax credit carryforwards that would be used to settle the position with a tax authority. This new guidance is effective prospectively for annual reporting periods beginning on or after December 15, 2013 and interim periods therein. We prospectively adopted this guidance effective January 1, 2013 and it did not have a material impact on our financial statements.
In February 2013, the Financial Accounting Standards Board issued Accounting Standards Update No. 2013-2, “Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income,” which amends Accounting Standards Codification 220, “Comprehensive Income.” The amendments require an entity to disclose the impact of amounts reclassified out of accumulated other comprehensive income and into net income, by the respective line items of net income, if the amounts reclassified are reclassified to net income in their entirety in the same reporting period. The disclosure is required either on the face of the statement where net income is presented or in the notes. For amounts that are not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. We prospectively adopted this guidance effective January 1, 2013 and it did not have a material impact on our financial statements.
In July 2012, there were revisions to the accounting standard for impairment tests of indefinite-lived intangible assets other than goodwill. Under the revised standard a company can first perform a qualitative assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary. A company can choose to perform the qualitative assessment on none, some, or all of its indefinite-lived intangible assets, and can also bypass the qualitative assessment and perform the quantitative impairment test for any indefinite-lived intangible in any period. The revised standard is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. We adopted this guidance effective January 1, 2013 and do not expect it to have a material impact on our impairment tests of indefinite-lived intangible assets.
Note 2—Acquisitions
Federated Media Publishing, Inc.
On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN Television, acquired 100% of the capital stock of Federated Media Publishing, Inc. ("Federated Media"), which we subsequently converted into a Delaware limited liability company. Federated Media is a digital content and conversational marketing company that leverages the relationships and content from its publishing network to deliver contextually relevant advertising and conversational and engagement tools that reach agencies’ and brands’ targeted audiences across digital and social media platforms. The purchase price totaled $22.4 million plus an adjustment for working capital delivered at closing and was funded from cash on hand and amounts drawn on our revolving credit facility.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

We are in the process of making preliminary estimates of the fair value of the assets acquired and liabilities assumed of Federated Media, utilizing information available at the time of this report and these estimates are subject to refinement until all pertinent information has been obtained. We expect to complete the process of finalizing the purchase accounting and final estimates of fair value of assets and liabilities during the twelve months following the acquisition.
Dedicated Media, Inc.
On April 9, 2013, LIN Television acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media, a multi-channel advertisement buying and optimization company. Dedicated Media employs new technologies to create, plan and execute digital marketing campaigns on behalf of its clients. The purchase price totaled $5.8 million, which was funded from cash on hand at the time of the acquisition.
Under the terms of our agreement with Dedicated Media, we agreed to purchase the remaining outstanding shares of Dedicated Media by no later than February 15, 2015 if Dedicated Media achieves both (i) a target earnings before interest, taxes, depreciation and amortization (“EBITDA”) and (ii) a target gross profit in 2014, as outlined in the purchase agreement. The purchase price of these shares is based on multiples of Dedicated Media’s 2014 EBITDA and gross profit. Our maximum potential obligation under the purchase agreement is $26 million. If Dedicated Media does not meet the target EBITDA or target gross profit in 2014, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by us in the acquisition (in thousands):

Current assets	$7,315
Equipment	99
Definite-lived intangible assets	4,620
Goodwill	1,854
Current liabilities	(4,302)
Noncontrolling interest	(3,834)
Total	$5,752
The amount allocated to definite-lived intangible assets represents the estimated fair values of customer relationships of $3.9 million, completed technology of $0.5 million, and trademarks of $0.2 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 8 years for customer relationships, 4 years for completed technology and 2 years for trademarks.
HYFN, Inc.
On April 4, 2013, LIN Television acquired a 50.1% interest (calculated on a fully diluted basis) in HYFN, a full service digital advertising agency specializing in the planning, development, deployment and support for websites, mobile sites, interactive banners, games and various applications for multiple devices. The purchase price totaled $7.2 million, $6.9 million of which was funded from cash on hand and $0.3 million was accrued at the time of the acquisition and was subsequently paid in accordance with the provisions of the purchase agreement during the first quarter of 2014.
Under the terms of our agreement with HYFN, we agreed to purchase the remaining outstanding shares of HYFN by no later than February 15, 2016 if HYFN achieves both (i) a target EBITDA and (ii) target net revenues in 2015, as outlined in the transaction agreements. The purchase price of these shares is based on multiples of HYFN’s 2015 net revenue and EBITDA. Our maximum potential obligation under the terms of our agreement is approximately $62.4 million. If HYFN does not meet the target EBITDA or target net revenues in 2015, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by us in the acquisition (in thousands):

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Current assets	$3,759
Non-current assets	13
Equipment	179
Definite-lived intangible assets	3,580
Goodwill	9,160
Current liabilities	(920)
Non-current liabilities	(1,361)
Noncontrolling interest	(7,191)
Total	$7,219
The amount allocated to definite-lived intangible assets represents the estimated fair values of customer relationships of $2.4 million, completed technology of $1.1 million, and trademarks of $0.1 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 8 years for customer relationships, 3 years for completed technology and 3 years for trademarks.
Goodwill of $1.9 million and $9.2 million is the excess of the aggregate purchase price over the fair value of the identifiable net assets acquired, and primarily represents the benefits of the incremental revenue we expect to generate from the acquisitions of Dedicated Media and HYFN, respectively. None of the goodwill recognized in connection with the acquisitions of Dedicated Media and HYFN is deductible for tax purposes.
Our obligations to purchase the noncontrolling interest holders’ shares of both Dedicated Media and HYFN are outside of our control, because they are based on the achievement of certain financial targets described above. Therefore, the noncontrolling interest related to Dedicated Media and HYFN as of December 31, 2013 has been reported as redeemable noncontrolling interest and classified as temporary equity on our consolidated balance sheets. As of the acquisition dates, the fair values of the noncontrolling interests were $3.8 million and $7.2 million for Dedicated Media and HYFN, respectively, and were measured based on the purchase prices for our 60% and 50.1% ownership interest in Dedicated Media and HYFN, respectively, and the net assets acquired as of the acquisition dates. As of December 31, 2013, we believe that achievement of the financial targets is not yet probable and therefore, have not reflected these obligations in our consolidated financial statements.
If we do not purchase the remaining outstanding shares of Dedicated Media or HYFN by the dates set forth in the respective purchase agreements, the noncontrolling interest holders have the right to purchase our interest. The purchase price of these shares is based on the same purchase price multiple described above and is exercisable only if the applicable financial targets are not met and we do not elect to purchase the remaining interest. The fair value of our elective purchase options, and the fair value of the options held by the noncontrolling interest holders is zero and no amounts related to these options are included in our consolidated financial statements as of December 31, 2013.
Net revenues and operating loss of HYFN and Dedicated Media included in our consolidated statements of operations for the year ended December 31, 2013 were $24.2 million and $(2.8) million, respectively.
New Vision Acquisition
On October 12, 2012, LIN Television completed its acquisition of television stations in eight markets that were previously owned by affiliates of New Vision Television, LLC ("New Vision") for $334.9 million, subject to certain post-closing adjustments, and including the assumption of $14.3 million of finance lease obligations. Concurrent with the acquisition, Vaughan, a third-party licensee, completed its acquisition of separately owned television stations (the "Vaughan Acquired Stations") in three markets for $4.6 million from PBC Broadcasting, LLC ("PBC").
LIN Television also agreed to provide certain services to the Vaughan Acquired Stations pursuant to SSAs with Vaughan. Under the SSAs with Vaughan, we provide sales, administrative and technical services, supporting the business and operation of the Vaughan Acquired Stations in exchange for commissions and fees that provide us the benefit of certain returns from the business of the Vaughan Acquired Stations.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by both us and Vaughan in the acquisition (in thousands):

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Program rights assets	$2,040
Property and equipment	100,124
Broadcast licenses	133,120
Definite-lived intangible assets	55,837
Goodwill	65,024
Current liabilities	(417)
Non-current liabilities	(2,239)
Long-term debt assumed	(13,989)
Total	$339,500
The amount allocated to definite-lived intangible assets represents the estimated fair values of network affiliations of $30.8 million, favorable leases of $8.6 million, advertiser relationships of $6.1 million, retransmission consent agreements of $7 million, and other intangible assets of $3.3 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 2 years for network affiliations, 32 years for favorable leases, 10 years for advertiser relationships, 5 years for retransmission consent agreements, and a weighted average life of 6 years for other intangible assets.
The results of operations for the year ended December 31, 2012 include the results of the New Vision stations since October 12, 2012. Net revenues and operating income of the television stations acquired during 2012 included in our consolidated statements of operations for the year ended December 31, 2012 were $40 million and $11.2 million, respectively.
Pro Forma Information
The following table sets forth unaudited pro forma results of operations, assuming that the acquisition of the television stations from New Vision, along with transactions necessary to finance the acquisition, occurred on January 1, 2011 (in thousands):

	2012	2011
Net revenue	$658,163	$514,340
Net (loss) income	$(11,720)	$23,950
Basic (loss) income per common share attributable to LIN LLC	$(0.22)	$0.43
Diluted (loss) income per common share attributable to LIN LLC	$(0.22)	$0.42
This pro forma financial information is based on historical results of operations, adjusted for the allocation of the purchase price and other acquisition accounting adjustments, and is not necessarily indicative of what our results would have been had we operated the businesses since January 1, 2011. The pro forma adjustments reflect depreciation expense, amortization of intangibles and amortization of program contract costs related to the fair value adjustments of the assets acquired, additional interest expense related to the financing of the transactions, exclusion of nonrecurring financing and transaction related costs and the related tax effects of the adjustments.
In connection with the acquisition of television stations from New Vision, we and New Vision incurred a combined total of $7.3 million of transaction related costs primarily related to legal and other professional services. These costs were not included in the 2012 pro forma amounts. The 2011 pro forma net income was adjusted to include these costs, as they are directly attributable to the acquisition.
ACME Television Acquisition
On December 10, 2012, LIN Television acquired certain assets of the ACME Television, LLC ("ACME") television stations KWBQ-TV, KRWB-TV and KASY-TV (collectively the "Acquired Stations"), each of which serves the Albuquerque-Santa Fe, NM market. KASY-TV Licensee, LLC ("KASY"), an unrelated third party, acquired the remaining assets of the Acquired Stations, including the FCC license. The aggregate purchase price for the Acquired Stations was $19 million, of which we paid approximately $17.3 million and KASY paid approximately $1.7 million.
LIN Television also agreed to provide certain services to the Acquired Stations pursuant to shared services arrangements with KASY. Under the shared services arrangements with KASY, we provide sales, administrative and technical services, supporting the business and operation of the Acquired Stations in exchange for commissions and fees that provide us the benefit of certain returns from the business of the Acquired Stations.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by both us and KASY in the acquisitions (in thousands):

Current assets	$1,656
Non-current assets	1,968
Other intangible assets	12,898
Goodwill	5,331
Non-current liabilities	(2,858)
Total	$18,995
Goodwill of $65 million and $5.3 million is the excess of the aggregate purchase price over the fair value of the identifiable net assets acquired, and primarily represents the benefits of synergies and economies of scale we expect to realize from the acquisitions of the television stations from New Vision and ACME, respectively.  All of the goodwill recognized in connection with the acquisitions of New Vision and ACME is deductible for tax purposes.
During the year ended December 31, 2013, certain measurement period adjustments were made to the initial allocation performed in the fourth quarter of 2012 for the New Vision and ACME acquisitions, which were not material to the consolidated financial statements.
Nami Media, Inc.
On November 22, 2011, LIN Television acquired a 57.6% interest (a 50.1% interest calculated on a fully diluted basis) in Nami Media Inc. ("Nami Media"), a digital advertising management and technology company. During 2013, Nami Media did not achieve the minimum threshold of earnings before interest, taxes, depreciation and amortization ("EBITDA") required to obligate LIN LLC to acquire the remaining outstanding shares. As of the date of this report, we have not exercised our option to acquire the remaining outstanding shares.
Note 3—Discontinued Operations
WWHO-TV
On February 16, 2012, we completed the sale of substantially all of the assets of WWHO-TV, our CW affiliate serving Columbus, OH. During the year ended December 31, 2012, we recorded a loss on the sale of WWHO-TV of $0.4 million ($0.3 million, net of tax).
WUPW-TV
On April 21, 2012, we completed the sale of substantially all of the assets of WUPW-TV to WUPW, LLC. During the year ended December 31, 2012, we recorded a gain on the sale of WUPW-TV of $18 million ($11.7 million, net of tax).
The following presents summarized information for the discontinued operations as follows (in thousands):

	2012			2011
	WWHO- TV	WUPW- TV	Total	WWHO- TV	WUPW- TV	Total
Net revenues	$440	$2,193	$2,633	$4,236	$7,585	$11,821
Operating (loss) income	(393)	(1,166)	(1,559)	(699)	1,079	380
Net (loss) income	(252)	(766)	(1,018)	(1,427)	507	(920)
Note 4—Investments
Joint Venture with NBCUniversal
As of December 31, 2012, we held a 20.38% interest in SVH, a joint venture with NBCUniversal, and accounted for our interest using the equity method, as we did not have a controlling interest. SVH held a 99.75% interest in SVO, which is the operating company that managed KXAS-TV and KNSD-TV, the television stations that comprised the joint venture.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

As further described in Note 1 - "Basis of Presentation and Summary of Significant Accounting Policies" and Note 13—"Commitments and Contingencies," on February 12, 2013, LIN TV, LIN Television, and LIN Texas entered into and simultaneously closed the transactions contemplated by the Transaction Agreement among subsidiaries of NBCUniversal, Comcast, the GE Parties, and SVH.
Pursuant to the JV Sale Transaction, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00. As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.
The following table presents summarized financial information of SVH and SVO for the period from January 1, 2013 through February 12, 2013 and the years ending December 31, 2012 and 2011 (in thousands):

	January 1 - February 12,	Year Ended December 31,
	2013	2012	2011
SVO:
Net revenues	$11,951	$143,474	$118,833
Operating expenses	(9,148)	(79,124)	(71,350)
Net income before taxes	2,805	64,653	47,791
Net income after taxes	2,793	64,515	47,743
SVH:
Equity in income from limited partnership in SVO	$2,786	$64,354	$47,624
Interest and other expense	(8,039)	(69,365)	(68,003)
Net loss	(5,253)	(5,011)	(20,379)

Cash distributions to SVH from SVO	6,905	55,025	53,846
Shortfall loans from LIN Television to SVH	—	2,292	2,483
Shortfall loans from General Electric Company ("GE") to SVH	—	8,954	9,701

	February 12,	December 31,
	2013 (2)	2012
SVH:
Cash and cash equivalents	$6,905	$—
Non-current assets	205,433	209,552
Current liabilities	8,155	544
Non-current liabilities(1)	865,354	864,927
Shortfall loans outstanding and accrued interest payable to LIN Television from SVH	10,159	10,080
Shortfall loans outstanding and accrued interest payable to NBCUniversal and General Electric from SVH	39,695	39,382
_______________________________________________________________________________

(1)
See Note 13—"Commitments and Contingencies" for further description of the GECC Note. Non-current liabilities includes shortfall loans outstanding and accrued interest payable to the joint venture partners.

(2)	Represents balances prior to the effect of the JV Sale Transaction.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

In 2008, we recorded an impairment charge that reduced the carrying value of our investment in SVH to $0. Subsequent to the reduction of the SVH carrying value to $0, and as a result of our guarantee of the GECC Note as further described in Note 13—"Commitments and Contingencies", we suspended recognition of equity method losses in our consolidated financial statements.
During the years ended December 31, 2012 and 2011, based on our estimate of our probable shortfall obligations to the joint venture, we recognized contingent liabilities of $4.2 million and $4.7 million, respectively, for the amounts that LIN Television expected to loan to SVH pursuant to the shortfall funding agreements with the GE Parties and NBCUniversal, as further described in Note 13—"Commitments and Contingencies." Because of uncertainty surrounding the joint venture's ability to repay shortfall loans, we concluded that it was more likely than not that the amounts recognized for accrued shortfall loans would not be recovered within a reasonable period of time, and concurrently recognized charges of $4.2 million and $4.7 million in 2012 and 2011, respectively, to reflect the impairment of the shortfall loans, which were classified within Share of loss in equity investments in our consolidated statement of operations. As a result of the JV Sale Transaction, as of February 12, 2013, we had no further shortfall funding obligations. Therefore, as of December 31, 2012, the remaining accrued shortfall funding liability of $6 million was also reversed and reflected in the Share of loss in equity investments line of our consolidated statement of operations.
Note 5—Property and Equipment
Property and equipment consisted of the following (in thousands):

	December 31,
	2013	2012
Land and land improvements	$21,152	$21,147
Buildings and fixtures	179,209	176,940
Broadcast equipment and other	319,912	311,907
Total property and equipment	520,273	509,994
Less accumulated depreciation	(299,195)	(268,503)
Property and equipment, net	$221,078	$241,491
We recorded depreciation expense of $46.9 million, $32.1 million and $26.2 million for the years ended December 31, 2013, 2012 and 2011, respectively.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Note 6—Intangible Assets
The following table summarizes the carrying amount of each major class of intangible assets (in thousands):

	Weighted-Average Remaining Useful Life (in years)	December 31,
		2013	2012
Finite-Lived Intangible Assets:
Network affiliations	1	$32,996	$32,996
Customer relationships	9	14,941	8,631
Non-compete agreements	1	1,588	1,588
Completed technology	3	10,191	6,370
Favorable leases	31	8,573	8,573
Retransmission consent agreements	4	7,860	7,859
Other intangible assets	19	9,817	9,609
Accumulated amortization		(38,917)	(16,072)
Net finite-lived intangible assets		$47,049	$59,554
Indefinite-Lived Intangible Assets:
Broadcast licenses		$536,515	$536,515
Summary:
Goodwill		$203,528	$192,514
Broadcast licenses and finite-lived intangible assets, net		583,564	596,069
Total intangible assets		$787,092	$788,583
We recorded amortization expense of $22.8 million, $6.4 million and $1.2 million for the years ended December 31, 2013, 2012 and 2011, respectively.
The following table summarizes the projected aggregate amortization expense for the next five years and thereafter (in thousands):

Projected Aggregate Amortization Expense
For the years ended December 31,
2014	$15,971
2015	5,783
2016	4,980
2017	3,266
2018	2,042
Thereafter	15,007
Total	$47,049
There were no events during 2013, 2012 and 2011 to warrant the performance of an interim impairment test of our indefinite-lived intangible assets. We recorded a $1.6 million impairment charge related to discontinued operations for the year ended December 31, 2011.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

The changes in the carrying amount of goodwill for the years ended December 31, 2013 and 2012, respectively, are as follows (in thousands):

	Year Ended December 31,
	2013	2012
Broadcast:
Balance as of January 1, 2013 and 2012, respectively	$185,237	$114,882
Acquisitions	—	70,355
Balance as of December 31, 2013 and 2012, respectively	$185,237	$185,237

Digital:
Balance as of January 1, 2013 and 2012, respectively	$7,277	$7,187
Acquisitions/Adjustments	11,014	90
Balance as of December 31, 2013 and 2012, respectively	$18,291	$7,277

Total:
Balance as of January 1, 2013 and 2012, respectively	$192,514	$122,069
Acquisitions	11,014	70,445
Balance as of December 31, 2013 and 2012, respectively	$203,528	$192,514

Note 7—Debt
Debt consisted of the following (in thousands):

	December 31,
	2013	2012
Senior Secured Credit Facility:
Revolving credit loans	$5,000	$—
$118,750 and $125,000 Term loans, net of discount of $345 and $435 as of December 31, 2013 and December 31, 2012, respectively	118,405	124,565
$314,200 and $257,400 Incremental term loans, net of discount of $1,684 and $2,020 as of December 31, 2013 and December 31, 2012, respectively	312,516	255,380
8 3/8% Senior Notes due 2018	200,000	200,000
6 3/8% Senior Notes due 2021	290,000	290,000
Capital lease obligations	14,604	14,881
Other debt	4,167	5,401
Total debt	944,692	890,227
Less current portion	17,364	10,756
Total long-term debt	$927,328	$879,471
Senior Secured Credit Facility
Our senior secured credit facility is comprised of a six-year, $125 million tranche A term loan and a five-year, $75 million revolving credit facility, and bears interest at a rate based on, at our option, either a) the LIBOR interest rate, or b) the ABR rate, which is an interest rate that is equal to the greatest of (i) the Prime Rate, (ii) the Federal Funds Effective Rate plus 1/2 of 1 percent, and (iii) the one-month LIBOR rate plus 1%. In addition, the rate we select also bears an applicable margin based upon our Consolidated Senior Secured Leverage Ratio, currently set at 2.75% and 1.75% for LIBOR based loans and ABR rate loans, respectively. Following the issuance of this report during the first quarter of 2014, these rates will be 3% and 2% for LIBOR based loans and ABR rate loans, respectively. Lastly, the unused portion of the revolving credit facility is subject to a commitment fee

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

based upon our Consolidated Senior Secured Leverage Ratio, currently set at 0.375% for both LIBOR based loans and ABR rate loans and will increase to 0.5% following the issuance of this report during the first quarter of 2014 for both LIBOR based loans and ABR rate loans.
Our senior secured credit facility also includes a seven-year, $260 million tranche B incremental term loan facility and a $60 million tranche B-2 incremental term facility that was funded on February 12, 2013 in connection with the JV Sale Transaction, each of which is subject to the terms of our Credit Agreement. Borrowings under the incremental term loan facility were used (i) to pay the call price for our redemption of all of our remaining 6 1/2% Senior Subordinated Notes, as described below, and (ii) to pay accrued interest, fees and expenses associated with the redemption. Borrowings under the incremental term loan facility bear interest at a rate based, at our option, on an adjusted LIBOR rate, plus an applicable margin of 3%; or an adjusted Base Rate, plus an applicable margin of 2%; provided that the adjusted LIBOR rate and the adjusted Base Rate shall at no time be less than 1% and 2%, respectively.
On December 24, 2012, we entered into an amendment to our Credit Agreement (the "Credit Agreement"), dated as of October 26, 2011, as amended on December 19, 2011, by and among LIN Television, JPMorgan Chase Bank, N.A., as Administrative Agent, and the banks and other financial institutions party thereto, which (1) replaced our $257.4 million tranche B term loan maturing in December 2018 with a new tranche B term loan of the same maturity which bears interest at a reduced rate and (2) made certain other changes to the Credit Agreement, including changes to the financial covenants therein that are favorable to LIN Television and its affiliates and (3) extended the maturity for a $60 million tranche of our revolving credit facility to October 2017 and on May 9, 2013, we extended the maturity date of the remaining $15 million tranche of our revolving credit facility to October 2017. We paid customary fees and expenses in connection with the closing of these amendments of $1.7 million. As a result of these amendments, we recorded a loss on extinguishment of debt of $1.2 million associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations during the year ended December 31, 2012.
The terms of the Credit Agreement provide for customary representations and warranties, affirmative and negative covenants (including financial covenants), and events of default. The Credit Agreement also provides for the payment of customary fees and expenses by us. The senior secured credit facility can be accelerated upon events of default and require the term loans to be prepaid under certain circumstances with amounts determined by reference to the proceeds from certain asset sales (subject to reinvestment rights), the incurrence of certain indebtedness and a percentage of annual excess cash flow.
The senior secured credit facility ranks senior in right of payment to our existing and future subordinated indebtedness. LIN LLC and certain of our existing, or hereafter created or acquired, domestic subsidiaries guarantee the credit facilities on a senior basis. LIN Television and each of our subsidiary guarantors have granted a security interest in all or substantially all of our assets to secure the obligations under senior secured credit facility, and LIN LLC has granted a security interest in its capital stock of LIN Television to secure such obligations.
Our senior secured credit facility permits us to prepay loans and to permanently reduce the revolving credit commitments, in whole or in part, at any time. We are also obligated to make mandatory quarterly principal payments. In addition, our senior secured credit facility restricts the use of proceeds from asset sales not reinvested in our business and the use of proceeds from the issuance of debt (subject to certain exceptions), which must be used for mandatory prepayments of principal of the term loans.
The Credit Agreement governing our senior secured credit facility also requires on an annual basis, following the delivery of our year-end financial statements, and commencing after the year ended December 31, 2012, mandatory prepayments of principal of the term loans based on a computation of excess cash flow for the preceding fiscal year, as more fully described in the Credit Agreement. However, based on the excess cash flow computation for the year ended December 31, 2013, we will not be required to make such prepayments during the year ending December 31, 2014.
The incremental term loan facility is a senior secured obligation and ranks senior in right of payment to our existing and future subordinated indebtedness. The incremental term loan facility is guaranteed and secured on the same basis as the other credit facilities under the Credit Agreement. If we do not refinance, redeem or discharge our 8 3/8% Senior Notes on or prior to January 15, 2018, then, in such event, the maturity of the incremental term loan facility will be accelerated from December 21, 2018 to January 15, 2018.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

The following table summarizes certain key terms including the LIBOR-based borrowing rates of our senior secured credit facility as of December 31, 2013 (in thousands):

	Credit Facility
	Revolving Facility	Term Loans	Incremental Term Loans
Final maturity date	10/26/2017	10/26/2017	12/21/2018
Available balance as of December 31, 2013	$70,000	$—	$—
Interest rates as of December 31, 2013:
Interest rate	0.17%	0.17%	1.00%
Applicable margin	2.75%	2.75%	3.00%
Total	2.92%	2.92%	4.00%
2009 Senior Secured Credit Facility
During the year ended December 31, 2011, we recorded a loss on extinguishment of debt of $0.2 million consisting of a write-down of deferred financing fees related to the revolving credit facility and term loans under our 2009 senior secured credit facility.
8 3/8% Senior Notes

8 3/8% Senior Notes
Final maturity date	4/15/2018
Annual interest rate	8.375%
Payable semi-annually in arrears	April 15th
October 15th
Our 8 3/8% Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.
The indenture governing our 8 3/8% Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 8 3/8% Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 8 3/8% Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.
6 3/8% Senior Notes

6 3/8% Senior Notes
Final maturity date	1/15/2021
Annual interest rate	6.375%
Payable semi-annually in arrears	January 15th
July 15th
On October 12, 2012, we completed the issuance and sale of $290 million in aggregate principal amount of our 6 3/8% Senior Notes. The net proceeds of our 6 3/8% Senior Notes were used to fund the remaining purchase price for the Acquisition as further described in Note 2—"Acquisitions."
Our 6 3/8% Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

The indenture governing our 6 3/8% Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 6 3/8% Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 6 3/8% Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.
6 1/2% Senior Subordinated Notes and 6 1/2% Senior Subordinated Notes—Class B
During the years ended December 31, 2012 and 2011, we redeemed $252 million and $165 million, respectively, of our 6 1/2% Senior Subordinated Notes. The redemption of these notes, at par, was funded in part by proceeds from the term loan, incremental term loan, the revolving credit facility and cash on hand. As a result of these redemptions, during the years ended December 31, 2012 and 2011, we recorded a loss on extinguishment of debt of $2.1 million and $1.5 million, respectively, associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations.
Capital Lease Obligations
As part of the transactions further described in Note 2—"Acquisitions," we assumed $15.1 million in capital lease obligations related to buildings and equipment. These leases mature over a period of 4 to 19 years and are payable in monthly installments. The total outstanding balance of these capital lease obligations was $14.6 million as of December 31, 2013. LIN Television fully and unconditionally guarantees these lease obligations.
Other Debt
During the year ended December 31, 2012, Vaughan, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $4.6 million to fund a portion of the purchase price for the acquisition of certain assets of PBC. This term loan matures in equal quarterly installments through October 2017. LIN Television fully and unconditionally guarantees this loan.
During the year ended December 31, 2012, KASY, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $1.7 million to fund a portion of the purchase price for the acquisition of certain assets of ACME. This term loan matures in equal quarterly installments through December 2017. LIN Television fully and unconditionally guarantees this loan.
During the year ended December 31, 2011, WBDT, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $0.9 million to fund a portion of the purchase price for the acquisition of certain assets of WBDT-TV. This term loan matures in equal quarterly installments through May 2016. LIN Television fully and unconditionally guarantees this loan.
Repayment of Principal
The following table summarizes scheduled future principal repayments on our debt agreements and capital leases (in thousands):

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

	Revolving Facilities		Term Loans	Incremental Term Loans	8 3/8% Senior Notes	6 3/8% Senior Notes	Capital Leases	Other Debt	Total
Final maturity date	10/26/2017		10/26/2017	12/21/2018	4/15/2018	1/15/2021	Various	Various
2014	$—		$12,500	$3,200	$—	$—	$502	$1,162	$17,364
2015	—		18,750	3,200	—	—	528	1,162	23,640
2016	—		25,000	3,200	—	—	620	1,024	29,844
2017	5,000	(1)	62,500	3,200	—	—	577	819	72,096
2018	—		—	301,400	200,000	—	609	—	502,009
2019 and thereafter	—		—	—	—	290,000	11,768	—	301,768
Total	$5,000		$118,750	$314,200	$200,000	$290,000	$14,604	$4,167	$946,721
_______________________________________________________________________________

(1)	An additional $25 million was outstanding on our revolving credit facility as of the date of this report and is not reflected in our balance sheet as of December 31, 2013.
The fair values of our long-term debt are estimated based on quoted market prices for the same or similar issues (Level 2 inputs of the three-level fair value hierarchy). The carrying amounts and fair values of our long-term debt were as follows (in thousands):

	December 31, 2013		December 31, 2012
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(in thousands)
Revolving credit loans	$5,000	$5,000	$—	$—
Term loans	430,921	432,105	379,945	380,599
Senior notes	490,000	512,983	490,000	524,500
Other debt	4,167	4,167	5,401	5,401
Total	$930,088	$954,255	$875,346	$910,500

Note 8—Derivative Financial Instruments
We have historically used derivative financial instruments in the management of our interest rate exposure for our long-term debt. In accordance with our interest rate risk management policy, we do not enter into derivative instruments unless there is an underlying exposure, and we do not enter into derivative financial instruments for speculative trading purposes.
During the second quarter of 2006, we entered into a contract to hedge a notional amount of the declining balances of our term loans under our prior senior secured credit facility (the "2006 interest rate hedge") to mitigate changes in our cash flows resulting from fluctuations in interest rates. The 2006 interest rate hedge was historically designated as a cash flow hedge, however, as a result of a repayment of $45.9 million of principal on our term loans under our 2009 senior secured credit facility during 2010, the 2006 interest rate hedge ceased to be highly effective in hedging the variable rate cash flows. As a result, all changes in fair value were recorded in our consolidated statement of operations, including a gain of approximately $2 million for the year ended December 31, 2011.
The 2006 interest rate hedge expired on November 4, 2011. Accordingly, there are no amounts related to the 2006 interest rate hedge included in our consolidated balance sheets as of December 31, 2013 and 2012.
As of December 31, 2013, we have no derivative contracts outstanding.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Note 9—Share-Based Compensation
We have several share-based compensation plans, including our 1998 Option Plan, the Amended and Restated 2002 Stock Plan and the Amended and Restated 2002 Non-Employee Director Stock Plan (collectively, the "Stock Plans"), that permit us to grant non-qualified options in our class A common shares or restricted share awards, to certain directors, officers and key employees of our Company.
Options granted under the Stock Plans vest over a four-year service period, unless otherwise designated by the Compensation Committee upon grant. Options expire ten years from the date of grant. We issue new shares of our class A common shares when options are exercised or from shares that we repurchased pursuant to our Board authorized share repurchase program as further described in Note 11—"Shareholders' Equity." Restricted share awards vest over a service period designated by the Compensation Committee upon grant. There were 6,787,940 shares authorized for grant under the various Stock Plans and 2,375,605 shares available for future grant as of December 31, 2013. Both the shares authorized and shares available exclude 1,552,983 shares under plans in effect prior to 2002 from which we do not intend to re-grant and consider unavailable for future grants.
The following table presents the share-based compensation expense included in our consolidated statements of operations as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Employee share options	$2,933	$1,868	$1,492
Restricted share awards	6,348	4,896	4,320
Modifications to share option agreements	93	93	364
Total share-based compensation	$9,374	$6,857	$6,176
We did not capitalize any share-based compensation expense for the years ended December 31, 2013, 2012 and 2011.
We have not yet recognized compensation expense relating to unvested employee share options and restricted share awards of $2.6 million and $14 million, respectively, which will be recognized over a weighted-average future period of approximately 1.3 years and 1.7 years, respectively.
During the year ended December 31, 2013, we received $1.4 million from the exercise of share options and $0.4 million from the purchase of our class A common stock pursuant to our employee stock purchase plan ("ESPP"), which terminated upon consummation of the Merger.
Share Options
The following table provides additional information regarding our share options for the year ended December 31, 2013 as follows (in thousands, except per share data):

	Shares	Weighted- Average Exercise Price Per Share
Outstanding at the beginning of the year	4,894	$3.42
Granted during the year	110	12.29
Exercised or converted during the year	(420)	3.23
Forfeited during the year	(163)	5.43
Expired during the year	(9)	3.57
Outstanding at the end of the year	4,412	3.58
Exercisable or convertible at the end of the year	3,304	2.79
As of December 31, 2013, the weighted-average remaining contractual life of the options outstanding and the options exercisable was 6.1 years and 5.3 years, respectively. Additionally, as of December 31, 2013, the aggregate intrinsic value of the options outstanding and the options exercisable was $110.7 million and $85.5 million, respectively. The intrinsic value in the table

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

above represents the total pre-tax intrinsic value based on our closing price as of December 31, 2013, which would have been received by the option holders had all option holders exercised their options and immediately sold their shares on that date.
The fair value of each share option grant or modification is estimated on the date of grant or modification using a Black-Scholes valuation model, which incorporates the following assumptions:

Year Ended December 31,
	2013	2012	2011
Expected term(1)	5 to 6 years	5 to 6 years	5 to 6 years
Expected volatility(2)	95% to 96%	98% to 99%	97% to 99%
Expected dividends	$—	$—	$—
Risk-free rate(3)	0.8% to 1.2%	0.6% to 1.1%	0.9% to 2.6%
_______________________________________________________________________________

(1)	The expected term was estimated using our historical experience.

(2)	Expected volatility is based on historical trends for our class A common shares over the expected term.

(3)	The risk-free interest rate for each grant is equal to the U.S. Treasury yield curve in effect at the time of grant for instruments with a similar expected life.
During the years ended December 31, 2013, 2012 and 2011, we recognized share-based compensation expense for a modification to our share option agreements of $0.1 million, $0.1 million and $0.4 million, respectively, as a result of an exchange offer we completed in 2009.
Restricted Share Awards
The following table provides additional information regarding the restricted share awards for the year ended December 31, 2013 (in thousands, except per share data):

	Shares	Weighted- Average Price Per Share
Unvested at the beginning of the year	2,294	$5.98
Granted during the year	582	18.89
Vested during the year	(960)	6.00
Forfeited during the year	(205)	5.87
Unvested at the end of the year	1,711	10.37
The following table provides further information for both our restricted share awards and share option awards (in thousands):

	Year Ended December 31,
	2013	2012	2011
Total fair value of options and awards granted	$12,349	$10,347	$4,983
Total intrinsic value of options exercised	5,136	865	225
Total fair value of awards vested	18,050	7,718	7,522
Employee Stock Purchase Plan
As a result of the Merger, the ESPP was terminated, effective July 30, 2013. Prior to this, under the terms of our ESPP, our eligible employees could elect to have up to 10% of eligible compensation deducted from their pay to purchase our class A common stock. The purchase price of each share was 85% of the average of the high and low per share trading price of our class A common stock on the NYSE on the last trading day of each month during the offering period. During the year ended December 31, 2013, 2012 and 2011, employees purchased 42,734, 173,244 and 187,350 shares, respectively, at a weighted-average price of $10.05, $3.55 and $3.38, respectively.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Note 10—Retirement Plans
401(k) Plan
We provide a defined contribution plan ("401(k) Plan") for eligible employees. Effective January 1, 2010, we began making a 3% non-elective contribution for all eligible employees, which vests 100% after two years of service. We contributed $4.8 million, $3.9 million and $3.6 million to the 401(k) Plan in the years ended December 31, 2013, 2012 and 2011, respectively.
Supplemental Income Deferral Plan
Effective July 1, 2010, we also made available to certain employees, including our executive officers, the LIN Television Corporation Supplemental Income Deferral Plan ("SIDP"). This plan provides benefits to highly compensated employees in circumstances in which the maximum limits established under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code prevent them from receiving Company contributions. We contributed $0.5 million, $0.5 million and $0.2 million to this plan during the years ended December 31, 2013, 2012 and 2011, respectively.
The SIDP also allows eligible executive officers to defer 5%- 80% of their base salaries and 5%- 100% of their annual non-equity incentive awards on a tax-deferred basis and receive tax-deferred market-based growth. During 2013, the Company made contributions to the SIDP for each of the named executive officers in amounts equal to 5% of their base salary and non-equity incentive plan compensation.
Retirement Plans
We have historically provided defined benefit retirement plans to our employees who did not receive matching contributions from our Company to their 401(k) Plan accounts. Our defined benefit plans were non-contributory plans under which we made contributions either to: a) traditional plan participants based on periodic actuarial valuations, which are expensed over the expected average remaining service lives of current employees through the LIN Television Corporation Retirement Plan ("Retirement Plan"); or b) cash balance plan participants based on 5% of each participant's eligible compensation through the Supplemental Benefit Retirement Plan of LIN Television Corporation ("SERP").
Effective April 1, 2009, these plan were frozen and we do not expect to make additional benefit accruals to these plans, however we continue to fund our existing vested obligations. We contributed $5.4 million, $7.4 million and $5.4 million to our pension plans during the years ended December 31, 2013, 2012 and 2011, respectively. We anticipate contributing $5.7 million to the plans in 2014.
We record the unfunded status of our defined benefit plans as a liability. For the years ended December 31, 2013 and December 31, 2012, each plan was underfunded. The plan assets and benefit obligations of our defined benefit plans are recorded at fair value. Information regarding the change in the projected benefit obligation, the accumulated benefit obligation and the change in the fair value of plan assets for our traditional defined benefit plan and our cash balance plan are as follows (in thousands):

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

	Year Ended December 31,
	2013	2012
Change in projected benefit obligation
Projected benefit obligation, beginning of period	$134,969	$133,047
Service cost	—	—
Interest cost	5,259	5,379
Actuarial (gain) loss	(10,282)	1,485
Benefits paid	(4,943)	(4,942)
Curtailment	—	—
Projected benefit obligation, end of period	$125,003	$134,969
Accumulated benefit obligation	$125,003	$134,969
Change in plan assets
Fair value of plan assets, beginning of period	$96,412	$82,314
Actual return on plan assets	10,611	11,621
Employer contributions	5,359	7,419
Benefits paid	(4,943)	(4,942)
Fair value of plan assets, end of period	$107,439	$96,412
Unfunded status of the plan	$(17,564)	$(38,557)
Total amount recognized as accrued benefit liability	$(17,564)	$(38,557)

The following table includes the pension related accounts recognized on our consolidated balance sheets and the components of accumulated other comprehensive loss related to the net periodic pension benefit costs (in thousands):

	December 31,
	2013	2012
Other accrued expenses (current)	$(695)	$(373)
Other liabilities (long-term)	(16,869)	(38,184)
Total amount recognized as accrued pension benefit liability	$(17,564)	$(38,557)
Accumulated other comprehensive loss:
Net loss	$32,681	$48,978
Tax benefit	12,915	19,354
Net loss, net of tax benefit	19,766	29,624
Pension tax liability	5,760	5,760
Accumulated other comprehensive loss related to net periodic pension benefit cost	$25,526	$35,384
The total net loss of $32.7 million for the year ending December 31, 2013 relates to deferred actuarial losses from changes in discount rates, differences between actual and assumed asset returns, and differences between actual and assumed demographic experience (rates of turnover, retirement rates, mortality rates and prior to the plan freeze, rates of compensation increases). During 2014, we expect to amortize net losses of $1.3 million, which are included in accumulated other comprehensive loss as of December 31, 2013.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

The following table includes other changes in plan assets and benefit obligations that were recognized in other comprehensive income (loss) (in thousands):

	December 31,
	2013	2012	2011
Net gain (loss)	$14,443	$3,947	$(18,503)
Amortization of net actuarial loss	1,854	1,578	753
Net gain (loss)	$16,297	$5,525	$(17,750)
Tax benefit (provision)	6,439	2,132	(6,912)
Total amount recognized in other comprehensive income (loss)	$9,858	$3,393	$(10,838)
Components of net periodic pension benefit cost were (in thousands):

	Year Ended December 31,
	2013	2012	2011
Service cost	$—	$—	$—
Interest cost	5,259	5,379	5,872
Expected return on plan assets	(6,450)	(6,190)	(6,824)
Amortization of prior service cost	—	—	—
Amortization of net loss	1,854	1,579	754
Net periodic benefit cost (gain)	$663	$768	$(198)
Our expected future pension benefit payments for the next 10 years are as follows (in thousands):

Expected Future Pension Benefit Payments
For Years Ended December 31,
2014	$7,914
2015	5,879
2016	5,955
2017	5,966
2018	6,281
2019 through 2023	38,156
Weighted-average assumptions used to estimate our pension benefit obligations and to determine our net periodic pension benefit cost are as follows:

	Year Ended December 31,
	2013		2012		2011
	SERP	Retirement Plan	SERP	Retirement Plan	SERP	Retirement Plan
Discount rate used to estimate our pension benefit obligation	4.70%	5.00%	3.60%	4.00%	3.90%	4.20%
Discount rate used to determine net periodic pension benefit	3.60%	4.00%	3.90%	4.20%	5.25%	5.25%
Rate of compensation increase	N/A	N/A	N/A	N/A	N/A	N/A
Expected long-term rate-of-return on plan assets	N/A	7.00%	N/A	7.00%	N/A	7.00%

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

For the discount rate for the years ended December 31, 2013 and 2012, we used a custom bond modeler that develops a hypothetical portfolio of high quality corporate bonds, rated AA- and above by Standard & Poor's, that could be purchased to settle the obligations of the plan. The yield on this hypothetical portfolio represents a reasonable rate to value our plan liability.
We considered the current levels of expected returns on a risk-free investment, the historical levels of risk premium associated with each of our pension asset classes, the expected future returns for each of our pension asset classes and then weighted each asset class based on our pension plan asset allocation to derive an expected long-term return on pension plan assets. During the years ended December 31, 2013, 2012 and 2011, our actual rate of return on plan assets was 12.0%, 15.4% and 4.0%.
Our investment objective is to achieve a consistent total rate-of-return that will equal or exceed our actuarial assumptions and to equal or exceed the benchmarks that we use for each of our pension plan asset classes. The following asset allocation is designed to create a diversified portfolio of pension plan assets that is consistent with our target asset allocation and risk policy:

	Target Allocation	Percentage of Plan Assets as of December 31,
Asset Category	2013	2013	2012
Equity securities	60%	60%	55%
Debt securities	40%	40%	45%
	100%	100%	100%
The following table summarizes our pension plan assets measured at fair value using the prescribed three-level fair value hierarchy as of December 31, 2013 and 2012 (in thousands):

	Quoted Prices in Active Markets for Identical Assets	Significant Observable Inputs
	(Level 1)	(Level 2)	Total
December 31, 2013:
Cash and cash equivalents	$690	$—	$690
Money market fund	—	762	762
Commingled pools:
U.S. equity	—	37,645	37,645
International equity	—	18,884	18,884
REIT	—	3,213	3,213
High yield bond	—	4,101	4,101
Emerging markets	—	5,994	5,994
Investment grade fixed income	—	36,150	36,150
Total	$690	$106,749	$107,439
December 31, 2012:
Cash and cash equivalents	$573	$—	$573
Money market fund	—	519	519
Commingled pools:
U.S. equity	—	30,034	30,034
International equity	—	15,241	15,241
REIT	—	3,875	3,875
High yield bond	—	2,916	2,916
Emerging markets	—	6,374	6,374
Investment grade fixed income	—	36,880	36,880
Total	$573	$95,839	$96,412

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

The commingled pools, U.S. and International stock funds and U.S. bond funds consist of various funds that are valued at the net asset value of units held by the plan at year-end as determined by the custodian, based on fair value of the underlying securities. These methods may produce a fair value calculation that may not be indicative of net realizable value or reflective of future values. Furthermore, while we believe these valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine fair value of certain financial instruments could result in different fair value measurement as of the reporting date.
Note 11—Shareholders' Equity
During the year ended December 31, 2011, our Board of Directors approved a stock repurchase program that authorized us to repurchase up to $25 million of our class A common shares over a 12 month period. This program was extended by our Board of Directors in November 2012 and was scheduled to expire on the earlier of the completion of all purchases contemplated by the plan or November 14, 2013; however, on February 12, 2013, as a result of entering into the Merger Agreement, we terminated the share repurchase program. Prior to the termination, during the year ended December 31, 2012, we repurchased approximately 3.3 million shares of our class A common shares on the open market for an aggregate purchase price of $11.4 million. We did not repurchase any shares during the year ended December 31, 2013.
Our class B common shares are convertible into an equal number of shares of our class A or class C common shares in various circumstances. During the year ended December 31, 2013, 2.5 million shares of our class B common shares were converted into class A common shares. During the year ended December 31, 2012, none of our class B common shares were converted into class A common shares.
Note 12—Restructuring and Contract Termination Costs
During the year ended December 31, 2013, we recorded restructuring charges of $3.9 million primarily related to severance and related costs associated with the integration of the television stations acquired during 2012. During the years ended December 31, 2012 and 2011, we recorded restructuring charges of $1.0 million and $0.7 million, respectively, as a result of severance and related costs as well as the consolidation of certain activities at our stations and our corporate headquarters. During the years ended December 31, 2013, 2012 and 2011, we made cash payments of $4.2 million, $0.8 million and $1.1 million related to these restructuring actions. We expect to make cash payments of $0.4 million related to these restructuring actions during 2014.
The activity for these restructuring charges relating to severance and related costs is as follows (in thousands):

Severance and Related
Balance as of December 31, 2011	$515
Charges	1,009
Payments	(807)
Balance as of December 31, 2012	$717
Charges	3,895
Payments	(4,189)
Balance as of December 31, 2013	$423

In December 2013, we terminated an agreement with a service provider that provided national sales representation and made a payment of $5.4 million to exit our agreement prior to its expiration. Concurrent with the termination of the agreement, we released $1.5 million of deferred credits associated with the terminated contract. The amount of the one-time termination payment, offset by the release of the deferred credits, has been reflected as Contract termination costs in our consolidated statement of operations for 2013.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Note 13—Commitments and Contingencies
Commitments
We lease land, buildings, vehicles and equipment pursuant to non-cancelable operating lease agreements and we contract for general services pursuant to non-cancelable operating agreements that expire at various dates through 2036. In addition, we have entered into commitments for future syndicated entertainment and sports programming. Future payments for these non-cancelable operating leases and agreements, and future payments associated with syndicated television programs as of December 31, 2013 are as follows (in thousands):

	Operating Leases and Agreements	Syndicated Television Programming(1)	Total
Year
2014	$45,076	$27,119	$72,195
2015	33,930	26,675	60,605
2016	16,140	17,387	33,527
2017	12,146	3,133	15,279
2018	1,611	153	1,764
Thereafter	7,139	214	7,353
Total obligations	$116,042	$74,681	$190,723

_____________________________________________
(1)Includes $6.3 million of program obligations recorded on our consolidated balance sheet as of December 31, 2013.
Rent expense, resulting from operating leases, was $5.8 million, $2.5 million and $1.5 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Contingencies
GECC Guarantee and the Merger
GECC provided secured debt financing for the joint venture between NBCUniversal and us, in the form of an $815.5 million non-amortizing senior secured note due 2023 bearing interest at an initial rate of 8% per annum until March 1, 2013 and 9% per annum thereafter. The GECC Note was an obligation of the joint venture. As of December 31, 2012, we had a 20.38% equity interest in the joint venture and NBCUniversal had the remaining 79.62% equity interest, in which we and NBCUniversal each had a 50% voting interest. NBCUniversal operated two television stations, KXAS-TV, an NBC affiliate in Dallas, and KNSD-TV, an NBC affiliate in San Diego, pursuant to a management agreement. LIN TV had previously guaranteed the payment of principal and interest on the GECC Note.

On February 12, 2013, we, along with our wholly-owned subsidiaries, LIN Television and LIN Texas, entered into, and simultaneously closed the JV Sale Transaction with subsidiaries of NBCUniversal, the GE Parties, Comcast, and SVH whereby in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations relating to the shortfall funding agreements.  Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00.

We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the guarantee and recorded the related tax effects in our consolidated financial statements as of December 31, 2012, because it represented a probable and estimable obligation of the Company.  In February 2013, we entered into a $60 million Incremental Facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million payment. As a result of the JV Sale Transaction, after utilizing all of our available Federal net operating loss (“NOL”) carryforwards, we had an approximate $162.8 million income tax payable remaining, $131.5 million of which was extinguished as a result of the Merger described below.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

On July 30, 2013, LIN TV was merged with and into LIN LLC with LIN LLC continuing as the surviving entity. The Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes and that change in classification was treated as a liquidation of LIN TV for federal income tax purposes with the result that LIN TV realized a capital loss in its 100% equity interest in LIN Television.

Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss of approximately $343 million, which represents the difference between its tax basis in the stock of LIN Television, and the fair market value of this stock as of July 30, 2013.  The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and as a result, we realized tax savings of $131.5 million, resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.

As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.
Litigation
We are involved in various claims and lawsuits that are generally incidental to our business. We are vigorously contesting all of these matters. The outcome of any current or future litigation cannot be accurately predicted. We record accruals for such contingencies to the extent that we conclude it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. No estimate of the possible loss or range of loss can be made at this time because the inherently unpredictable nature of legal proceedings may be exacerbated by various factors, including: (i) the damages sought in the proceedings are unsubstantiated or indeterminate; (ii) discovery is not complete; (iii) the proceeding is in its early stages; (iv) the matters present legal uncertainties; (v) there are significant facts in dispute; or (vi) there is a wide range of potential outcomes. Although the outcome of these and other legal proceedings cannot be predicted, we believe that their ultimate resolution will not have a material adverse effect on us.
Note 14—Income Taxes
Our income before income taxes is solely from domestic operations. The (benefit from) provision for income taxes consists of the following (in thousands):

	Year Ended December 31,
	2013	2012	2011
Current:
Federal	$26,056	$21	$543
State	5,636	1,571	652
Foreign	—	633	—
Total current	$31,692	$2,225	$1,195
Deferred:
Federal	$(124,201)	$33,865	$(25,907)
State	(32,911)	4,373	8,667
Total deferred	(157,112)	38,238	(17,240)
Total current and deferred	$(125,420)	$40,463	$(16,045)
The following table reconciles the amount that would be calculated by applying the 35% federal statutory rate to income before income taxes to the actual (benefit from) provision for income taxes (in thousands):

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

	Year Ended December 31,
	2013	2012	2011
Provision assuming federal statutory rate	$10,913	$7,871	$11,780
State taxes, net of federal tax benefit	3,863	5,723	1,790
State tax law/rate changes, net of federal tax benefit	—	1,883	5,703
Change in valuation allowance	(18,157)	(4,622)	(36,541)
Share compensation	(53)	(17)	601
Reserve for tax contingencies	124	633	—
Impact of JV Sale Transaction	—	28,435	—
Impact of the Merger	(124,306)	—	—
Non-deductible acquisition and Merger related transaction costs	1,645	—	—
Other	551	557	622
	$(125,420)	$40,463	$(16,045)
Effective income tax rate on continuing operations	(402.2)%	179.9%	(47.7)%

During the year ended December 31, 2013, we recognized a $124.3 million tax benefit as a result of the Merger as well as an $18.2 million tax benefit as a result of the reversal of state valuation allowances. These valuation allowances were reversed after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, as we concluded the Company will more likely than not be able to realize these deferred tax assets.
The impact of the JV Sale Transaction is a result of entering into and consummating the transactions contemplated by the JV Transaction Agreement on February 12, 2013, as described further in Note 1—"Basis of Presentation and Summary of Significant Accounting Policies" and in Note 13—"Commitments and Contingencies." The JV Sale Transaction resulted in the recognition of $27.5 million and $0.9 million of incremental short-term deferred federal and state tax liabilities, respectively, in excess of those which were previously established. The financial impact of the JV Sale Transaction and corresponding tax expense of $28.4 million are reflected in our consolidated financial statements for the year ended December 31, 2012. During the first quarter of 2013, approximately $162.8 million of short term deferred liabilities were reclassified to income taxes payable upon the consummation of the JV Sale Transaction. As a result of the close of the Merger on July 30, 2013, $131.5 million of this tax liability was extinguished, resulting in a remaining tax liability of approximately $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.
The 2011 state tax law/rate change, net of federal tax benefit, of $5.7 million is primarily a result of state tax legislation enacted in Michigan in May 2011, which repealed the Michigan business tax ("MBT"), and implemented a corporate income tax instead, effective January 2012. As a result of the elimination of the MBT, certain future tax deductions that were available to be utilized beginning in 2015, and had been recognized as deferred tax assets in our financial statements, will not be deductible. Therefore, during the year ended December 31, 2011, we recognized incremental deferred income tax expense of $5.1 million, net of federal benefit, for the reversal of these previously established deferred tax assets. In addition, the 2012 state tax law/rate change, net of federal tax benefit, of $1.9 million is a result of a change in the effective tax rate used to value our deferred tax assets/liabilities.
The components of the net deferred tax liability are as follows (in thousands):

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

	December 31,
	2013	2012
Deferred tax liabilities:
Deferred gain related to equity investment in NBC joint venture	$—	$259,049
Property and equipment	11,816	12,822
Intangible assets	54,859	36,761
Deferred gain on debt repurchase	18,140	18,309
Noncontrolling interest	849	549
Other	7,629	7,476
Total	$93,293	$334,966
Deferred tax assets:
Net operating loss carryforwards	$(17,707)	$(110,169)
Equity investments	(2,372)	(1,554)
Other	(15,426)	(32,625)
Valuation allowance	—	18,157
Total	(35,505)	(126,191)
Net deferred tax liabilities	$57,788	$208,775
We maintain a valuation allowance related to our deferred tax asset position when management believes it is more likely than not that the deferred tax assets will not be realized in the future. As of December 31, 2012, we had a valuation allowance of $18.2 million offsetting certain state net operating loss carryforwards and other state deferred tax assets. During the third quarter of 2013, after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, we determined that we will more likely than not be able to realize these deferred tax assets. As a result, we reversed the valuation allowance and recognized a corresponding tax benefit of $18.2 million.
As of December 31, 2013, we had federal net operating loss carryforwards (tax effected) of approximately $4.6 million that begin to expire in 2034. Additionally, we had state net operating loss carryforwards that vary by jurisdiction (tax effected, net of federal benefit) of $13.1 million, expiring through 2033. Included in the total federal and state net operating loss carryforwards (tax effected) is $4.9 million that would be recorded in equity when realized.
Unrecognized Tax Benefits.
The Company's uncertain tax positions for the years ended December 31, 2013, 2012, and 2011 are limited to certain unrecognized state and foreign benefits totaling $24.5 million, $26.6 million and $26.4 million, respectively. As of December 31, 2013, 2012 and 2011, there are $0.9 million, $0.8 million and $0 million of unrecognized tax benefits, respectively, that if recognized would reduce the effective tax rate from continuing operations.
We recognize interest and penalties related to uncertain tax positions as a component of income tax expense. During the years ended December 31, 2013, 2012 and 2011, we did not recognize or accrue any amounts related to interest and penalties.
A reconciliation of the beginning and ending amounts of unrecognized tax benefits is as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Balance at beginning of year	$26,559	$26,381	$26,610
Additions for tax positions of current year	733	1,798	2,386
Additions for tax positions of prior years	—	—	—
Reductions for tax positions of prior years	(2,084)	(1,133)	(2,128)
Reductions related to settlements with taxing authorities	—	—	—
Reductions related to expiration of the statute of limitations	(730)	(487)	(487)
Balance at end of year	$24,478	$26,559	$26,381

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

We file a consolidated federal income tax return and we file numerous other consolidated and separate income tax returns in U.S. state jurisdictions. Tax years 2009-2012 remain open to examination by major taxing jurisdictions.
Note 15—Accrued Expenses
Accrued expenses consisted of the following (in thousands):

	December 31,
	2013	2012
Accrued compensation	$11,817	$11,275
Accrued contract costs	3,394	4,163
Accrued interest	12,168	7,841
Accrued capital contribution to joint venture	—	100,000
Other accrued expenses	24,317	29,967
Total	$51,696	$153,246
Note 16—Subsequent Events
On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary, completed its acquisition of Federated Media Publishing, Inc. ("Federated Media"), which was subsequently converted into a Delaware limited liability company. Federated Media is an industry-leading digital content and conversational marketing company. For further information on this acquisition, see Note 2 — “Acquisitions.”

Note 17—Condensed Consolidating Financial Statements
LIN Television, a 100% owned subsidiary of LIN LLC, is the primary obligor of our senior secured credit facility, our 8 3/8% Senior Notes and our 6 3/8% Senior Notes, which are further described in Note 7 — “ Debt”. LIN LLC fully and unconditionally guarantees all of LIN Television’s debt on a joint-and-several basis. Additionally, all of the consolidated 100% owned subsidiaries of LIN Television fully and unconditionally guarantee LIN Television’s senior secured credit facility, our 8 3/8% Senior Notes and our 6 3/8% Senior Notes on a joint-and-several basis, subject to customary release provisions. There are certain contractual restrictions on LIN Television’s ability to obtain funds in the form of dividends or loans from the non-guarantor subsidiaries.
The following condensed consolidating financial statements present the consolidated balance sheets, consolidated statements of operations, consolidated statements of comprehensive income and consolidated statements of cash flows of LIN LLC, LIN Television, as the issuer, the guarantor subsidiaries, and the non-guarantor subsidiaries of LIN Television and the elimination entries necessary to consolidate or combine the issuer with the guarantor and non-guarantor subsidiaries. These statements are presented in accordance with the disclosure requirements under SEC Regulation S-X Rule 3-10.
The condensed consolidating balance sheet as of December 31, 2012, has been revised to correct certain immaterial errors relating to intercompany balances. The revisions comprise a $4.3 million decrease in advances to subsidiaries lines in the LIN Television and the Guarantor Subsidiaries columns, a $4.3 million decrease in intercompany liabilities in the LIN Television and Non-Guarantor Subsidiaries columns, a $4.3 million decrease in the Total Shareholders’ (deficit) equity line of the Guarantor column, and a $4.3 million increase in the Total Shareholders’ (deficit) equity line of the Non-Guarantor column.

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Balance Sheet
As of December 31, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$10,313	$3	$2,209	$—	$12,525
Accounts receivable, net	—	88,905	39,416	16,988	—	145,309
Deferred income tax assets	—	5,818	1,080	—	—	6,898
Other current assets	—	12,264	1,049	1,888	—	15,201
Total current assets	—	117,300	41,548	21,085	—	179,933
Property and equipment, net	—	180,480	35,752	4,846	—	221,078
Deferred financing costs	—	16,357	—	91	—	16,448
Goodwill	—	169,492	18,518	15,518	—	203,528
Broadcast licenses, net	—	—	493,814	42,701	—	536,515
Other intangible assets, net	—	31,303	1,840	13,906	—	47,049
Advances to consolidated subsidiaries	1,900	7,764	968,728	—	(978,392)	—
Investment in consolidated subsidiaries	87,227	1,534,600	—	—	(1,621,827)	—
Other assets	—	52,778	2,688	1,276	(44,443)	12,299
Total assets	$89,127	$2,110,074	$1,562,888	$99,423	$(2,644,662)	$1,216,850
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$—	$16,112	$—	$1,252	$—	$17,364
Accounts payable	—	4,185	5,339	4,478	—	14,002
Income taxes payable	—	749	671	—	—	1,420
Accrued expenses	—	42,570	6,254	2,872	—	51,696
Program obligations	—	4,711	1,013	1,303	—	7,027
Total current liabilities	—	68,327	13,277	9,905	—	91,509
Long-term debt, excluding current portion	—	924,223	—	3,105	—	927,328
Deferred income tax liabilities	—	30,013	33,824	849	—	64,686
Program obligations	—	2,505	217	1,424	—	4,146
Intercompany liabilities	—	970,628	—	7,764	(978,392)	—
Other liabilities	—	27,151	58	44,443	(44,443)	27,209
Total liabilities	—	2,022,847	47,376	67,490	(1,022,835)	1,114,878
Redeemable noncontrolling interest	—	—	—	12,845	—	12,845
Total shareholders' equity (deficit)	89,127	87,227	1,515,512	19,088	(1,621,827)	89,127
Total liabilities, redeemable noncontrolling interest and shareholders' equity (deficit)	$89,127	$2,110,074	$1,562,888	$99,423	$(2,644,662)	$1,216,850

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Balance Sheet
As of December 31, 2012
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$44,625	$573	$1,109	$—	$46,307
Accounts receivable, net	—	87,103	31,144	7,903	—	126,150
Deferred income tax assets	—	67,412	—	97	(67,509)	—
Other current assets	—	4,850	554	1,459	—	6,863
Total current assets	—	203,990	32,271	10,568	(67,509)	179,320
Property and equipment, net	—	197,125	39,534	4,832	—	241,491
Deferred financing costs	—	19,020	—	115	—	19,135
Goodwill	—	169,492	18,518	4,504	—	192,514
Broadcast licenses, net	—	—	493,814	42,701	—	536,515
Other intangible assets, net	—	48,897	2,775	7,882	—	59,554
Advances to consolidated subsidiaries	—	6,746	1,345,971	—	(1,352,717)	—
Investment in consolidated subsidiaries	—	1,554,903	—	—	(1,554,903)	—
Other assets	—	53,987	2,552	1,626	(45,280)	12,885
Total assets	$—	$2,254,160	$1,935,435	$72,228	$(3,020,409)	$1,241,414
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS' DEFICIT
Current liabilities:
Current portion of long-term debt	$—	$9,243	$—	$1,513	$—	$10,756
Accounts payable	—	14,335	3,385	1,235	—	18,955
Income taxes payable	—	372	394	—	—	766
Accrued expenses	—	37,020	115,605	621	—	153,246
Deferred income tax liabilities	—	—	235,728	—	(67,509)	168,219
Program obligations	—	7,479	1,106	2,185	—	10,770
Total current liabilities	—	68,449	356,218	5,554	(67,509)	362,712
Long-term debt, excluding current portion	—	875,512	—	3,959	—	879,471
Deferred income tax liabilities	—	10,910	29,000	646	—	40,556
Program obligations	—	2,222	92	1,967	—	4,281
Intercompany liabilities	—	1,345,971	3,842	2,904	(1,352,717)	—
Accumulated losses in excess of investment in consolidated subsidiaries	91,564	—	—	—	(91,564)	—
Other liabilities	—	42,660	56	45,280	(45,280)	42,716
Total liabilities	91,564	2,345,724	389,208	60,310	(1,557,070)	1,329,736
Redeemable noncontrolling interest	—	—	—	3,242	—	3,242
Total shareholders' (deficit) equity	(91,564)	(91,564)	1,546,227	8,676	(1,463,339)	(91,564)
Total liabilities, redeemable noncontrolling interest and shareholders' equity (deficit)	$—	$2,254,160	$1,935,435	$72,228	$(3,020,409)	$1,241,414

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Operations
For the Year Ended December 31, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net revenues	$—	$428,806	$181,678	$55,850	$(13,971)	$652,363
Operating expenses:
Direct operating	—	145,176	76,275	37,295	(7,668)	251,078
Selling, general and administrative	—	109,679	40,934	12,516	(579)	162,550
Amortization of program rights	—	21,452	5,690	2,100	—	29,242
Corporate	709	40,668	—	—	—	41,377
Depreciation	—	38,306	7,256	1,292	—	46,854
Amortization of intangible assets	—	17,594	935	4,297	—	22,826
Restructuring	—	3,633	—	262	—	3,895
Contract termination costs	—	3,887	—	—	—	3,887
Loss from asset dispositions	—	705	5	—	—	710
Operating (loss) income	(709)	47,706	50,583	(1,912)	(5,724)	89,944
Other (income) expense:
Interest expense, net	—	56,386	—	221	—	56,607
Share of loss in equity investments	—	56	—	—	—	56
Intercompany (income) expense	(20)	27,947	(28,243)	316	—	—
Other, net		2,097	—	3	—	2,100
Total other (income) expense, net	(20)	86,486	(28,243)	540	—	58,763
(Loss) income from continuing operations before taxes and equity in (loss) income from operations of consolidated subsidiaries	(689)	(38,780)	78,826	(2,452)	(5,724)	31,181
(Benefit from) provision for income taxes	—	(155,975)	31,530	(975)	—	(125,420)
Net (loss) income from continuing operations	(689)	117,195	47,296	(1,477)	(5,724)	156,601
Equity in income (loss) from operations of consolidated subsidiaries	158,802	41,607	—	—	(200,409)	—
Net income (loss)	158,113	158,802	47,296	(1,477)	(206,133)	156,601
Net loss attributable to noncontrolling interests	—	—	—	(1,512)	—	(1,512)
Net income (loss) attributable to LIN Media LLC	$158,113	$158,802	$47,296	$35	$(206,133)	$158,113

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Comprehensive Income
For the Year Ended December 31, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net income (loss)	$158,113	$158,802	$47,296	$(1,477)	$(206,133)	$156,601
Pension net gain, net of tax of $5,705	8,738	8,738	—	—	(8,738)	8,738
Amortization of pension net losses, net of tax of $734	1,120	1,120	—	—	(1,120)	1,120
Comprehensive income (loss)	167,971	168,660	47,296	(1,477)	(215,991)	166,459
Comprehensive loss attributable to noncontrolling interest	—	—	—	(1,512)	—	(1,512)
Comprehensive income (loss) attributable to LIN Media LLC	$167,971	$168,660	$47,296	$35	$(215,991)	$167,971

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Operations
For the Year Ended December 31, 2012
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net revenues	$—	$369,779	$181,458	$9,571	$(7,346)	$553,462
Operating expenses:
Direct operating	—	96,504	62,352	5,201	(3,835)	160,222
Selling, general and administrative	—	85,638	37,917	2,152	(440)	125,267
Amortization of program rights	—	16,644	5,437	967	—	23,048
Corporate	—	30,357	3,889	—	—	34,246
Depreciation	—	24,061	7,635	453	—	32,149
Amortization of intangible assets	—	4,139	935	1,290	—	6,364
Restructuring	—	1,009	—	—	—	1,009
Loss (gain) from asset dispositions	—	111	(15)	—	—	96
Operating income (loss)	—	111,316	63,308	(492)	(3,071)	171,061
Other expense (income):
Interest expense, net	—	46,625	—	156	(98)	46,683
Share of loss in equity investments	—	153	98,156	—	—	98,309
Loss on extinguishment of debt	—	3,341	—	—	—	3,341
Intercompany fees and expenses	—	26,549	(26,548)	(1)	—	—
Other, net	—	237	—	—	—	237
Total other expense (income), net	—	76,905	71,608	155	(98)	148,570
Income (loss) from continuing operations before taxes and equity in (loss) income from operations of consolidated subsidiaries	—	34,411	(8,300)	(647)	(2,973)	22,491
Provision for (benefit from) income taxes	—	44,298	(3,320)	(515)	—	40,463
Net loss from continuing operations	—	(9,887)	(4,980)	(132)	(2,973)	(17,972)
Loss from discontinued operations, net	—	(251)	(744)	—	(23)	(1,018)
(Loss) gain on the sale of discontinued operations, net	—	(289)	11,678	—	—	11,389
Equity in (loss) income from operations of consolidated subsidiaries	(7,045)	3,382	—	—	3,663	—
Net (loss) income	(7,045)	(7,045)	5,954	(132)	667	(7,601)
Net loss attributable to noncontrolling interests	—	—	—	(556)	—	(556)
Net (loss) income attributable to LIN Media LLC	$(7,045)	$(7,045)	$5,954	$424	$667	$(7,045)

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Comprehensive Loss
For the Year Ended December 31, 2012
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net (loss) income	$(7,045)	$(7,045)	$5,954	$(132)	$667	$(7,601)
Pension net gain, net of tax of $1,523	2,424	2,424	—	—	(2,424)	2,424
Amortization of pension net losses, net of tax of $609	969	969	—	—	(969)	969
Comprehensive (loss) income	(3,652)	(3,652)	5,954	(132)	(2,726)	(4,208)
Comprehensive loss attributable to noncontrolling interest	—	—	—	(556)	—	(556)
Comprehensive (loss) income attributable to LIN Media LLC	$(3,652)	$(3,652)	$5,954	$424	$(2,726)	$(3,652)

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Operations
For the Year Ended December 31, 2011
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net revenues	$—	$263,958	$136,891	$1,745	$(2,591)	$400,003
Operating expenses:
Direct operating	—	78,492	53,877	604	(2,355)	130,618
Selling, general and administrative	—	69,018	34,825	491	(564)	103,770
Amortization of program rights	—	15,535	5,438	433	—	21,406
Corporate	—	24,838	1,643	—	—	26,481
Depreciation	—	19,169	7,030	47	—	26,246
Amortization of intangible assets	—	264	868	67	—	1,199
Restructuring	—	707	—	—	—	707
Loss from asset dispositions	—	351	121	—	—	472
Operating income	—	55,584	33,089	103	328	89,104
Other expense (income):
Interest expense, net	—	50,688	—	21	(3)	50,706
Share of loss in equity investments	—	260	4,697	—	—	4,957
Gain on derivative instruments	—	(1,960)	—	—	—	(1,960)
Loss on extinguishment of debt	—	1,694	—	—	—	1,694
Intercompany fees and expenses	—	57,931	(57,945)	14	—	—
Other, net	—	68	(4)	(13)	—	51
Total other expense (income), net	—	108,681	(53,252)	22	(3)	55,448
(Loss) income from continuing operations before taxes and equity in income (loss) from operations of consolidated subsidiaries	—	(53,097)	86,341	81	331	33,656
(Benefit from) provision for income taxes	—	(50,521)	34,536	(60)	—	(16,045)
Net (loss) income from continuing operations	—	(2,576)	51,805	141	331	49,701
(Loss) income from discontinued operations, net	—	(1,316)	544	—	(148)	(920)
Equity in income (loss) from operations of consolidated subsidiaries	48,577	52,469	—	—	(101,046)	—
Net income (loss)	48,577	48,577	52,349	141	(100,863)	48,781
Net loss attributable to noncontrolling interests	—	—	—	204	—	204
Net income (loss) attributable to LIN Media LLC	$48,577	$48,577	$52,349	$(63)	$(100,863)	$48,577

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Comprehensive Income
For the Year Ended December 31, 2011
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net income (loss)	$48,577	$48,577	$52,349	$141	$(100,863)	$48,781
Pension net loss, net of tax of $(7,291)	(11,212)	(11,212)	—	—	11,212	(11,212)
Amortization of pension net loss, net of tax of $379	374	374	—	—	(374)	374
Comprehensive income (loss)	37,739	37,739	52,349	141	(90,025)	37,943
Comprehensive income attributable to noncontrolling interest	—	—	—	—	204	204
Comprehensive income (loss) attributable to LIN Media LLC	$37,739	$37,739	$52,349	$141	$(90,229)	$37,739

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Cash Flows
For the Year Ended December 31, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
OPERATING ACTIVITIES:
Net cash (used in) provided by operating activities, continuing operations	$(589)	$(1,986)	$50,612	$930	$—	$48,967
INVESTING ACTIVITIES:
Capital expenditures	—	(22,768)	(3,540)	(3,066)	—	(29,374)
Payments for business combinations, net of cash acquired	—	(10,082)	—	—	—	(10,082)
Proceeds from the sale of assets	—	66	20	—	—	86
Capital contribution to joint venture with NBCUniversal	—	—	(100,000)	—	—	(100,000)
Receipt of dividend	2,000	78,011	—	—	(80,011)	—
Advances on intercompany borrowings	(2,000)	(4,550)	—	—	6,550	—
Payments from intercompany borrowings	—	15,009	145,358	—	(160,367)	—
Net cash (used in) provided by investing activities, continuing operations	—	55,686	41,838	(3,066)	(233,828)	(139,370)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director stock-based compensation	589	1,256	—	—	—	1,845
Tax benefit from exercises of share options	—	1,591	—	—	—	1,591
Proceeds from borrowings on long-term debt	—	139,000	—	—	—	139,000
Principal payments on long-term debt	—	(83,846)	—	(1,314)	—	(85,160)
Payment of long-term debt issue costs	—	(655)	—	—	—	(655)
Payment of dividend	—	(2,000)	(78,011)	—	80,011	—
Proceeds from intercompany borrowings	—	2,000	—	4,550	(6,550)	—
Payments on intercompany borrowings	—	(145,358)	(15,009)	—	160,367	—
Net cash provided by (used in) financing activities	589	(88,012)	(93,020)	3,236	233,828	56,621
Net (decrease) increase in cash and cash equivalents	—	(34,312)	(570)	1,100	—	(33,782)
Cash and cash equivalents at the beginning of the period	—	44,625	573	1,109	—	46,307
Cash and cash equivalents at the end of the period	$—	$10,313	$3	$2,209	$—	$12,525

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Cash Flows
For the Year Ended December 31, 2012
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
OPERATING ACTIVITIES:
Net cash provided by operating activities, continuing operations	$—	$142,255	$4,998	$2,159	$23	$149,435
Net cash used in operating activities, discontinued operations	—	(471)	(2,242)	—	(23)	(2,736)
Net cash provided by operating activities	—	141,784	2,756	2,159	—	146,699
INVESTING ACTIVITIES:
Capital expenditures	—	(20,158)	(5,709)	(2,363)	—	(28,230)
Change in restricted cash	—	255,159	—	—	—	255,159
Payments for business combinations, net of cash acquired	—	(352,162)	—	(6,333)	—	(358,495)
Proceeds from the sale of assets	—	30	49	—	—	79
Shortfall loan to joint venture with NBCUniversal	—	(2,292)	—	—	—	(2,292)
Advances on intercompany borrowings	—	(2,400)	—	—	2,400	—
Payments from intercompany borrowings	—	20,382	—	—	(20,382)	—
Net cash used in investing activities, continuing operations	—	(101,441)	(5,660)	(8,696)	(17,982)	(133,779)
Net cash provided by investing activities, discontinued operations	—	6,314	23,206	—	—	29,520
Net cash (used in) provided by investing activities	—	(95,127)	17,546	(8,696)	(17,982)	(104,259)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director stock-based compensation	—	1,314	—	—	—	1,314
Proceeds from borrowings on long-term debt	—	322,000	—	6,333	—	328,333
Principal payments on long-term debt	—	(320,374)	—	(1,805)	—	(322,179)
Payment of long-term debt issue costs	—	(10,157)	—	(115)	—	(10,272)
Treasury stock purchased	—	(11,386)	—	—	—	(11,386)
Proceeds from intercompany borrowings	—	—	—	2,400	(2,400)	—
Payments on intercompany borrowings	—	—	(20,382)	—	20,382	—
Net cash (used in) provided by financing activities	—	(18,603)	(20,382)	6,813	17,982	(14,190)
Net increase (decrease) in cash and cash equivalents	—	28,054	(80)	276	—	28,250
Cash and cash equivalents at the beginning of the period	—	16,571	653	833	—	18,057
Cash and cash equivalents at the end of the period	$—	$44,625	$573	$1,109	$—	$46,307

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Cash Flows
For the Year Ended December 31, 2011
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
OPERATING ACTIVITIES:
Net cash provided by operating activities, continuing operations	$—	$52,012	$10,799	$103	$148	$63,062
Net cash (used in) provided by operating activities, discontinued operations	—	(1,180)	926	—	(148)	(402)
Net cash provided by operating activities	—	50,832	11,725	103	—	62,660
INVESTING ACTIVITIES:
Capital expenditures	—	(12,266)	(7,763)	(40)	—	(20,069)
Change in restricted cash	—	(255,159)	—	—	—	(255,159)
Payments for business combinations, net of cash acquired	—	(10,046)	—	1,013	—	(9,033)
Proceeds from the sale of assets	—	72	2	—	—	74
Payments on derivative instruments	—	(2,020)	—	—	—	(2,020)
Shortfall loan to joint venture with NBCUniversal	—	(2,483)	—	—	—	(2,483)
Other investments, net	—	(375)	—	—	—	(375)
Advances to consolidated subsidiaries	—	(400)	—	—	400	—
Payments from consolidated subsidiaries	—	3,750	—	—	(3,750)	—
Net cash (used in) provided by investing activities, continuing operations	—	(278,927)	(7,761)	973	(3,350)	(289,065)
Net cash used in investing activities, discontinued operations	—	(106)	(9)	—	—	(115)
Net cash (used in) provided by investing activities	—	(279,033)	(7,770)	973	(3,350)	(289,180)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director stock-based compensation	—	841	—	—	—	841
Proceeds from borrowings on long-term debt	—	417,695	—	—	—	417,695
Principal payments on long-term debt	—	(174,573)	—	(643)	—	(175,216)
Payment of long-term debt issue costs	—	(7,662)	—	—	—	(7,662)
Treasury stock purchased	—	(2,729)	—	—	—	(2,729)
Proceeds from intercompany borrowings	—	—	—	400	(400)	—
Payments on intercompany borrowings	—	—	(3,750)	—	3,750	—
Net cash provided by (used in) financing activities, continuing operations	—	233,572	(3,750)	(243)	3,350	232,929
Net cash provided by (used in) financing activities	$—	$233,572	$(3,750)	$(243)	$3,350	$232,929
Net increase in cash and cash equivalents	—	5,371	205	833	—	6,409
Cash and cash equivalents at the beginning of the period	—	11,200	448	—	—	11,648
Cash and cash equivalents at the end of the period	—	16,571	653	833	—	18,057

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Note 18—Unaudited Quarterly Data

	Quarter Ended
	March 31, 2013	June 30, 2013	September 30, 2013		December 31, 2013
	(in thousands, except per share data)
Net revenues	$140,992	$164,346	$163,110		$183,915
Operating income	$11,776	$26,916	$23,226		$28,026
(Loss) income from continuing operations	$(1,020)	$7,169	$146,508	(1)	$3,944
Net (loss) income attributable to LIN Media LLC	$(856)	$7,475	$146,938		$4,556
Basic (loss) earnings per common share from continuing operations attributable to LIN Media LLC	$(0.02)	$0.14	$2.78		$0.09
Basic (loss) earnings per common share attributable to LIN Media LLC	$(0.02)	$0.14	$2.78		$0.09
Diluted (loss) earnings per common share from continuing operations attributable to LIN Media LLC	$(0.02)	$0.13	$2.63		$0.08
Diluted (loss) earnings per common share attributable to LIN Media LLC	$(0.02)	$0.13	$2.63		$0.08
Weighted-average number of common shares outstanding used in calculating income per common share:
Basic	51,910	52,278	52,791		52,879
Diluted	51,910	55,595	55,855		56,240

________________________________________
(1) During the year ended December 31, 2013, we recognized a $124.3 million tax benefit as a result of the Merger as well as an $18.2 million tax benefit as a result of the reversal of state valuation allowances. For further discussion, see Note 14 - "Income Taxes."

	Quarter Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
	(in thousands, except per share data)
Net revenues	$103,200	$121,016	$133,076	$196,170
Operating income	$20,460	$34,995	$44,367	$71,239
Income (loss) from continuing operations	$5,115	$15,457	$19,619	$(58,163)
(Loss) income from discontinued operations	$(1,231)	$11,602	$—	$—
Net income (loss) attributable to LIN Media LLC	$4,266	$27,118	$19,659	$(58,088)
Basic earnings (loss) per common share from continuing operations attributable to LIN Media LLC	$0.10	$0.28	$0.37	$(1.09)
Basic earnings (loss) per common share attributable to LIN Media LLC	$0.08	$0.49	$0.37	$(1.09)
Diluted earnings (loss) per common share from continuing operations attributable to LIN Media LLC	$0.10	$0.27	$0.36	$(1.09)
Diluted earnings (loss) per common share attributable to LIN Media LLC	$0.08	$0.48	$0.36	$(1.09)
Weighted-average number of common shares outstanding used in calculating income per common share:
Basic	56,184	55,174	53,066	53,169
Diluted	57,512	56,300	54,353	53,169

LIN Media LLC
Notes to Consolidated Financial Statements (Continued)

Note 19—Supplemental Disclosure of Cash Flow Information

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Cash paid for interest expense	$48,646	$42,348	$47,801
Cash paid for income taxes—continuing operations	$32,937	$1,103	$559
Non-cash investing activities:
Accrual for estimated shortfall loans to SVH	$—	$—	$4,697
Non-cash financing activities:
Capital leases assumed in acquisitions	$179	$14,896	$—

Note 20—Valuation and Qualifying Accounts

	Balance at Beginning of Period	Charged(Released) to Operations	Deductions	Balance at End of Period
	(in thousands)
Allowance for doubtful accounts as of December 31,
2013	$3,599	$1,608	$(2,019)	$3,188
2012	$2,310	$2,047	$(758)	$3,599
2011	$2,194	$760	$(644)	$2,310
Valuation allowance for state and federal deferred tax assets as of December 31,
2013	$18,157	$(18,157)	$—	$—
2012	$23,422	$(5,265)	$—	$18,157
2011	$59,990	$(36,568)	$—	$23,422

Note 21—Segment Reporting
Effective January 1, 2014, we began operating under two segments, which also represent our reportable segments, “Broadcast” and “Digital,” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites, and our Digital segment includes the operating results of our digital companies; LIN Digital, LIN Mobile, Nami Media, HYFN, Dedicated Media, and Federated Media (acquired in February 2014). Unallocated corporate expenses primarily include our costs to operate as a public company and to operate our corporate locations. All revenues are generated in the United States of America. All impacted sections of this filing have been updated to reflect this change in reportable segments.

We use earnings before interest, taxes, depreciation and amortization, excluding non-recurring charges, restructuring charges, share-based compensation, loss or gain on sales of assets, and cash paid for programming (“Adjusted EBITDA”) as the primary financial measure reported to the chief executive officer (the chief operating decision maker) for use in assessing our operating segments’ operating performance. We believe that this measure is useful to investors because it eliminates a significant level of non-cash depreciation and amortization expense and other non-recurring charges and as a result, allows investors to better understand our operating segments’ performance. All adjustments to Adjusted EBITDA presented below to arrive at consolidated pre-tax income (loss) except for depreciation and amortization and cash paid for programming relate primarily to corporate activities. Cash paid for programming pertains only to our Broadcast segment. As a result, we have disclosed depreciation and amortization by segment, as this is the only adjustment to operating income that the chief executive officer reviews on a segment basis. We have presented prior period information to reflect our current reportable segments.

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Net revenues:
Broadcast	$576,510	$512,367	$372,783
Digital	75,853	41,095	27,220
Total net revenues	$652,363	$553,462	$400,003

The following table is a reconciliation of Adjusted EBITDA to consolidated income before (benefit from) provision for income taxes.

	Year ended December 31,
	2013	2012	2011
		(in thousands)

Segment Adjusted EBITDA:
Broadcast	$205,843	$241,831	$141,081
Digital	4,020	1,970	292
Total segment Adjusted EBITDA	209,863	243,801	141,373
Unallocated corporate	(23,966)	(24,268)	(18,514)
Less:
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Amortization of program rights	29,242	23,048	21,406
Share-based compensation	9,374	6,857	6,176
Non-recurring and acquisition-related charges (1)	10,842	3,207	2,171
Restructuring charge	3,895	1,009	707
Contract termination costs	3,887	—	—
Loss on sale of assets	710	96	472
Add:
Cash payments for programming	31,677	24,258	24,622
Operating income	89,944	171,061	89,104
Other expense:
Interest expense, net	56,607	46,683	50,706
Share of loss in equity investments	56	98,309	4,957
Gain on derivative instruments	—	—	(1,960)
Loss on extinguishment of debt	—	3,341	1,694
Other expense, net	2,100	237	51
Total other expense, net	58,763	148,570	55,448
Consolidated income before (benefit from) provision for income taxes	$31,181	$22,491	$33,656
____________________________________________
(1) Non-recurring charges for the year ended December 31, 2013 primarily consist of expenses related to the Merger. Charges for the years ended December 31, 2012 and 2011 relate solely to acquisitions.

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Operating income (loss):
Broadcast	$142,753	$207,431	$118,399
Digital	(365)	(461)	(815)
Unallocated corporate	(52,444)	(35,909)	(28,480)
Total operating income	$89,944	$171,061	$89,104

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Depreciation and amortization:
Broadcast	$64,887	$35,521	$25,761
Digital	4,046	2,365	1,105
Unallocated corporate	747	627	579
Total depreciation and amortization	$69,680	$38,513	$27,445

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Capital expenditures:
Broadcast	$22,957	$23,342	$18,616
Digital	4,416	2,884	722
Unallocated corporate	2,001	2,004	731
Total capital expenditures	$29,374	$28,230	$20,069

	December 31,	December 31,
	2013	2012
	(in thousands)
Assets:
Broadcast	$1,100,343	$1,136,861
Digital	69,690	29,351
Unallocated corporate	46,817	75,202
Total assets	$1,216,850	$1,241,414

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of LIN Television Corporation:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of LIN Television Corporation and its subsidiaries at December 31, 2013 and December 31, 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013 based on criteria established in Internal Control - Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Report on Internal Control over Financial Reporting (not presented herein) appearing under Item 9A. Our responsibility is to express opinions on these financial statements and on the Company's internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As described in Management's Report on Internal Control over Financial Reporting, management has excluded Dedicated Media, Inc. (“Dedicated Media”) and HYFN, Inc. (“HYFN”) from its assessment of internal control over financial reporting as of December 31, 2013 because they were acquired by the Company in purchase business combinations in April 2013. We have also excluded Dedicated Media and HYFN from our audit of internal control over financial reporting. Dedicated Media and HYFN’s assets each represent 1% of consolidated total assets as of December 31, 2013, and net revenues from Dedicated Media and HYFN represent 3% and less than 1%, respectively, of consolidated net revenue for the year ended December 31, 2013.

/s/PricewaterhouseCoopers LLP

Hartford, Connecticut
March 3, 2014 except for Note 19, as to which the date is June 5, 2014

LIN Television Corporation
Consolidated Balance Sheets

	December 31,
	2013	2012
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$12,525	$46,307
Accounts receivable, less allowance for doubtful accounts (2013—$3,188; 2012—$3,599)	145,409	126,150
Deferred income tax assets	6,898	—
Other current assets	15,201	6,863
Total current assets	180,033	179,320
Property and equipment, net	221,078	241,491
Deferred financing costs	16,448	19,135
Goodwill	203,528	192,514
Broadcast licenses	536,515	536,515
Other intangible assets, net	47,049	59,554
Other assets	12,299	12,885
Total assets (a)	$1,216,950	$1,241,414
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$17,364	$10,756
Accounts payable	14,002	18,955
Income taxes payable	1,420	766
Accrued expenses	51,696	153,246
Deferred income tax liabilities	—	168,219
Program obligations	7,027	10,770
Total current liabilities	91,509	362,712
Long-term debt, excluding current portion	929,328	879,471
Deferred income tax liabilities	64,686	40,556
Program obligations	4,146	4,281
Other liabilities	27,209	42,716
Total liabilities (a)	1,116,878	1,329,736
Commitments and Contingencies (Note 13)
Redeemable noncontrolling interest	12,845	3,242
LIN Television Corporation stockholder's deficit:
Common Stock, $0.01 par value, 1,000 shares	—	—
Investment in parent company's stock, at cost	(21,984)	(21,984)
Additional paid-in capital	1,140,370	1,130,239
Accumulated deficit	(1,005,633)	(1,164,435)
Accumulated other comprehensive loss	(25,526)	(35,384)
Total stockholder's equity (deficit)	87,227	(91,564)
Total liabilities and deficit	$1,216,950	$1,241,414
_______________________________________________________________________________

(a)
Our consolidated assets as of December 31, 2013 and 2012 include total assets of $56,056 and $60,380, respectively, of variable interest entities ("VIEs") that can only be used to settle the obligations of the VIEs. These assets include broadcast licenses and other intangible assets of $44,677 and $46,604 and program rights of $2,186 and $2,060 as of December 31, 2013 and 2012, respectively. Our consolidated liabilities as of December 31, 2013 and 2012 include $4,126 and $4,577, respectively, of total liabilities of the VIEs for which the VIE's creditors have no recourse to the Company, including $2,727 and $4,152, respectively, of program obligations. See further description in Note 1—"Basis of Presentation and Summary of Significant Accounting Policies."

The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation
Consolidated Statements of Operations

	Year Ended December 31,
	2013	2012	2011
	(in thousands, except per share data)
Net revenues	$652,363	$553,462	$400,003
Operating expenses:
Direct operating	251,078	160,222	130,618
Selling, general and administrative	162,550	125,267	103,770
Amortization of program rights	29,242	23,048	21,406
Corporate	40,668	34,246	26,481
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Restructuring	3,895	1,009	707
Contract termination costs (Note 12)	3,887	—	—
Loss from asset dispositions	710	96	472
Operating income	90,653	171,061	89,104
Other expense:
Interest expense, net	56,627	46,683	50,706
Share of loss in equity investments	56	98,309	4,957
Gain on derivative instruments	—	—	(1,960)
Loss on extinguishment of debt	—	3,341	1,694
Other expense, net	2,100	237	51
Total other expense, net	58,783	148,570	55,448
Income before (benefit from) provision for income taxes	31,870	22,491	33,656
(Benefit from) provision for income taxes	(125,420)	40,463	(16,045)
Income (loss) from continuing operations	157,290	(17,972)	49,701
Discontinued operations:
Loss from discontinued operations, net of a benefit from income taxes of $541 and $595 for the years ended December 31, 2012 and 2011, respectively	—	(1,018)	(920)
Gain on sale of discontinued operations, net of a provision for income taxes of $6,223 for the year ended December 31, 2012	—	11,389	—
Net income (loss)	157,290	(7,601)	48,781
Net (loss) income attributable to noncontrolling interests	(1,512)	(556)	204
Net income (loss) attributable to LIN Television Corporation	$158,802	$(7,045)	$48,577
The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation
Consolidated Statements of Comprehensive Income (Loss)

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Net income (loss)	$157,290	$(7,601)	$48,781
Pension net gain (loss), net of tax of $5,705, $1,523 and $(7,291) for the years ended December 31, 2013, 2012 and 2011, respectively	8,738	2,424	(11,212)
Amortization of pension net losses, net of tax of $734, $609 and $379 for the years ended December 31, 2013, 2012 and 2011, respectively, reclassified	1,120	969	374
Comprehensive income (loss)	167,148	(4,208)	37,943
Comprehensive (loss) income attributable to noncontrolling interest	(1,512)	(556)	204
Comprehensive income (loss) attributable to LIN Television Corporation	$168,660	$(3,652)	$37,739
The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation
Consolidated Statement of Stockholder's Equity
(in thousands, except share data)

	Common Stock		Investment in Parent Company's Common Shares (at cost)			Accumulated Other Comprehensive Loss
				Additional Paid-In Capital	Accumulated Deficit		Total Stockholder's Equity
	Shares	Amount
Balance at December 31, 2012	1,000	$—	$(21,984)	$1,130,239	$(1,164,435)	$(35,384)	$(91,564)
Pension liability adjustment, net of tax of $6,439	—	—	—	—	—	9,858	9,858
Issuance of LIN Media LLC class A common shares	—	—	—	1,256	—	—	1,256
Tax benefit from exercise of share options	—	—	—	1,591	—	—	1,591
Share-based compensation	—	—	—	9,284	—	—	9,284
Dividend declared	—	—	—	(2,000)	—	—	(2,000)
Net income	—	—	—	—	158,802	—	158,802
Balance at December 31, 2013	1,000	$—	$(21,984)	$1,140,370	$(1,005,633)	$(25,526)	$87,227
The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation
Consolidated Statement of Stockholder's Deficit
(in thousands, except share data)

	Common Stock		Investment in Parent Company's Common Stock (at cost)			Accumulated Other Comprehensive Loss
				Additional Paid-In Capital	Accumulated Deficit		Total Stockholder's Deficit
	Shares	Amount
Balance at December 31, 2011	1,000	$—	$(10,598)	$1,122,133	$(1,157,390)	$(38,777)	$(84,632)
Pension liability adjustment, net of tax of $2,132	—	—	—	—	—	3,393	3,393
Stock-based compensation	—	—	—	8,106	—	—	8,106
Purchase of LIN TV Corp. class A common shares	—	—	(11,386)	—	—	—	(11,386)
Net loss	—	—	—	—	(7,045)	—	(7,045)
Balance at December 31, 2012	1,000	$—	$(21,984)	$1,130,239	$(1,164,435)	$(35,384)	$(91,564)
The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation
Consolidated Statements of Stockholder's Deficit
(in thousands, except share data)

	Common Stock		Investment in Parent Company's Common Stock (at cost)			Accumulated Other Comprehensive Loss
				Additional Paid-In Capital	Accumulated Deficit		Total Stockholder's Deficit
	Shares	Amount
Balance at December 31, 2010	1,000	$—	$(7,869)	$1,110,343	$(1,205,967)	$(27,939)	$(131,432)
Pension liability adjustment, net of tax of $(6,912)	—	—	—	—	—	(10,838)	(10,838)
Stock-based compensation	—	—	—	7,017	—	—	7,017
Issuance of LIN TV Corp. class A common stock			—	4,773			4,773
Purchase of LIN TV Corp. class A common stock	—	—	(2,729)	—	—	—	(2,729)
Net income	—	—	—	—	48,577	—	48,577
Balance at December 31, 2011	1,000	$—	$(10,598)	$1,122,133	$(1,157,390)	$(38,777)	$(84,632)
The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation
Consolidated Statements of Cash Flows

	Year ended December 31,
	2013	2012	2011
	(in thousands)
OPERATING ACTIVITIES:
Net income (loss)	$157,290	$(7,601)	$48,781
Loss from discontinued operations	—	1,018	920
Gain on sale of discontinued operations	—	(11,389)	—
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Amortization of financing costs and note discounts	3,638	2,589	3,755
Amortization of program rights	29,242	23,048	21,406
Cash payments for programming	(31,677)	(24,258)	(24,622)
Loss on extinguishment of debt	—	1,830	1,694
Gain on derivative instruments	—	—	(1,960)
Share of loss in equity investments	56	98,309	4,957
Deferred income taxes, net	(27,222)	38,263	(16,586)
Extinguishment of income tax liability related to the Merger	(131,481)	—	—
Share-based compensation	9,374	6,857	6,176
Loss from asset dispositions	710	96	472
Other, net	(1,155)	1,724	754
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(11,058)	(33,403)	(8,825)
Other assets	(4,254)	(2,146)	(138)
Accounts payable	(8,679)	7,983	3,318
Income taxes payable	654	—	—
Accrued interest expense	4,327	1,746	(851)
Other liabilities and accrued expenses	(9,889)	6,256	(3,634)
Net cash provided by operating activities, continuing operations	49,556	149,435	63,062
Net cash used in operating activities, discontinued operations	—	(2,736)	(402)
Net cash provided by operating activities	49,556	146,699	62,660
INVESTING ACTIVITIES:
Capital expenditures	(29,374)	(28,230)	(20,069)
Change in restricted cash	—	255,159	(255,159)
Payments for business combinations, net of cash acquired	(10,082)	(358,495)	(9,033)
Proceeds from the sale of assets	86	79	74
Payments on derivative instruments	—	—	(2,020)
Shortfall loans to joint venture with NBCUniversal	—	(2,292)	(2,483)
Capital contribution to joint venture with NBCUniversal	(100,000)	—	—
Other investments, net	—	—	(375)
Net cash used in investing activities, continuing operations	(139,370)	(133,779)	(289,065)
Net cash provided by (used in) investing activities, discontinued operations	—	29,520	(115)
Net cash used in investing activities	(139,370)	(104,259)	(289,180)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director share-based compensation	1,256	1,314	841
Tax benefit from exercises of share options	1,591	—	—
Proceeds from borrowings on long-term debt	141,000	328,333	417,695
Payment of dividend	(2,000)	—	—
Principal payments on long-term debt	(85,160)	(322,179)	(175,216)
Payment of long-term debt issue costs	(655)	(10,272)	(7,662)
Treasury shares purchased	—	(11,386)	(2,729)
Net cash provided by (used in) financing activities	56,032	(14,190)	232,929
Net (decrease) increase in cash and cash equivalents	(33,782)	28,250	6,409
Cash and cash equivalents at the beginning of the period	46,307	18,057	11,648
Cash and cash equivalents at the end of the period	$12,525	$46,307	$18,057
   The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation
Notes to Consolidated Financial Statements
Note 1—Basis of Presentation and Summary of Significant Accounting Policies
Principles of Consolidation
LIN Television Corporation, a Delaware corporation (“LIN Television”), together with its subsidiaries, is a local multimedia company operating in the United States. LIN Television and its subsidiaries are affiliates of Hicks, Muse & Co. Partners, L.P. (“HMC”). In these notes, the terms “Company,” “we,” “us” or “our” mean LIN Television and all subsidiaries included in our consolidated financial statements. LIN Television is a wholly-owned subsidiary of LIN Media LLC, a Delaware limited liability company (“LIN LLC”).
On July 30, 2013, LIN TV Corp., a Delaware corporation (“LIN TV”), completed its merger with and into LIN LLC, a Delaware limited liability company and wholly owned subsidiary of LIN TV, with LIN LLC as the surviving entity (the “Merger”) pursuant to the Agreement and Plan of Merger, dated February 12, 2013, by and between LIN TV and LIN LLC (the “Merger Agreement”). Entry into the Merger Agreement had previously been announced by LIN TV on its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 15, 2013.
LIN LLC filed a Current Report on Form 8-K on July 31, 2013 (the “Form 8-K”) for the purpose of establishing LIN LLC as the successor registrant to LIN TV pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters, including the consummation of the Merger. Pursuant to Rule 12g-3(a) under the Exchange Act and in accordance with the filing of the Form 8-K, the class A common shares representing limited liability interests in LIN LLC, as the successor registrant to LIN TV, were deemed registered under Section 12(b) of the Exchange Act. References to "LIN LLC," "we," "us," or the "Company" in this Annual Report on Form 10-K that include any period at and before the effectiveness of the Merger shall be deemed to refer to LIN TV as the predecessor registrant to LIN LLC. For more information concerning the effects of the Merger and the succession of LIN LLC to LIN TV upon its effectiveness, please see the Form 8-K.
LIN LLC's assets, liabilities, and operations relate solely to the administration of the LIN LLC partnership. LIN LLC guarantees all of our debt. All of the consolidated wholly-owned subsidiaries of LIN Television fully and unconditionally guarantee our Senior Secured Credit Facility, 8 3/8% Senior Notes due 2018 (the “8 3/8% Senior Notes”) and 6 3/8% Senior Notes due 2021 (the “6 3/8% Senior Notes”) on a joint-and-several basis, subject to customary release provisions.
Our consolidated financial statements reflect the operations of WWHO-TV in Columbus, OH and WUPW-TV in Toledo, OH as discontinued for all periods presented. See Note 3—“Discontinued Operations” for further discussion of our discontinued operations.
The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Certain changes in classifications have been made to the prior period financial statements to conform to the current financial statement presentation. Our significant accounting policies are described below.
The accompanying consolidated financial statements include the accounts of our Company, our wholly-owned and majority-owned and controlled subsidiaries, and variable interest entities ("VIEs") for which we are the primary beneficiary. We review all local marketing agreements (“LMAs”), shared services agreements (“SSAs”) or joint sales agreements (“JSAs”), to evaluate whether consolidation of entities party to such arrangements is required. All intercompany accounts and transactions have been eliminated. We conduct our business through our subsidiaries and have no operations or assets other than our investment in our subsidiaries and equity-method investments.
As of January 1, 2014, we began operating under two segments, which also represent our reportable segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes forty-three television stations and seven digital channels that are either owned, operated or serviced by us in twenty-three U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites. Our Digital segment includes the operating results of our digital companies: LIN Digital LLC ("LIN Digital"), LIN Mobile, LLC ("LIN Mobile"), Nami Media, Inc. ("Nami Media"), HYFN, Inc. ("HYFN"), Dedicated Media, Inc. ("Dedicated Media"), and Federated Media Publishing LLC (acquired in February 2014) ("Federated Media"). Corporate and unallocated expenses primarily include our costs to operate as a public company and to operate our corporate locations. Corporate is not a reportable segment. We have retrospectively recast prior period disclosures to reflect this change in our reportable operating segments. See Note 19 - “Segment Reporting” for further discussion. Prior to January 1, 2014, we had one reportable segment.
Joint Venture Sale Transaction
On February 12, 2013, we, along with LIN TV and our wholly-owned subsidiary, LIN Television of Texas, L.P., a Delaware limited partnership (“LIN Texas”) entered into and closed the transactions contemplated by a transaction agreement (the

LIN Television Corporation
Notes to Consolidated Financial Statements (continued)

“Transaction Agreement”) with NBC Telemundo License LLC, a Delaware limited liability company (“NBC”), NBCU New LLC I, a Delaware limited liability company, NBCU New LLC II, a Delaware limited liability company, General Electric Company, a New York corporation (“GE”), General Electric Capital Corporation, a Delaware corporation (“GECC” and together with GE, the “GE Parties”), National Broadcasting Company Holding, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation (“Comcast”), NBCUniversal Media, LLC, a Delaware limited liability company (“NBCUniversal”), Lone Star SPV, LLC, a Delaware limited liability company and Station Venture Holdings, LLC, a Delaware limited liability company (“SVH”). SVH held a 99.75% interest in Station Venture Operations, LP (“SVO”), which is the operating company that managed KXAS-TV and KNSD-TV, the television stations that comprised the joint venture. The Transaction Agreement effected a series of transactions related to the ownership and sale of LIN Texas’s 20.38% equity interest in SVH, a joint venture in which NBC, an affiliate of NBCUniversal, held the remaining 79.62% equity interest (collectively, the “JV Sale Transaction”).
SVH was a limited partner in a business that operated an NBC affiliate in Dallas and an NBC affiliate in San Diego pursuant to a management agreement. At the time of LIN Texas’s acquisition of its interest in SVH in 1998, GECC provided secured debt financing to SVH in the form of a $815.5 million non-amortizing senior secured note due 2023 to GECC (the “GECC Note”), and, in connection with SVH’s assumption of the GECC Note, LIN TV guaranteed the payment of the full amount of principal and interest on the GECC Note (the “GECC Guarantee”).
In addition, during 2009, 2010, 2011 and 2012, we entered into agreements with SVH, the GE Parties and NBCUniversal pursuant to which LIN Television, the GE Parties and NBCUniversal caused to be provided to SVH certain unsecured shortfall funding loans (the “Shortfall Funding Loans”) on the basis of each party’s percentage of equity interest in SVH in order to fund interest payments on the GECC Note.
Pursuant to the JV Sale Transaction, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00. As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.
We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the GECC Guarantee and recorded the related tax effects of the JV Sale Transaction and the capital contribution in our consolidated financial statements as of December 31, 2012 because it represented a probable and estimable obligation of the Company. In February 2013, we entered into a $60 million incremental term loan facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million capital contribution. As a result of the JV Sale Transaction, LIN TV, after utilizing all of its available federal net operating loss carryforwards to offset the taxable gain recognized in such transaction, we had a $162.8 million income tax payable associated with this transaction remaining, $131.5 million of which was extinguished as a result of the closing of the transactions contemplated by the Merger Agreement further described below.
Concurrent with the closing of the JV Sale Transaction, LIN TV entered into the Merger Agreement with LIN LLC as described above. The Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes, and the change in classification was treated as a liquidation of LIN TV for federal income tax purposes, and LIN TV realized a capital loss in its 100% equity interest in LIN Television.
Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss in the amount of approximately $343 million, which represented the difference between its tax basis in the stock of LIN Television, and the fair market value of such stock as of July 30, 2013. The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and, we realized cash savings of $131.5 million, resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.
Variable Interest Entities
In determining whether we are the primary beneficiary of a VIE for financial reporting purposes, we consider whether we have the power to direct the activities of the VIE that most significantly impact the economic performance of the VIE and whether we have the obligation to absorb losses or the right to receive returns that would be significant to the VIE. We consolidate VIEs when we are the primary beneficiary.
We have a JSA and an SSA with WBDT Television, LLC ("WBDT"), a third party licensee, for WBDT-TV in the Dayton, OH market. We also have JSAs and SSAs with affiliates of Vaughan Acquisition LLC ("Vaughan"), a third party licensee, for

LIN Television Corporation
Notes to Consolidated Financial Statements (continued)

WTGS-TV in the Savannah, GA market, WYTV-TV in the Youngstown, OH market and KTKA-TV in the Topeka, KS market and SSAs with KASY-TV Licensee, LLC ("KASY"), a third-party licensee, for KWBQ-TV in the Santa Fe, NM market, KRWB-TV in the Roswell, NM market and KASY-TV in the Albuquerque, NM market. Under these agreements, we provide administrative services to these stations, have an obligation to reimburse certain of the stations' expenses, and we are compensated through a performance-based fee structure that provides us the benefit of certain returns from the operation of these stations.
We determined that WBDT, Vaughan and KASY are VIEs and as a result of the JSAs and/or SSAs, we have variable interests in these entities. We are the primary beneficiary of these entities, and therefore, we consolidate these entities within our consolidated financial statements.
The carrying amounts and classifications of the assets and liabilities of the variable interest entities described above, which have been included in our consolidating balance sheets as of December 31, 2013 and 2012 were as follows (in thousands):

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$278	$418
Accounts receivable, net	6,345	6,021
Other assets	927	2,092
Total current assets	7,550	8,531
Property and equipment, net	2,469	3,190
Broadcast licenses and other intangible assets, net	44,677	46,604
Other assets	1,360	2,055
Total assets	$56,056	$60,380
LIABILITIES
Current liabilities:
Current portion of long-term debt	$1,162	$1,451
Accounts payable	63	—
Accrued expenses	1,336	425
Program obligations	1,303	2,185
Total current liabilities	3,864	4,061
Long-term debt, excluding current portion	3,005	3,950
Program obligations	1,424	1,967
Other liabilities	47,763	50,402
Total liabilities	$56,056	$60,380
The assets of our consolidated VIEs can only be used to settle the obligations of the VIEs, and may not be sold, or otherwise disposed of, except for assets sold or replaced with others of like kind or value. Other liabilities of $47.8 million and $50.4 million as of December 31, 2013 and 2012, respectively, serve to reduce the carrying value of the entities and are eliminated in our consolidated financial statements. This reflects the fact that as of December 31, 2013 and 2012, LIN Television has an option that it may exercise if the Federal Communications Commission ("FCC") attribution rules change. The option would allow LIN Television to acquire the assets or member's interest of the VIE entities for a nominal exercise price, which is significantly less than the carrying value of their tangible and intangible net assets.
Use of estimates
The preparation of financial statements in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the notes thereto. Our actual results could differ from these estimates. Estimates are used for the allowance for doubtful accounts in receivables, valuation of goodwill and intangible assets, assumptions used to determine fair value of financial instruments, amortization and impairment of program rights and intangible assets, share-based compensation and other long-term incentive compensation arrangements, pension costs, barter

LIN Television Corporation
Notes to Consolidated Financial Statements (continued)

transactions, income taxes, employee medical insurance claims, useful lives of property and equipment, contingencies, litigation and net assets of businesses acquired.
Cash and cash equivalents
Cash equivalents consist of highly liquid, short-term investments that have an original maturity of three months or less when purchased. All of our available cash is on deposit with banking institutions that we believe to be financially sound. We had no material losses on our cash or cash equivalents during 2013.
Property and equipment
Property and equipment is recorded at cost and is depreciated using the straight-line method over the estimated useful lives of the assets, which are an average of 30 to 40 years for buildings and fixtures, and 3 to 15 years for broadcast and other equipment. Upon retirement or other disposition, the cost and related accumulated depreciation of the assets are removed from the accounts and the resulting gain or loss is included in consolidated net income or loss. Expenditures for maintenance and repairs, including expenditures for planned major maintenance activities, are expensed as incurred. We review our property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.
Equity investments
Equity investments that we do not have a controlling interest in are accounted for using the equity method. Our share of the net income or loss for these investments, including any equity investment impairments or payments under related guarantees, is included in share of loss from equity investments on our consolidated statement of operations. We review our interest in our equity investments for impairment if there is a series of operating losses or other factors that may indicate that there is a decrease in the value of our investment that is other than temporary.
Revenue recognition
We recognize local, national and political advertising sales, net of agency commissions, during the period in which the advertisements or programs are aired on our television stations, and when payment is reasonably assured. Internet and mobile advertisement sales are recognized when the advertisement is displayed on our websites or the websites of our advertising network. We recognize retransmission consent fees in the period in which our service is delivered. Revenue generated by our digital companies is recognized over the service delivery period when necessary provisions of the contracts have been met. In addition, for the sale of third-party products and services by our digital companies, we evaluate whether it is appropriate to recognize revenue based on the gross amount billed to the customer or the net amount retained by us.
Barter transactions
We account for barter transactions at the fair value of the goods or services we receive from our customers, or the advertising time provided, whichever is more clearly indicative of fair value based on the judgment of our management. We record barter advertising revenue at the time the advertisement is aired and barter expense at the time the goods or services are used. We account for barter programs at fair value based on a calculation using the actual cash advertisements we sell within barter programs multiplied by one minus the program profit margin for similar syndicated programs where we pay cash to acquire the program rights. We record barter program revenue and expense when we air the barter program. We do not record barter revenue or expenses related to network programs. Barter revenue and expense included in the consolidated statements of operations are as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Barter revenue	$5,552	$4,220	$4,071
Barter expense	(5,455)	(4,176)	(3,967)
Advertising expense
Advertising costs are expensed as incurred. We incurred advertising costs in the amounts of $3.9 million, $3.1 million and $2.6 million for the years ended December 31, 2013, 2012 and 2011, respectively.

LIN Television Corporation
Notes to Consolidated Financial Statements (continued)

Intangible assets
Intangible assets primarily include broadcast licenses, network affiliations, customer relationships, completed technology, non-compete agreements and goodwill.
We consider our broadcast licenses to be indefinite-lived intangible assets and as a result, we test the impairment of our broadcast licenses annually or whenever events or changes in circumstances indicate that such assets might be impaired. The use of an indefinite life for our broadcast licenses is based on our ability to renew the licenses and that such renewals generally may be obtained indefinitely and at little cost and that the technology used in broadcasting is not expected to be replaced in the foreseeable future. Therefore, cash flows derived from the broadcast licenses are expected to continue indefinitely. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. The impairment test consists of a comparison of the fair value of broadcast licenses with their carrying amount on a station-by-station basis using a discounted cash-flow valuation method, assuming a hypothetical start-up scenario. The future value of our broadcast licenses could be significantly impaired by the loss of the corresponding network affiliation agreements. Accordingly, such an event could trigger an assessment of the carrying value of a broadcast license.
We test the impairment of goodwill annually or whenever events or changes in circumstances indicate that goodwill might be impaired. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. Our reporting units are comprised of each of the markets in which our television stations operate, LIN Digital, Nami Media, Dedicated Media, Inc. ("Dedicated Media") and HYFN, Inc. ("HYFN"). The first step of the goodwill impairment test compares the fair value of a reporting unit with its carrying amount, including goodwill. The fair value of a reporting unit is determined through the use of a discounted cash flow analysis. The valuation assumptions used in the discounted cash flow model reflect historical and projected performance of the reporting unit and prevailing values in the markets for similar assets. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered impaired. If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by performing a hypothetical purchase price allocation, using the reporting unit's fair value (as determined in step one) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment charge is recognized in an amount equal to that excess, but not more than the carrying value of the goodwill. An impairment assessment could be triggered by a significant reduction, or a forecast of such reductions, in operating results or cash flows at one or more of our reporting units, a significant adverse change in the national or local advertising marketplaces in which our television stations operate, or by adverse changes to FCC ownership rules, among other factors. We recorded an impairment charge during 2011, which is more fully described in Note 6 -"Intangible Assets."
Long-lived assets
We periodically evaluate the net realizable value of long-lived assets, including tangible and intangible assets, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. When evaluating assets for potential impairment, we first compare the carrying amount of the asset group to the estimated future cash flows associated with the asset group (undiscounted and without interest charges). If the estimated future cash flows used in this analysis are less than the carrying amount of the asset group, an impairment loss calculation is prepared. The impairment loss calculation compares the carrying amount of the asset group to the asset group's estimated future cash flows (discounted and with interest charges). If required, an impairment loss is recorded for the portion of the asset group's carrying value that exceeds the asset group's estimated future cash flows.
Program rights
Program rights are recorded as assets when the license period begins and the programs are delivered to our stations for broadcasting, at the gross amount of the related obligations. Costs incurred in connection with the purchase of programs to be broadcast within one year are classified as other current assets, while costs of those programs to be broadcast subsequently are considered non-current. Program costs are charged to operations over their estimated broadcast periods in a manner consistent with actual usage.
If the estimated net realizable value of acquired programming rights is less than unamortized cost (i.e. due to poor ratings), we would recognize an impairment charge to reduce the carrying value of the program rights to their net realizable value.
Program obligations are classified as current or non-current in accordance with the payment terms of the license agreement.

LIN Television Corporation
Notes to Consolidated Financial Statements (continued)

Share-based compensation
As of December 31, 2013, we have several share-based employee compensation plans, which are described more fully in Note 9—"Share-Based Compensation." We estimate the fair value of share option awards using a Black-Scholes valuation model. The Black-Scholes valuation model requires us to make assumptions and judgments about the variables used in the calculation, including the option's expected term, the expected volatility of the underlying shares and the number of share option awards that are expected to be forfeited. The expected term represents the weighted-average period of time that options granted are expected to be outstanding giving consideration to vesting schedules and our historical exercise patterns. Expected volatility is based on historical trends for LIN LLC's class A common shares over the expected term. Expected forfeitures are estimated using our historical experience. If future changes in estimates differ significantly from our current estimates, our future share-based compensation expense and results of operations could be materially impacted.
The following table presents the share-based compensation expense included in our consolidated statements of operations (in thousands):

	Year Ended December 31,
	2013	2012	2011
Direct operating	$320	$270	$256
Selling, general and administrative	1,460	1,019	1,266
Corporate	7,594	5,568	4,654
Total share-based compensation	$9,374	$6,857	$6,176
Our accounting policy is to follow the tax law ordering approach regarding net operating losses and determining when tax benefits are realized related to excess share option deductions and credited to paid-in capital.
Income taxes
Deferred income taxes are recognized based on temporary differences between the financial statement and the tax basis of assets and liabilities using statutory tax rates in effect in the years in which the temporary differences are expected to reverse. We consider future taxable income and feasible tax planning strategies in assessing the need for establishing or removing a valuation allowance. We record or subsequently remove a valuation allowance to reflect our deferred tax assets to an amount that is more likely than not to be realized. In the event that our determination changes regarding the realization of all or part of our deferred tax assets in the future, an adjustment to the deferred tax asset is recorded to our consolidated statement of operations in the period in which such a determination is made. Due to the change in tax structure as a result of the Merger, we reversed an$18.2 million valuation allowance and recognized a corresponding tax benefit during 2013. For further discussion regarding this reversal, see Note 14 - "Income Taxes."
When accounting for uncertainty in income taxes, we follow the prescribed recognition threshold and measurement methodology for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. We recognize interest and penalties related to uncertain tax positions as a component of income tax expense.
Concentration of credit risk
Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. Concentration of credit risk with respect to cash and cash equivalents and investments are limited as we maintain primary banking relationships with only large nationally recognized institutions. We evaluated the viability of these institutions as of December 31, 2013 and we believe our risk is minimal. Credit risk with respect to trade receivables is limited, as our trade receivables are primarily related to advertising revenues generated from a large diversified group of local and nationally recognized advertisers and advertising agencies. We do not require collateral or other security against trade receivable balances, however, we do maintain reserves for potential bad debt losses, which are based on historical bad debt experience and an assessment of specific risks, and such reserves and bad debts have been within management's expectations for all years presented.
Fair value of financial instruments
Certain financial instruments, including cash and cash equivalents, investments, accounts receivable and accounts payable are carried in the consolidated financial statements at amounts that approximate fair value. For certain financial assets and liabilities

LIN Television Corporation
Notes to Consolidated Financial Statements (continued)

recorded at fair value on a recurring basis we maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.
Derivative financial instruments
Derivatives are required to be recorded as assets or liabilities and measured at fair value. Gains or losses resulting from changes in the fair values of derivatives are recognized immediately or deferred, depending on the use of the derivative and whether or not it qualifies as a hedge. We have historically used derivative financial instruments in the management of our interest rate exposure for our long-term debt. In accordance with our interest rate risk management policy, we do not enter into derivative financial instruments unless there is an underlying exposure, and we do not enter into derivative financial instruments for speculative trading purposes.
Retirement plans
We have a defined benefit retirement plan covering certain of our employees. Our pension benefit obligations and related costs are calculated using prescribed actuarial concepts. Additionally, we record the unfunded status of our plan on our consolidated balance sheets. Effective April 1, 2009, this plan was frozen and we do not expect to make additional benefit accruals to this plan, however, we continue to fund our existing vested obligations.
Redeemable noncontrolling interest
The following table presents the activity of the redeemable noncontrolling interest included in our consolidated balance sheets related to Nami Media, HYFN and Dedicated Media, which represents third parties’ proportionate share of our consolidated net assets (in thousands):

Redeemable Noncontrolling Interest
Acquisition of redeemable noncontrolling interest	$3,503
Net loss	(556)
Share-based compensation	295
Balance as of December 31, 2012	3,242
Acquisition of redeemable noncontrolling interest	11,025
Net loss	(1,512)
Share-based compensation	90
Balance as of December 31, 2013	$12,845
Recently issued accounting pronouncements
In July 2013 the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” to eliminate diversity in practice. This ASU requires that companies net their unrecognized tax benefits against all same-jurisdiction net operating losses or tax credit carryforwards that would be used to settle the position with a tax authority. This new guidance is effective prospectively for annual reporting periods beginning on or after December 15, 2013 and interim periods therein. We prospectively adopted this guidance effective January 1, 2013 and it did not have a material impact on our financial statements.
In February 2013, the Financial Accounting Standards Board issued Accounting Standards Update No. 2013-2, “Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income,” which amends Accounting Standards Codification 220, “Comprehensive Income.” The amendments require an entity to disclose the impact of amounts reclassified out of accumulated other comprehensive income and into net income, by the respective line items of net income, if the amounts reclassified are reclassified to net income in their entirety in the same reporting period. The disclosure is required either on the face of the statement where net income is presented or in the notes. For amounts that are not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. We prospectively adopted this guidance effective January 1, 2013 and it did not have a material impact on our financial statements.
In July 2012, there were revisions to the accounting standard for impairment tests of indefinite-lived intangible assets other than goodwill. Under the revised standard a company can first perform a qualitative assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary. A company can choose to perform the qualitative assessment

LIN Television Corporation
Notes to Consolidated Financial Statements (continued)

on none, some, or all of its indefinite-lived intangible assets, and can also bypass the qualitative assessment and perform the quantitative impairment test for any indefinite-lived intangible in any period. The revised standard is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. We adopted this guidance effective January 1, 2013 and do not expect it to have a material impact on our impairment tests of indefinite-lived intangible assets.
Note 2—Acquisitions
Federated Media Publishing, Inc.
On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN Television, acquired 100% of the capital stock of Federated Media Publishing, Inc. ("Federated Media"). Federated Media is a digital content and conversational marketing company that leverages the relationships and content from its publishing network to deliver contextually relevant advertising and conversational and engagement tools that reach agencies’ and brands’ targeted audiences across digital and social media platforms. The purchase price totaled $22.4 million plus an adjustment for working capital delivered at closing and was funded from cash on hand and amounts drawn on our revolving credit facility.

We are in the process of making preliminary estimates of the fair value of the assets acquired and liabilities assumed of Federated Media, utilizing information available at the time of this report and these estimates are subject to refinement until all pertinent information has been obtained. We expect to complete the process of finalizing the purchase accounting and final estimates of fair value of assets and liabilities during the twelve months following the acquisition.
Dedicated Media, Inc.
On April 9, 2013, we acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media, a multi-channel advertisement buying and optimization company. Dedicated Media employs new technologies to create, plan and execute digital marketing campaigns on behalf of its clients. The purchase price totaled $5.8 million, which was funded from cash on hand at the time of the acquisition.
Under the terms of our agreement with Dedicated Media, we agreed to purchase the remaining outstanding shares of Dedicated Media by no later than February 15, 2015 if Dedicated Media achieves both (i) a target earnings before interest, taxes, depreciation and amortization (“EBITDA”) and (ii) a target gross profit in 2014, as outlined in the purchase agreement. The purchase price of these shares is based on multiples of Dedicated Media’s 2014 EBITDA and gross profit. Our maximum potential obligation under the purchase agreement is $26 million. If Dedicated Media does not meet the target EBITDA or target gross profit in 2014, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by us in the acquisition (in thousands):

Current assets	$7,315
Equipment	99
Definite-lived intangible assets	4,620
Goodwill	1,854
Current liabilities	(4,302)
Noncontrolling interest	(3,834)
Total	$5,752
The amount allocated to definite-lived intangible assets represents the estimated fair values of customer relationships of $3.9 million, completed technology of $0.5 million, and trademarks of $0.2 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 8 years for customer relationships, 4 years for completed technology and 2 years for trademarks.
HYFN, Inc.
On April 4, 2013, we acquired a 50.1% interest (calculated on a fully diluted basis) in HYFN, a full service digital advertising agency specializing in the planning, development, deployment and support for websites, mobile sites, interactive banners, games and various applications for multiple devices. The purchase price totaled $7.2 million, $6.9 million of which was funded from cash on hand and $0.3 million was accrued at the time of the acquisition and was subsequently paid in accordance with the provisions of the purchase agreement during the first quarter of 2014.

Under the terms of our agreement with HYFN, we agreed to purchase the remaining outstanding shares of HYFN by no later than February 15, 2016 if HYFN achieves both (i) a target EBITDA and (ii) target net revenues in 2015, as outlined in the transaction agreements. The purchase price of these shares is based on multiples of HYFN’s 2015 net revenue and EBITDA. Our maximum potential obligation under the terms of our agreement is approximately $62.4 million. If HYFN does not meet the target EBITDA or target net revenues in 2015, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by us in the acquisition (in thousands):

Current assets	$3,759
Non-current assets	13
Equipment	179
Definite-lived intangible assets	3,580
Goodwill	9,160
Current liabilities	(920)
Non-current liabilities	(1,361)
Noncontrolling interest	(7,191)
Total	$7,219
The amount allocated to definite-lived intangible assets represents the estimated fair values of customer relationships of $2.4 million, completed technology of $1.1 million, and trademarks of $0.1 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 8 years for customer relationships, 3 years for completed technology and 3 years for trademarks.
Goodwill of $1.9 million and $9.2 million is the excess of the aggregate purchase price over the fair value of the identifiable net assets acquired, and primarily represents the benefits of the incremental revenue we expect to generate from the acquisitions of Dedicated Media and HYFN, respectively. None of the goodwill recognized in connection with the acquisitions of Dedicated Media and HYFN is deductible for tax purposes.
Our obligations to purchase the noncontrolling interest holders’ shares of both Dedicated Media and HYFN are outside of our control, because they are based on the achievement of certain financial targets described above. Therefore, the noncontrolling interest related to Dedicated Media and HYFN as of December 31, 2013 has been reported as redeemable noncontrolling interest and classified as temporary equity on our consolidated balance sheets. As of the acquisition dates, the fair values of the noncontrolling interests were $3.8 million and $7.2 million for Dedicated Media and HYFN, respectively, and were measured based on the purchase prices for our 60% and 50.1% ownership interest in Dedicated Media and HYFN, respectively, and the net assets acquired as of the acquisition dates. As of December 31, 2013, we believe that achievement of the financial targets is not yet probable and therefore, have not reflected these obligations in our consolidated financial statements.
If we do not purchase the remaining outstanding shares of Dedicated Media or HYFN by the dates set forth in the respective purchase agreements, the noncontrolling interest holders have the right to purchase our interest. The purchase price of these shares is based on the same purchase price multiple described above and is exercisable only if the applicable financial targets are not met and we do not elect to purchase the remaining interest. The fair value of our elective purchase options, and the fair value of the options held by the noncontrolling interest holders is zero and no amounts related to these options are included in our consolidated financial statements as of December 31, 2013.
Net revenues and operating loss of HYFN and Dedicated Media included in our consolidated statements of operations for the year ended December 31, 2013 were $24.2 million and $(2.8) million, respectively.
New Vision Acquisition
On October 12, 2012, we completed our acquisition of television stations in eight markets that were previously owned by affiliates of New Vision Television, LLC ("New Vision") for $334.9 million, subject to certain post-closing adjustments, and including the assumption of $14.3 million of finance lease obligations. Concurrent with the acquisition, Vaughan, a third-party licensee, completed its acquisition of separately owned television stations (the "Vaughan Acquired Stations") in three markets for $4.6 million from PBC Broadcasting, LLC ("PBC").
We also agreed to provide certain services to the Vaughan Acquired Stations pursuant to SSAs with Vaughan. Under the SSAs with Vaughan, we provide sales, administrative and technical services, supporting the business and operation of the Vaughan

Acquired Stations in exchange for commissions and fees that provide us the benefit of certain returns from the business of the Vaughan Acquired Stations.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by both us and Vaughan in the acquisition (in thousands):

Program rights assets	$2,040
Property and equipment	100,124
Broadcast licenses	133,120
Definite-lived intangible assets	55,837
Goodwill	65,024
Current liabilities	(417)
Non-current liabilities	(2,239)
Long-term debt assumed	(13,989)
Total	$339,500
The amount allocated to definite-lived intangible assets represents the estimated fair values of network affiliations of $30.8 million, favorable leases of $8.6 million, advertiser relationships of $6.1 million, retransmission consent agreements of $7 million, and other intangible assets of $3.3 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 2 years for network affiliations, 32 years for favorable leases, 10 years for advertiser relationships, 5 years for retransmission consent agreements, and a weighted average life of 6 years for other intangible assets.
The results of operations for the year ended December 31, 2012 include the results of the New Vision stations since October 12, 2012. Net revenues and operating income of the television stations acquired during 2012 included in our consolidated statements of operations for the year ended December 31, 2012 were $40 million and $11.2 million, respectively.
Pro Forma Information
The following table sets forth unaudited pro forma results of operations, assuming that the acquisition of the television stations from New Vision, along with transactions necessary to finance the acquisition, occurred on January 1, 2011 (in thousands):

	2012	2011
Net revenue	$658,163	$514,340
Net (loss) income	$(11,720)	$23,950
Basic (loss) income per common share attributable to LIN LLC	$(0.22)	$0.43
Diluted (loss) income per common share attributable to LIN LLC	$(0.22)	$0.42
This pro forma financial information is based on historical results of operations, adjusted for the allocation of the purchase price and other acquisition accounting adjustments, and is not necessarily indicative of what our results would have been had we operated the businesses since January 1, 2011. The pro forma adjustments reflect depreciation expense, amortization of intangibles and amortization of program contract costs related to the fair value adjustments of the assets acquired, additional interest expense related to the financing of the transactions, exclusion of nonrecurring financing and transaction related costs and the related tax effects of the adjustments.
In connection with the acquisition of television stations from New Vision, we and New Vision incurred a combined total of $7.3 million of transaction related costs primarily related to legal and other professional services. These costs were not included in the 2012 pro forma amounts. The 2011 pro forma net income was adjusted to include these costs, as they are directly attributable to the acquisition.
ACME Television Acquisition
On December 10, 2012, we acquired certain assets of the ACME Television, LLC ("ACME") television stations KWBQ-TV, KRWB-TV and KASY-TV (collectively the "Acquired Stations"), each of which serves the Albuquerque-Santa Fe, NM market. KASY-TV Licensee, LLC ("KASY"), an unrelated third party, acquired the remaining assets of the Acquired Stations, including the FCC license. The aggregate purchase price for the Acquired Stations was $19 million, of which we paid approximately $17.3 million and KASY paid approximately $1.7 million.

We also agreed to provide certain services to the Acquired Stations pursuant to shared services arrangements with KASY. Under the shared services arrangements with KASY, we provide sales, administrative and technical services, supporting the business and operation of the Acquired Stations in exchange for commissions and fees that provide us the benefit of certain returns from the business of the Acquired Stations.
The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by both us and KASY in the acquisitions (in thousands):

Current assets	$1,656
Non-current assets	1,968
Other intangible assets	12,898
Goodwill	5,331
Non-current liabilities	(2,858)
Total	$18,995
Goodwill of $65 million and $5.3 million is the excess of the aggregate purchase price over the fair value of the identifiable net assets acquired, and primarily represents the benefits of synergies and economies of scale we expect to realize from the acquisitions of the television stations from New Vision and ACME, respectively. All of the goodwill recognized in connection with the acquisitions of New Vision and ACME is deductible for tax purposes.
During the year ended December 31, 2013, certain measurement period adjustments were made to the initial allocation performed in the fourth quarter of 2012 for the New Vision and ACME acquisitions, which were not material to the consolidated financial statements.
Nami Media, Inc.
On November 22, 2011, we acquired a 57.6% interest (a 50.1% interest calculated on a fully diluted basis) in Nami Media Inc. ("Nami Media"), a digital advertising management and technology company. During 2013, Nami Media did not achieve the minimum threshold of earnings before interest, taxes, depreciation and amortization ("EBITDA") required to obligate us to acquire the remaining outstanding shares. As of the date of this report, we have not exercised our option to acquire the remaining outstanding shares.
Note 3—Discontinued Operations
WWHO-TV
On February 16, 2012, we completed the sale of substantially all of the assets of WWHO-TV, our CW affiliate serving Columbus, OH. During the year ended December 31, 2012, we recorded a loss on the sale of WWHO-TV of $0.4 million ($0.3 million, net of tax).
WUPW-TV
On April 21, 2012, we completed the sale of substantially all of the assets of WUPW-TV to WUPW, LLC. During the year ended December 31, 2012, we recorded a gain on the sale of WUPW-TV of $18 million ($11.7 million, net of tax).
The following presents summarized information for the discontinued operations as follows (in thousands):

	2012			2011
	WWHO- TV	WUPW- TV	Total	WWHO- TV	WUPW- TV	Total
Net revenues	$440	$2,193	$2,633	$4,236	$7,585	$11,821
Operating (loss) income	(393)	(1,166)	(1,559)	(699)	1,079	380
Net (loss) income	(252)	(766)	(1,018)	(1,427)	507	(920)

Note 4—Investments
Joint Venture with NBCUniversal
As of December 31, 2012, we held a 20.38% interest in SVH, a joint venture with NBCUniversal, and accounted for our interest using the equity method, as we did not have a controlling interest. SVH held a 99.75% interest in SVO, which is the operating company that managed KXAS-TV and KNSD-TV, the television stations that comprised the joint venture.
As further described in Note 1 - "Basis of Presentation and Summary of Significant Accounting Policies" and Note 13—"Commitments and Contingencies," on February 12, 2013, LIN TV, LIN Television, and LIN Texas entered into and simultaneously closed the transactions contemplated by the Transaction Agreement among subsidiaries of NBCUniversal, Comcast, the GE Parties, and SVH.
Pursuant to the JV Sale Transaction, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal , and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00. As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.
The following table presents summarized financial information of SVH and SVO for the period from January 1, 2013 through February 12, 2013 and the years ending December 31, 2012 and 2011 (in thousands):

	January1 - February 12,	Year Ended December 31,
	2013	2012	2011
SVO:
Net revenues	$11,951	$143,474	$118,833
Operating expenses	(9,148)	(79,124)	(71,350)
Net income before taxes	2,805	64,653	47,791
Net income after taxes	2,793	64,515	47,743
SVH:
Equity in income from limited partnership in SVO	$2,786	$64,354	$47,624
Interest and other expense	(8,039)	(69,365)	(68,003)
Net loss	(5,253)	(5,011)	(20,379)

Cash distributions to SVH from SVO	6,905	55,025	53,846
Shortfall loans from LIN Television to SVH	—	2,292	2,483
Shortfall loans from General Electric Company ("GE") to SVH	—	8,954	9,701

	February 12,	December 31,
	2013 (2)	2012
SVH:
Cash and cash equivalents	$6,905	$—
Non-current assets	205,433	209,552
Current liabilities	8,155	544
Non-current liabilities(1)	865,354	864,927
Shortfall loans outstanding and accrued interest payable to LIN Television from SVH	10,159	10,080
Shortfall loans outstanding and accrued interest payable to NBCUniversal and General Electric from SVH	39,695	39,382

In 2008, we recorded an impairment charge that reduced the carrying value of our investment in SVH to $0. Subsequent to the reduction of the SVH carrying value to $0, and as a result of our guarantee of the GECC Note as further described in Note 13—"Commitments and Contingencies", we suspended recognition of equity method losses in our consolidated financial statements.
During the years ended December 31, 2012 and 2011, based on our estimate of our probable shortfall obligations to the joint venture, we recognized contingent liabilities of $4.2 million and $4.7 million, respectively, for the amounts that we expected to loan to SVH pursuant to the shortfall funding agreements with the GE Parties and NBCUniversal, as further described in Note 13—"Commitments and Contingencies." Because of uncertainty surrounding the joint venture's ability to repay shortfall loans, we concluded that it was more likely than not that the amounts recognized for accrued shortfall loans would not be recovered within a reasonable period of time, and concurrently recognized charges of $4.2 million and $4.7 million in 2012 and 2011, respectively, to reflect the impairment of the shortfall loans, which were classified within Share of loss in equity investments in our consolidated statement of operations. As a result of the JV Sale Transaction, as of February 12, 2013, we had no further shortfall funding obligations. Therefore, as of December 31, 2012, the remaining accrued shortfall funding liability of $6 million was also reversed and reflected in the Share of loss in equity investments line of our consolidated statement of operations.
_______________________________________________________________________________

(1)
See Note 13—"Commitments and Contingencies" for further description of the GECC Note. Non-current liabilities includes shortfall loans outstanding and accrued interest payable to the joint venture partners.

(2)	Represents balances prior to the effect of the JV Sale Transaction.
Note 5—Property and Equipment
Property and equipment consisted of the following (in thousands):

	December 31,
	2013	2012
Land and land improvements	$21,152	$21,147
Buildings and fixtures	179,209	176,940
Broadcast equipment and other	319,912	311,907
Total property and equipment	520,273	509,994
Less accumulated depreciation	(299,195)	(268,503)
Property and equipment, net	$221,078	$241,491
We recorded depreciation expense of $46.9 million, $32.1 million and $26.2 million for the years ended December 31, 2013, 2012 and 2011, respectively.
Note 6—Intangible Assets
The following table summarizes the carrying amount of each major class of intangible assets (in thousands):

	Weighted-Average Remaining Useful Life (in years)	December 31,
		2013	2012
Finite-Lived Intangible Assets:
Network affiliations	1	$32,996	$32,996
Customer relationships	9	14,941	8,631
Non-compete agreements	1	1,588	1,588
Completed technology	3	10,191	6,370
Favorable leases	31	8,573	8,573
Retransmission consent agreements	4	7,860	7,859
Other intangible assets	19	9,817	9,609
Accumulated amortization		(38,917)	(16,072)
Net finite-lived intangible assets		$47,049	$59,554
Indefinite-Lived Intangible Assets:
Broadcast licenses		$536,515	$536,515
Summary:
Goodwill		$203,528	$192,514
Broadcast licenses and finite-lived intangible assets, net		583,564	596,069
Total intangible assets		$787,092	$788,583
We recorded amortization expense of $22.8 million , $6.4 million and $1.2 million for the years ended December 31, 2013, 2012 and 2011, respectively.
The following table summarizes the projected aggregate amortization expense for the next five years and thereafter (in thousands):

Projected Aggregate Amortization Expense
For the years ended December 31,
2014	$15,971
2015	5,783
2016	4,980
2017	3,266
2018	2,042
Thereafter	15,007
Total	$47,049
There were no events during 2013, 2012 and 2011 to warrant the performance of an interim impairment test of our indefinite-lived intangible assets. We recorded a $1.6 million impairment charge related to discontinued operations for the year ended December 31, 2011.

The changes in the carrying amount of goodwill for the years ended December 31, 2013 and 2012, respectively, are as follows (in thousands):

	Year Ended December 31,
	2013	2012
Broadcast:
Balance as of January 1, 2013 and 2012, respectively	$185,237	$114,882
Acquisitions	—	70,355
Balance as of December 31, 2013 and 2012, respectively	$185,237	$185,237

Digital:
Balance as of January 1, 2013 and 2012, respectively	$7,277	$7,187
Acquisitions/Adjustments	11,014	90
Balance as of December 31, 2013 and 2012, respectively	$18,291	$7,277

Total:
Balance as of January 1, 2013 and 2012, respectively	$192,514	$122,069
Acquisitions	11,014	70,445
Balance as of December 31, 2013 and 2012, respectively	$203,528	$192,514

Note 7—Debt
Debt consisted of the following (in thousands):

	December 31,
	2013	2012
Senior Secured Credit Facility:
Revolving credit loans	$5,000	$—
$118,750 and $125,000 Term loans, net of discount of $345 and $435 as of December 31, 2013 and December 31, 2012, respectively	118,405	124,565
$314,200 and $257,400 Incremental term loans, net of discount of $1,684 and $2,020 as of December 31, 2013 and December 31, 2012, respectively	312,516	255,380
8 3/8% Senior Notes due 2018	200,000	200,000
6 3/8% Senior Notes due 2021	290,000	290,000
Capital lease obligations	14,604	14,881
Other debt	6,167	5,401
Total debt	946,692	890,227
Less current portion	17,364	10,756
Total long-term debt	$929,328	$879,471
Senior Secured Credit Facility
Our senior secured credit facility is comprised of a six-year, $125 million tranche A term loan and a five-year, $75 million revolving credit facility, and bears interest at a rate based on, at our option, either a) the LIBOR interest rate, or b) the ABR rate, which is an interest rate that is equal to the greatest of (i) the Prime Rate, (ii) the Federal Funds Effective Rate plus 1/2 of 1 percent, and (iii) the one-month LIBOR rate plus 1%. In addition, the rate we select also bears an applicable margin based upon our Consolidated Senior Secured Leverage Ratio, currently set at 2.75% and 1.75% for LIBOR based loans and ABR rate loans, respectively. Following the issuance of this report during the first quarter of 2014, these rates will be 3% and 2% for LIBOR based loans and ABR rate loans, respectively. Lastly, the unused portion of the revolving credit facility is subject to a commitment fee based upon our Consolidated Senior Secured Leverage Ratio, currently set at 0.375% for both LIBOR based loans and ABR rate loans and will increase to 0.5% following the issuance of this report during the first quarter of 2014 for both LIBOR based loans and ABR rate loans.
Our senior secured credit facility also includes a seven-year, $260 million tranche B incremental term loan facility and a $60 million tranche B-2 incremental term facility that was funded on February 12, 2013 in connection with the JV Sale Transaction, each of which is subject to the terms of our Credit Agreement. Borrowings under the incremental term loan facility were used (i) to pay the call price for our redemption of all of our remaining 6 1/2% Senior Subordinated Notes, as described below, and (ii) to pay accrued interest, fees and expenses associated with the redemption. Borrowings under the incremental term loan facility bear interest at a rate based, at our option, on an adjusted LIBOR rate, plus an applicable margin of 3%; or an adjusted Base Rate, plus an applicable margin of 2%; provided that the adjusted LIBOR rate and the adjusted Base Rate shall at no time be less than 1% and 2%, respectively.
On December 24, 2012, we entered into an amendment to our Credit Agreement (the "Credit Agreement"), dated as of October 26, 2011, as amended on December 19, 2011, by and among LIN Television, JPMorgan Chase Bank, N.A., as Administrative Agent, and the banks and other financial institutions party thereto, which (1) replaced our $257.4 million tranche B term loan maturing in December 2018 with a new tranche B term loan of the same maturity which bears interest at a reduced rate and (2) made certain other changes to the Credit Agreement, including changes to the financial covenants therein that are favorable to LIN Television and its affiliates and (3) extended the maturity for a $60 million tranche of our revolving credit facility to October 2017 and on May 9, 2013, we extended the maturity date of the remaining $15 million tranche of our revolving credit facility to October 2017. We paid customary fees and expenses in connection with the closing of these amendments of $1.7 million. As a result of these amendments, we recorded a loss on extinguishment of debt of $1.2 million associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations during the year ended December 31, 2012.
The terms of the Credit Agreement provide for customary representations and warranties, affirmative and negative covenants (including financial covenants), and events of default. The Credit Agreement also provides for the payment of customary fees and expenses by us. The senior secured credit facility can be accelerated upon events of default and require the term loans to be prepaid under certain circumstances with amounts determined by reference to the proceeds from certain asset sales (subject to reinvestment rights), the incurrence of certain indebtedness and a percentage of annual excess cash flow.
The senior secured credit facility ranks senior in right of payment to our existing and future subordinated indebtedness. LIN LLC and certain of our existing, or hereafter created or acquired, domestic subsidiaries guarantee the credit facilities on a senior basis. We and each of our subsidiary guarantors have granted a security interest in all or substantially all of our assets to secure the obligations under senior secured credit facility, and LIN LLC has granted a security interest in its capital stock of LIN Television to secure such obligations.
Our senior secured credit facility permits us to prepay loans and to permanently reduce the revolving credit commitments, in whole or in part, at any time. We are also obligated to make mandatory quarterly principal payments. In addition, our senior secured credit facility restricts the use of proceeds from asset sales not reinvested in our business and the use of proceeds from the issuance of debt (subject to certain exceptions), which must be used for mandatory prepayments of principal of the term loans.
The Credit Agreement governing our senior secured credit facility also requires on an annual basis, following the delivery of our year-end financial statements, and commencing after the year ended December 31, 2012, mandatory prepayments of principal of the term loans based on a computation of excess cash flow for the preceding fiscal year, as more fully described in the Credit Agreement. However, based on the excess cash flow computation for the year ended December 31, 2013, we will not be required to make such prepayments during the year ending December 31, 2014.
The incremental term loan facility is a senior secured obligation and ranks senior in right of payment to our existing and future subordinated indebtedness. The incremental term loan facility is guaranteed and secured on the same basis as the other credit facilities under the Credit Agreement. If we do not refinance, redeem or discharge our 8 3/8% Senior Notes on or prior to January 15, 2018, then, in such event, the maturity of the incremental term loan facility will be accelerated from December 21, 2018 to January 15, 2018.
The following table summarizes certain key terms including the LIBOR-based borrowing rates of our senior secured credit facility as of December 31, 2013 (in thousands):

	Credit Facility
	Revolving Facility	Term Loans	Incremental Term Loans
Final maturity date	10/26/2017	10/26/2017	12/21/2018
Available balance as of December 31, 2013	$70,000	$—	$—
Interest rates as of December 31, 2013:
Interest rate	0.17%	0.17%	1.00%
Applicable margin	2.75%	2.75%	3.00%
Total	2.92%	2.92%	4.00%
2009 Senior Secured Credit Facility
During the year ended December 31, 2011, we recorded a loss on extinguishment of debt of $0.2 million consisting of a write-down of deferred financing fees related to the revolving credit facility and term loans under our 2009 senior secured credit facility.
8 3/8% Senior Notes

8 3/8% Senior Notes
Final maturity date	4/15/2018
Annual interest rate	8.375%
Payable semi-annually in arrears	April 15th
October 15th
Our 8 3/8% Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.
The indenture governing our 8 3/8% Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 8 3/8% Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 8 3/8% Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.
6 3/8% Senior Notes

6 3/8% Senior Notes
Final maturity date	1/15/2021
Annual interest rate	6.375%
Payable semi-annually in arrears	January 15th
July 15th
On October 12, 2012, we completed the issuance and sale of $290 million in aggregate principal amount of our 6 3/8% Senior Notes. The net proceeds of our 6 3/8% Senior Notes were used to fund the remaining purchase price for the Acquisition as further described in Note 2—"Acquisitions."
Our 6 3/8% Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.
The indenture governing our 6 3/8% Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 6 3/8% Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 6 3/8% Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.
6 1/2% Senior Subordinated Notes and 6 1/2% Senior Subordinated Notes—Class B
During the years ended December 31, 2012 and 2011, we redeemed $252 million and $165 million, respectively, of our 6 1/2% Senior Subordinated Notes. The redemption of these notes, at par, was funded in part by proceeds from the term loan, incremental term loan, the revolving credit facility and cash on hand. As a result of these redemptions, during the years ended December 31, 2012 and 2011, we recorded a loss on extinguishment of debt of $2.1 million and $1.5 million, respectively, associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations.
Capital Lease Obligations
As part of the transactions further described in Note 2—"Acquisitions," we assumed $15.1 million in capital lease obligations related to buildings and equipment. These leases mature over a period of 4 to 19 years and are payable in monthly installments. The total outstanding balance of these capital lease obligations was $14.6 million as of December 31, 2013. LIN Television fully and unconditionally guarantees these lease obligations.
Other Debt
During the year ended December 31, 2012, Vaughan, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $4.6 million to fund a portion of the purchase price for the acquisition of certain assets of PBC. This term loan matures in equal quarterly installments through October 2017. We fully and unconditionally guarantee this loan.
During the year ended December 31, 2012, KASY, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $1.7 million to fund a portion of the purchase price for the acquisition of certain assets of ACME. This term loan matures in equal quarterly installments through December 2017. We fully and unconditionally guarantee this loan.
During the year ended December 31, 2011, WBDT, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $0.9 million to fund a portion of the purchase price for the acquisition of certain assets of WBDT-TV. This term loan matures in equal quarterly installments through May 2016. We fully and unconditionally guarantee this loan.
Repayment of Principal
The following table summarizes scheduled future principal repayments on our debt agreements and capital leases (in thousands):

	Revolving Facilities		Term Loans	Incremental Term Loans	8 3/8% Senior Notes	6 3/8% Senior Notes	Capital Leases	Other Debt	Total
Final maturity date	10/26/2017		10/26/2017	12/21/2018	4/15/2018	1/15/2021	Various	Various
2014	$—		$12,500	$3,200	$—	$—	$502	$1,162	$17,364
2015	—		18,750	3,200	—	—	528	1,162	23,640
2016	—		25,000	3,200	—	—	620	1,024	29,844
2017	5,000	(1)	62,500	3,200	—	—	577	819	72,096
2018	—		—	301,400	200,000	—	609	2,000	504,009
2019 and thereafter	—		—	—	—	290,000	11,768	—	301,768
Total	$5,000		$118,750	$314,200	$200,000	$290,000	$14,604	$6,167	$948,721
_______________________________________________________________________________

(1)	An additional $25 million was outstanding on our revolving credit facility as of the date of this report and is not reflected in our balance sheet as of December 31, 2013.
The fair values of our long-term debt are estimated based on quoted market prices for the same or similar issues (Level 2 inputs of the three-level fair value hierarchy). The carrying amounts and fair values of our long-term debt were as follows (in thousands):

	December 31, 2013		December 31, 2012
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(in thousands)
Revolving credit loans	$5,000	$5,000	$—	$—
Term loans	430,921	432,105	379,945	380,599
Senior notes	490,000	512,983	490,000	524,500
Other debt	6,167	6,167	5,401	5,401
Total	$932,088	$956,255	$875,346	$910,500
Note 8—Derivative Financial Instruments
We have historically used derivative financial instruments in the management of our interest rate exposure for our long-term debt. In accordance with our interest rate risk management policy, we do not enter into derivative instruments unless there is an underlying exposure, and we do not enter into derivative financial instruments for speculative trading purposes.
During the second quarter of 2006, we entered into a contract to hedge a notional amount of the declining balances of our term loans under our prior senior secured credit facility (the "2006 interest rate hedge") to mitigate changes in our cash flows resulting from fluctuations in interest rates. The 2006 interest rate hedge was historically designated as a cash flow hedge, however, as a result of a repayment of $45.9 million of principal on our term loans under our 2009 senior secured credit facility during 2010, the 2006 interest rate hedge ceased to be highly effective in hedging the variable rate cash flows. As a result, all changes in fair value were recorded in our consolidated statement of operations, including a gain of approximately $2 million for the year ended December 31, 2011.
The 2006 interest rate hedge expired on November 4, 2011. Accordingly, there are no amounts related to the 2006 interest rate hedge included in our consolidated balance sheets as of December 31, 2013 and 2012.
As of December 31, 2013, we have no derivative contracts outstanding.
Note 9—Share-Based Compensation
We have several share-based compensation plans, including the 1998 Option Plan, the Amended and Restated 2002 Stock Plan and the Amended and Restated 2002 Non-Employee Director Stock Plan (collectively, the "Stock Plans"), that permit us to grant non-qualified options in LIN LLC's class A common shares or restricted share awards, to certain directors, officers and key employees of our Company.

Options granted under the Stock Plans vest over a four-year service period, unless otherwise designated by the Compensation Committee upon grant. Options expire ten years from the date of grant. We issue new shares of LIN LLC's class A common shares when options are exercised or from shares that we repurchased pursuant to our Board authorized share repurchase program as further described in Note 11—"Shareholders' Equity." Restricted share awards vest over a service period designated by the Compensation Committee upon grant. There were 6,787,940 shares authorized for grant under the various Stock Plans and 2,375,605 shares available for future grant as of December 31, 2013. Both the shares authorized and shares available exclude 1,552,983 shares under plans in effect prior to 2002 from which we do not intend to re-grant and consider unavailable for future grants.

The following table presents the share-based compensation expense included in our consolidated statements of operations as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Employee share options	$2,933	$1,868	$1,492
Restricted share awards	6,348	4,896	4,320
Modifications to share option agreements	93	93	364
Total share-based compensation	$9,374	$6,857	$6,176
We did not capitalize any share-based compensation expense for the years ended December 31, 2013, 2012 and 2011.
We have not yet recognized compensation expense relating to unvested employee share options and restricted share awards of $2.6 million and $14 million, respectively, which will be recognized over a weighted-average future period of approximately 1.3 years and 1.7 years, respectively.
During the year ended December 31, 2013, we received $1.4 million from the exercise of share options and $0.4 million from the purchase of LIN TV's class A common stock pursuant to the employee stock purchase plan ("ESPP"), which terminated upon consummation of the Merger.
Share Options
The following table provides additional information regarding our share options for the year ended December 31, 2013 as follows (in thousands, except per share data):

	Shares	Weighted- Average Exercise Price Per Share
Outstanding at the beginning of the year	4,894	$3.42
Granted during the year	110	12.29
Exercised or converted during the year	(420)	3.23
Forfeited during the year	(163)	5.43
Expired during the year	(9)	3.57
Outstanding at the end of the year	4,412	3.58
Exercisable or convertible at the end of the year	3,304	2.79
As of December 31, 2013, the weighted-average remaining contractual life of the options outstanding and the options exercisable was 6.1 years and 5.3 years, respectively. Additionally, as of December 31, 2013, the aggregate intrinsic value of the options outstanding and the options exercisable was $110.7 million and $85.5 million, respectively. The intrinsic value in the table above represents the total pre-tax intrinsic value based on our closing price as of December 31, 2013, which would have been received by the option holders had all option holders exercised their options and immediately sold their shares on that date.
The fair value of each share option grant or modification is estimated on the date of grant or modification using a Black-Scholes valuation model, which incorporates the following assumptions:

Year Ended December 31,
	2013	2012	2011
Expected term(1)	5 to 6 years	5 to 6 years	5 to 6 years
Expected volatility(2)	95% to 96%	98% to 99%	97% to 99%
Expected dividends	$—	$—	$—
Risk-free rate(3)	0.8% to 1.2%	0.6% to 1.1%	0.9% to 2.6%
_______________________________________________________________________________

(1)	The expected term was estimated using our historical experience.

(2)	Expected volatility is based on historical trends for LIN LLC class A common shares over the expected term.

(3)	The risk-free interest rate for each grant is equal to the U.S. Treasury yield curve in effect at the time of grant for instruments with a similar expected life.
During the years ended December 31, 2013, 2012 and 2011, we recognized share-based compensation expense for a modification to our share option agreements of $0.1 million, $0.1 million and $0.4 million, respectively, as a result of an exchange offer we completed in 2009.
Restricted Share Awards
The following table provides additional information regarding the restricted share awards for the year ended December 31, 2013 (in thousands, except per share data):

	Shares	Weighted- Average Price Per Share
Unvested at the beginning of the year	2,294	$5.98
Granted during the year	582	18.89
Vested during the year	(960)	6.00
Forfeited during the year	(205)	5.87
Unvested at the end of the year	1,711	10.37
The following table provides further information for both our restricted share awards and share option awards (in thousands):

	Year Ended December 31,
	2013	2012	2011
Total fair value of options and awards granted	$12,349	$10,347	$4,983
Total intrinsic value of options exercised	5,136	865	225
Total fair value of awards vested	18,050	7,718	7,522
Employee Stock Purchase Plan
As a result of the Merger, the ESPP was terminated, effective July 30, 2013. Prior to this, under the terms of our ESPP, our eligible employees could elect to have up to 10% of eligible compensation deducted from their pay to purchase shares of LIN TV's class A common stock. The purchase price of each share was 85% of the average of the high and low per share trading price of LIN TV's class A common stock on the NYSE on the last trading day of each month during the offering period. During the year ended December 31, 2013, 2012 and 2011, employees purchased 42,734, 173,244 and 187,350 shares, respectively, at a weighted-average price of $10.05, $3.55 and $3.38, respectively.
Note 10—Retirement Plans
401(k) Plan
We provide a defined contribution plan ("401(k) Plan") for eligible employees. Effective January 1, 2010, we began making a 3% non-elective contribution for all eligible employees, which vests 100% after two years of service. We contributed $4.8 million, $3.9 million and $3.6 million to the 401(k) Plan in the years ended December 31, 2013, 2012 and 2011, respectively.
Supplemental Income Deferral Plan
Effective July 1, 2010, we also made available to certain employees, including our executive officers, the LIN Television Corporation Supplemental Income Deferral Plan ("SIDP"). This plan provides benefits to highly compensated employees in circumstances in which the maximum limits established under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code prevent them from receiving Company contributions. We contributed $0.5 million, $0.5 million and $0.2 million to this plan during the years ended December 31, 2013, 2012 and 2011, respectively.
The SIDP also allows eligible executive officers to defer 5% - 80% of their base salaries and 5% - 100% of their annual non-equity incentive awards on a tax-deferred basis and receive tax-deferred market-based growth. During 2013, the Company made contributions to the SIDP for each of the named executive officers in amounts equal to 5% of their base salary and non-equity incentive plan compensation.

Retirement Plans
We have historically provided defined benefit retirement plans to our employees who did not receive matching contributions from our Company to their 401(k) Plan accounts. Our defined benefit plans were non-contributory plans under which we made contributions either to: a) traditional plan participants based on periodic actuarial valuations, which are expensed over the expected average remaining service lives of current employees through the LIN Television Corporation Retirement Plan ("Retirement Plan"); or b) cash balance plan participants based on 5% of each participant's eligible compensation through the Supplemental Benefit Retirement Plan of LIN Television Corporation ("SERP").
Effective April 1, 2009, these plans were frozen and we do not expect to make additional benefit accruals to these plans, however we continue to fund our existing vested obligations. We contributed $5.4 million, $7.4 million and $5.4 million to our pension plans during the years ended December 31, 2013, 2012 and 2011, respectively. We anticipate contributing $5.7 million to the plans in 2014.
We record the unfunded status of our defined benefit plans as a liability. For the years ended December 31, 2013 and December 31, 2012, each plan was underfunded. The plan assets and benefit obligations of our defined benefit plans are recorded at fair value. Information regarding the change in the projected benefit obligation, the accumulated benefit obligation and the change in the fair value of plan assets for our traditional defined benefit plan and our cash balance plan are as follows (in thousands):

	Year Ended December 31,
	2013	2012
Change in projected benefit obligation
Projected benefit obligation, beginning of period	$134,969	$133,047
Service cost	—	—
Interest cost	5,259	5,379
Actuarial (gain) loss	(10,282)	1,485
Benefits paid	(4,943)	(4,942)
Curtailment	—	—
Projected benefit obligation, end of period	$125,003	$134,969
Accumulated benefit obligation	$125,003	$134,969
Change in plan assets
Fair value of plan assets, beginning of period	$96,412	$82,314
Actual return on plan assets	10,611	11,621
Employer contributions	5,359	7,419
Benefits paid	(4,943)	(4,942)
Fair value of plan assets, end of period	$107,439	$96,412
Unfunded status of the plan	$(17,564)	$(38,557)
Total amount recognized as accrued benefit liability	$(17,564)	$(38,557)
The following table includes the pension related accounts recognized on our consolidated balance sheets and the components of accumulated other comprehensive loss related to the net periodic pension benefit costs (in thousands):

	December 31,
	2013	2012
Other accrued expenses (current)	$(695)	$(373)
Other liabilities (long-term)	(16,869)	(38,184)
Total amount recognized as accrued pension benefit liability	$(17,564)	$(38,557)
Accumulated other comprehensive loss:
Net loss	$32,681	$48,978
Tax benefit	12,915	19,354
Net loss, net of tax benefit	19,766	29,624
Pension tax liability	5,760	5,760
Accumulated other comprehensive loss related to net periodic pension benefit cost	$25,526	$35,384
The total net loss of $32.7 million for the year ending December 31, 2013 relates to deferred actuarial losses from changes in discount rates, differences between actual and assumed asset returns, and differences between actual and assumed demographic experience (rates of turnover, retirement rates, mortality rates and prior to the plan freeze, rates of compensation increases). During 2014, we expect to amortize net losses of $1.3 million, which are included in accumulated other comprehensive loss as of December 31, 2013.
The following table includes other changes in plan assets and benefit obligations that were recognized in other comprehensive income (loss) (in thousands):

	December 31,
	2013	2012	2011
Net gain (loss)	$14,443	$3,947	$(18,503)
Amortization of net actuarial loss	1,854	1,578	753
Net gain (loss)	$16,297	$5,525	$(17,750)
Tax benefit (provision)	6,439	2,132	(6,912)
Total amount recognized in other comprehensive income (loss)	$9,858	$3,393	$(10,838)
Components of net periodic pension benefit cost were (in thousands):

	Year Ended December 31,
	2013	2012	2011
Service cost	$—	$—	$—
Interest cost	5,259	5,379	5,872
Expected return on plan assets	(6,450)	(6,190)	(6,824)
Amortization of prior service cost	—	—	—
Amortization of net loss	1,854	1,579	754
Net periodic benefit cost (gain)	$663	$768	$(198)
Our expected future pension benefit payments for the next 10 years are as follows (in thousands):

For Years Ended December 31,	Expected Future Pension Benefit Payments
2014	$7,914
2015	5,879
2016	5,955
2017	5,966
2018	6,281
2019 through 2023	38,156
Weighted-average assumptions used to estimate our pension benefit obligations and to determine our net periodic pension benefit cost are as follows:

	Year Ended December 31,
	2013		2012		2011
	SERP	Retirement Plan	SERP	Retirement Plan	SERP	Retirement Plan
Discount rate used to estimate our pension benefit obligation	4.70%	5.00%	3.60%	4.00%	3.90%	4.20%
Discount rate used to determine net periodic pension benefit	3.60%	4.00%	3.90%	4.20%	5.25%	5.25%
Rate of compensation increase	N/A	N/A	N/A	N/A	N/A	N/A
Expected long-term rate-of-return on plan assets	N/A	7.00%	N/A	7.00%	N/A	7.00%
For the discount rate for the years ended December 31, 2013 and 2012, we used a custom bond modeler that develops a hypothetical portfolio of high quality corporate bonds, rated AA- and above by Standard & Poor's, that could be purchased to settle the obligations of the plan. The yield on this hypothetical portfolio represents a reasonable rate to value our plan liability.
We considered the current levels of expected returns on a risk-free investment, the historical levels of risk premium associated with each of our pension asset classes, the expected future returns for each of our pension asset classes and then weighted each asset class based on our pension plan asset allocation to derive an expected long-term return on pension plan assets. During the years ended December 31, 2013, 2012 and 2011, our actual rate of return on plan assets was 12.0%, 15.4% and 4.0%.
Our investment objective is to achieve a consistent total rate-of-return that will equal or exceed our actuarial assumptions and to equal or exceed the benchmarks that we use for each of our pension plan asset classes. The following asset allocation is designed to create a diversified portfolio of pension plan assets that is consistent with our target asset allocation and risk policy:

	Target Allocation	Percentage of Plan Assets as of December 31,
Asset Category	2013	2013	2012
Equity securities	60%	60%	55%
Debt securities	40%	40%	45%
	100%	100%	100%
The following table summarizes our pension plan assets measured at fair value using the prescribed three-level fair value hierarchy as of December 31, 2013 and 2012 (in thousands):

	Quoted Prices in Active Markets for Identical Assets	Significant Observable Inputs
	(Level 1)	(Level 2)	Total
December 31, 2013:
Cash and cash equivalents	$690	$—	$690
Money market fund	—	762	762
Commingled pools:			—
U.S. equity	—	37,645	37,645
International equity	—	18,884	18,884
REIT	—	3,213	3,213
High yield bond	—	4,101	4,101
Emerging markets	—	5,994	5,994
Investment grade fixed income	—	36,150	36,150
Total	$690	$106,749	$107,439
December 31, 2012:
Cash and cash equivalents	$573	$—	$573
Money market fund	—	519	519
Commingled pools:			—
U.S. equity	—	30,034	30,034
International equity	—	15,241	15,241
REIT	—	3,875	3,875
High yield bond	—	2,916	2,916
Emerging markets	—	6,374	6,374
Investment grade fixed income	—	36,880	36,880
Total	$573	$95,839	$96,412
The commingled pools, U.S. and International stock funds and U.S. bond funds consist of various funds that are valued at the net asset value of units held by the plan at year-end as determined by the custodian, based on fair value of the underlying securities. These methods may produce a fair value calculation that may not be indicative of net realizable value or reflective of future values. Furthermore, while we believe these valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine fair value of certain financial instruments could result in different fair value measurement as of the reporting date.
Note 11—Shareholders' Equity
During the year ended December 31, 2011, LIN TV's Board of Directors approved a stock repurchase program that authorized LIN TV to repurchase up to $25 million of LIN TV's class A common stock over a 12 month period. This program was extended by LIN TV's Board of Directors in November 2012 and was scheduled to expire on the earlier of the completion of all purchases contemplated by the plan or November 14, 2013; however, on February 12, 2013, as a result of entering into the Merger Agreement, LIN TV terminated the share repurchase program. Prior to the termination, during the year ended December 31, 2012, LIN TV repurchased approximately 3.3 million shares of LIN TV's class A common stock on the open market for an aggregate purchase price of $11.4 million. There were no shares repurchased during the year ended December 31, 2013.
LIN LLC's class B common shares are convertible into an equal number of shares of LIN LLC's class A or class C common shares in various circumstances. During the year ended December 31, 2013, prior to the Merger, 2.5 million shares of LIN TV's class B common stock were converted into shares of class A common stock. During the year ended December 31, 2012, none of LIN TV's class B common stock was converted into class A common stock.

Note 12—Restructuring and Contract Termination Costs
During the year ended December 31, 2013, we recorded restructuring charges of $3.9 million primarily related to severance and related costs associated with the integration of the television stations acquired during 2012. During the years ended December 31, 2012 and 2011, we recorded restructuring charges of $1.0 million and $0.7 million, respectively, as a result of severance and related costs as well as the consolidation of certain activities at our stations and our corporate headquarters. During the years ended December 31, 2013, 2012 and 2011, we made cash payments of $4.2 million, $0.8 million and $1.1 million related to these restructuring actions. We expect to make cash payments of $0.4 million related to these restructuring actions during 2014.
The activity for these restructuring charges relating to severance and related costs is as follows (in thousands):

Severance and Related
Balance as of December 31, 2011	$515
Charges	1,009
Payments	(807)
Balance as of December 31, 2012	$717
Charges	3,895
Payments	(4,189)
Balance as of December 31, 2013	$423

In December 2013, we terminated an agreement with a service provider that provided national sales representation and made a payment of $5.4 million to exit our agreement prior to its expiration. Concurrent with the termination of the agreement, we released $1.5 million of deferred credits associated with the terminated contract. The amount of the one-time termination payment, offset by the release of the deferred credits, has been reflected as Contract termination costs in our consolidated statement of operations for 2013.

Note 13—Commitments and Contingencies
Commitments
We lease land, buildings, vehicles and equipment pursuant to non-cancelable operating lease agreements and we contract for general services pursuant to non-cancelable operating agreements that expire at various dates through 2036. In addition, we have entered into commitments for future syndicated entertainment and sports programming. Future payments for these non-cancelable operating leases and agreements, and future payments associated with syndicated television programs as of December 31, 2013 are as follows (in thousands):

	Operating Leases and Agreements	Syndicated Television Programming(1)	Total
Year
2014	$45,076	$27,119	$72,195
2015	33,930	26,675	60,605
2016	16,140	17,387	33,527
2017	12,146	3,133	15,279
2018	1,611	153	1,764
Thereafter	7,139	214	7,353
Total obligations	$116,042	$74,681	$190,723
(1)Includes $6.3 million of program obligations recorded on our consolidated balance sheet as of December 31, 2013
Rent expense, resulting from operating leases, was $5.8 million, $2.5 million and $1.5 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Contingencies
GECC Guarantee and the Merger
GECC provided secured debt financing for the joint venture between NBCUniversal and us, in the form of an $815.5 million non-amortizing senior secured note due 2023 bearing interest at an initial rate of 8% per annum until March 1, 2013 and 9% per annum thereafter. The GECC Note was an obligation of the joint venture. As of December 31, 2012, we had a 20.38% equity interest in the joint venture and NBCUniversal had the remaining 79.62% equity interest, in which we and NBCUniversal each had a 50% voting interest. NBCUniversal operated two television stations, KXAS-TV, an NBC affiliate in Dallas, and KNSD-TV, an NBC affiliate in San Diego, pursuant to a management agreement. LIN TV had previously guaranteed the payment of principal and interest on the GECC Note.
On February 12, 2013, we, along with our wholly-owned subsidiaries, LIN Television and LIN Texas, entered into, and simultaneously closed the JV Sale Transaction with subsidiaries of NBCUniversal, the GE Parties, Comcast and SVH whereby in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations relating to the shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00.
We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the guarantee and recorded the related tax effects in our consolidated financial statements as of December 31, 2012, because it represented a probable and estimable obligation of the Company. In February 2013, we entered into a $60 million Incremental Facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million payment. As a result of the JV Sale Transaction, after utilizing all of our available Federal net operating loss (“NOL”) carryforwards, we had an approximate $162.8 million income tax payable remaining, $131.5 million of which was extinguished as a result of the Merger described below.
On July 30, 2013, LIN TV was merged with and into LIN LLC with LIN LLC continuing as the surviving entity. The Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes and that change in classification was treated as a liquidation of LIN TV for federal income tax purposes with the result that LIN TV realized a capital loss in its 100% equity interest in LIN Television.

Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss of approximately $343 million, which represents the difference between its tax basis in the stock of LIN Television, and the fair market value of this stock as of July 30, 2013.  The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and as a result, we realized tax savings of $131.5 million, resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.

As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.
Litigation
We are involved in various claims and lawsuits that are generally incidental to our business. We are vigorously contesting all of these matters. The outcome of any current or future litigation cannot be accurately predicted. We record accruals for such contingencies to the extent that we conclude it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. No estimate of the possible loss or range of loss can be made at this time because the inherently unpredictable nature of legal proceedings may be exacerbated by various factors, including: (i) the damages sought in the proceedings are unsubstantiated or indeterminate; (ii) discovery is not complete; (iii) the proceeding is in its early stages; (iv) the matters present legal uncertainties; (v) there are significant facts in dispute; or (vi) there is a wide range of potential outcomes. Although the outcome of these and other legal proceedings cannot be predicted, we believe that their ultimate resolution will not have a material adverse effect on us.

Note 14—Income Taxes
Our income before income taxes is solely from domestic operations. The (benefit from) provision for income taxes consists of the following (in thousands):

	Year Ended December 31,
	2013	2012	2011
Current:
Federal	$26,056	$21	$543
State	5,636	1,571	652
Foreign	—	633	—
Total current	$31,692	$2,225	$1,195
Deferred:
Federal	$(124,201)	$33,865	$(25,907)
State	(32,911)	4,373	8,667
Total deferred	(157,112)	38,238	(17,240)
Total current and deferred	$(125,420)	$40,463	$(16,045)
The following table reconciles the amount that would be calculated by applying the 35% federal statutory rate to income before income taxes to the actual (benefit from) provision for income taxes (in thousands):

	Year Ended December 31,
	2013	2012	2011
Provision assuming federal statutory rate	$10,913	$7,871	$11,780
State taxes, net of federal tax benefit	3,863	5,723	1,790
State tax law/rate changes, net of federal tax benefit	—	1,883	5,703
Change in valuation allowance	(18,157)	(4,622)	(36,541)
Share compensation	(53)	(17)	601
Reserve for tax contingencies	124	633	—
Impact of JV Sale Transaction	—	28,435	—
Impact of the Merger	(124,306)	—	—
Non-deductible acquisition and Merger related transaction costs	1,645	—	—
Other	551	557	622
	$(125,420)	$40,463	$(16,045)
Effective income tax rate on continuing operations	(402.2)%	179.9%	(47.7)%

During the year ended December 31, 2013, we recognized a $124.3 million tax benefit as a result of the Merger as well as an $18.2 million tax benefit as a result of the reversal of state valuation allowances. These valuation allowances were reversed after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, as we concluded the Company will more likely than not be able to realize these deferred tax assets.
The impact of the JV Sale Transaction is a result of entering into and consummating the transactions contemplated by the JV Transaction Agreement on February 12, 2013, as described further in Note 1—"Basis of Presentation and Summary of Significant Accounting Policies" and in Note 13—"Commitments and Contingencies." The JV Sale Transaction resulted in the recognition of $27.5 million and $0.9 million of incremental short-term deferred federal and state tax liabilities, respectively, in excess of those which were previously established. The financial impact of the JV Sale Transaction and corresponding tax expense of $28.4 million are reflected in our consolidated financial statements for the year ended December 31, 2012. During the first quarter of 2013, approximately $162.8 million of short term deferred liabilities were reclassified to income taxes payable upon the consummation of the JV Sale Transaction. As a result of the close of the Merger on July 30, 2013, $131.5 million of this tax liability was extinguished, resulting in a remaining tax liability of approximately $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.

The 2011 state tax law/rate change, net of federal tax benefit, of $5.7 million is primarily a result of state tax legislation enacted in Michigan in May 2011, which repealed the Michigan business tax ("MBT"), and implemented a corporate income tax instead, effective January 2012. As a result of the elimination of the MBT, certain future tax deductions that were available to be utilized beginning in 2015, and had been recognized as deferred tax assets in our financial statements, will not be deductible. Therefore, during the year ended December 31, 2011, we recognized incremental deferred income tax expense of $5.1 million, net of federal benefit, for the reversal of these previously established deferred tax assets. In addition, the 2012 state tax law/rate change, net of federal tax benefit, of $1.9 million is a result of a change in the effective tax rate used to value our deferred tax assets/liabilities.
The components of the net deferred tax liability are as follows (in thousands):

	December 31,
	2013	2012
Deferred tax liabilities:
Deferred gain related to equity investment in NBC joint venture	$—	$259,049
Property and equipment	11,816	12,822
Intangible assets	54,859	36,761
Deferred gain on debt repurchase	18,140	18,309
Noncontrolling interest	849	549
Other	7,629	7,476
Total	$93,293	$334,966
Deferred tax assets:
Net operating loss carryforwards	$(17,707)	$(110,169)
Equity investments	(2,372)	(1,554)
Other	(15,426)	(32,625)
Valuation allowance	—	18,157
Total	(35,505)	(126,191)
Net deferred tax liabilities	$57,788	$208,775
We maintain a valuation allowance related to our deferred tax asset position when management believes it is more likely than not that the deferred tax assets will not be realized in the future. As of December 31, 2012, we had a valuation allowance of $18.2 million offsetting certain state net operating loss carryforwards and other state deferred tax assets. During the third quarter of 2013, after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, we determined that we will more likely than not be able to realize these deferred tax assets. As a result, we reversed the valuation allowance and recognized a corresponding tax benefit of $18.2 million.
As of December 31, 2013, we had federal net operating loss carryforwards (tax effected) of approximately $4.6 million that begin to expire in 2034. Additionally, we had state net operating loss carryforwards that vary by jurisdiction (tax effected, net of federal benefit) of $13.1 million, expiring through 2033. Included in the total federal and state net operating loss carryforwards (tax effected) is $4.9 million that would be recorded in additional paid-in capital when realized.
Unrecognized Tax Benefits.
The Company's uncertain tax positions for the years ended December 31, 2013, 2012, and 2011 are limited to certain unrecognized state and foreign benefits totaling $24.5 million, $26.6 million and $26.4 million, respectively. As of December 31, 2013, 2012 and 2011, there are $0.9 million, $0.8 million and $0 million of unrecognized tax benefits, respectively, that if recognized would reduce the effective tax rate from continuing operations.
We recognize interest and penalties related to uncertain tax positions as a component of income tax expense. During the years ended December 31, 2013, 2012 and 2011, we did not recognize or accrue any amounts related to interest and penalties.

A reconciliation of the beginning and ending amounts of unrecognized tax benefits is as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Balance at beginning of year	$26,559	$26,381	$26,610
Additions for tax positions of current year	733	1,798	2,386
Additions for tax positions of prior years	—	—	—
Reductions for tax positions of prior years	(2,084)	(1,133)	(2,128)
Reductions related to settlements with taxing authorities	—	—	—
Reductions related to expiration of the statute of limitations	(730)	(487)	(487)
Balance at end of year	$24,478	$26,559	$26,381
We file a consolidated federal income tax return and we file numerous other consolidated and separate income tax returns in U.S. state jurisdictions. Tax years 2009-2012 remain open to examination by major taxing jurisdictions.
Note 15—Accrued Expenses
Accrued expenses consisted of the following (in thousands):

	December 31,
	2013	2012
Accrued compensation	$11,817	$11,275
Accrued contract costs	3,394	4,163
Accrued interest	12,168	7,841
Accrued capital contribution to joint venture	—	100,000
Other accrued expenses	24,317	29,967
Total	$51,696	$153,246
Note 16—Subsequent Events
On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary, completed its acquisition of Federated Media Publishing, Inc. ("Federated Media"). Federated Media is an industry-leading digital content and conversational marketing company. For further information on this acquisition, see Note 2 — “Acquisitions.”
Note 17—Supplemental Disclosure of Cash Flow Information

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Cash paid for interest expense	$48,646	$42,348	$47,801
Cash paid for income taxes—continuing operations	$32,937	$1,103	$559
Non-cash investing activities:
Accrual for estimated shortfall loans to SVH	$—	$—	$4,697
Non-cash financing activities:
Capital leases assumed in acquisitions	$179	$14,896	$—

Note 18—Valuation and Qualifying Accounts

	Balance at Beginning of Period	Charged (Released) to Operations	Deductions	Balance at End of Period
	(in thousands)
Allowance for doubtful accounts as of December 31,
2013	$3,599	$1,608	$(2,019)	$3,188
2012	$2,310	$2,047	$(758)	$3,599
2011	$2,194	$760	$(644)	$2,310
Valuation allowance for state and federal deferred tax assets as of December 31,
2013	$18,157	$(18,157)	$—	$—
2012	$23,422	$(5,265)	$—	$18,157
2011	$59,990	$(36,568)	$—	$23,422

Note 19—Segment Reporting
Effective January 1, 2014, we began operating under two segments, which also represent our reportable segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites, and our Digital segment includes the operating results of our digital companies; LIN Digital, LIN Mobile, Nami Media, HYFN, Dedicated Media, and Federated Media (acquired in February 2014). Unallocated corporate expenses primarily include our costs to operate as a public company and to operate our corporate locations. All revenues are generated in the United States of America. All impacted sections of this filing have been updated to reflect this change in reportable segments.

We use earnings before interest, taxes, depreciation and amortization, excluding non-recurring charges, restructuring charges, share-based compensation, loss or gain on sales of assets, and cash paid for programming (“Adjusted EBITDA”) as the primary financial measure reported to the chief executive officer (the chief operating decision maker) for use in assessing our operating segments’ operating performance. We believe that this measure is useful to investors because it eliminates a significant level of non-cash depreciation and amortization expense and other non-recurring charges and as a result, allows investors to better understand our operating segments’ performance. All adjustments to Adjusted EBITDA presented below to arrive at consolidated pre-tax income (loss) except for depreciation and amortization and cash paid for programming relate primarily to corporate activities. Cash paid for programming pertains only to our Broadcast segment. As a result, we have disclosed depreciation and amortization by segment, as this is the only adjustment to operating income that the chief executive officer reviews on a segment basis. We have presented prior period information to reflect our current reportable segments.

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Net revenues:
Broadcast	$576,510	$512,367	$372,783
Digital	75,853	41,095	27,220
Total net revenues	$652,363	$553,462	$400,003

The following table is a reconciliation of Adjusted EBITDA to consolidated income before (benefit from) provision for income taxes.

	Year ended December 31,
	2013	2012	2011
		(in thousands)

Segment Adjusted EBITDA:
Broadcast	$205,843	$241,831	$141,081
Digital	4,020	1,970	292
Total segment Adjusted EBITDA	209,863	243,801	141,373
Unallocated corporate	(23,257)	(24,268)	(18,514)
Less:
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Amortization of program rights	29,242	23,048	21,406
Share-based compensation	9,374	6,857	6,176
Non-recurring and acquisition-related charges (1)	10,842	3,207	2,171
Restructuring charge	3,895	1,009	707
Contract termination costs	3,887	—	—
Loss on sale of assets	710	96	472
Add:
Cash payments for programming	31,677	24,258	24,622
Operating income	90,653	171,061	89,104
Other expense:
Interest expense, net	56,627	46,683	50,706
Share of loss in equity investments	56	98,309	4,957
Gain on derivative instruments	—	—	(1,960)
Loss on extinguishment of debt	—	3,341	1,694
Other expense, net	2,100	237	51
Total other expense, net	58,783	148,570	55,448
Consolidated income before (benefit from) provision for income taxes	$31,870	$22,491	$33,656
____________________________________________
(1) Non-recurring charges for the year ended December 31, 2013 primarily consist of expenses related to the Merger. Charges for the years ended December 31, 2012 and 2011 relate solely to acquisitions.

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Operating income (loss):
Broadcast	$142,753	$207,431	$118,399
Digital	(365)	(461)	(815)
Unallocated corporate	(51,735)	(35,909)	(28,480)
Total operating income	$90,653	$171,061	$89,104

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Depreciation and amortization:
Broadcast	$64,887	$35,521	$25,761
Digital	4,046	2,365	1,105
Unallocated corporate	747	627	579
Total depreciation and amortization	$69,680	$38,513	$27,445

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Capital expenditures:
Broadcast	$22,957	$23,342	$18,616
Digital	4,416	2,884	722
Unallocated corporate	2,001	2,004	731
Total capital expenditures	$29,374	$28,230	$20,069

	December 31,	December 31,
	2013	2012
	(in thousands)
Assets:
Broadcast	$1,100,343	$1,136,861
Digital	69,690	29,351
Unallocated corporate	46,917	75,202
Total assets	$1,216,950	$1,241,414